Exhibit 4.1


            REVOLVING CREDIT AND TERM LOAN AGREEMENT

                             among

                    ACX TECHNOLOGIES, INC.,
                            Borrower


                BANC OF AMERICA SECURITIES LLC,
              Sole Lead Arranger and Book Manager


                     BANK OF AMERICA, N.A.,
                     Administrative Agent,


       the Managing Agents and Co-Agents defined herein,


                              and


                   THE LENDERS NAMED HEREIN,
                            Lenders


                         $1,300,000,000
                    SENIOR CREDIT FACILITIES

                   Dated as of August 2, 1999



                       TABLE OF CONTENTS
                                                             Page

SECTION 1 DEFINITIONS AND TERMS                                 1
     1.1  Definitions                                           1
     1.2  Number and Gender of Words; Other References         22
     1.3  Accounting Principles                                22

SECTION 2 BORROWING PROVISIONS                                 23
     2.1  Revolver Facility                                    23
     2.2  Term Loan Facility                                   23
     2.3  180-Day Term Facility                                23
     2.4  One-Year Term Facility                               23
     2.5  LC Subfacility                                       23
     2.6  Swing Line Subfacility.                              26
     2.7  Terminations or Reductions of Commitments            28
     2.8  Borrowing Procedure                                  28

SECTION 3 TERMS OF PAYMENT                                     29
     3.1  Loan Accounts, Notes, and Payments                   29
     3.2  Interest and Principal Payments                      30
     3.3  Prepayments                                          31
     3.4  Interest Options                                     33
     3.5  Quotation of Rates                                   33
     3.6  Default Rate                                         33
     3.7  Interest Recapture                                   33
     3.8  Interest Calculations                                34
     3.9  Maximum Rate                                         34
     3.10 Interest Periods                                     34
     3.11 Conversions                                          35
     3.12 Order of Application                                 35
     3.13 Sharing of Payments, Etc.                            36
     3.14 Offset                                               36
     3.15 Booking Borrowings                                   36

SECTION 4 CHANGE IN CIRCUMSTANCES                              36
     4.1  Increased Cost and Reduced Return                    36
     4.2  Limitation on Types of Loans                         38
     4.3  Illegality                                           38
     4.4  Treatment of Affected Loans                          38
     4.5  Compensation                                         39
     4.6  Taxes                                                39

SECTION 5 FEES                                                 41
     5.1  Treatment of Fees                                    41
     5.2  Fees of Administrative Agent and Arranger            41
     5.3  Revolver Facility Commitment Fees                    41
     5.4  LC Fees                                              41

SECTION 6 SECURITY; GUARANTIES                                 42
     6.1  Collateral                                           42
     6.2  Additional Collateral                                42
     6.3  Guaranties                                           43
     6.4  Future Liens                                         43
     6.5  Release of Collateral                                43
     6.6  Negative Pledge                                      44

SECTION 7 CONDITIONS PRECEDENT                                 44
     7.1  Conditions Precedent to Closing                      44
     7.2  Conditions Precedent to a Permitted Acquisition      45
     7.3  Conditions Precedent to Each Borrowing               45
     7.4  Borrowing Notices and LC Requests                    45

SECTION 8 REPRESENTATIONS AND WARRANTIES                       46
     8.1  Purpose of Credit Facilities                         46
     8.2  Existence, Good Standing, and Authority              46
     8.3  Subsidiaries; Capital Stock                          46
     8.4  Authorization and Contravention                      46
     8.5  Binding Effect                                       47
     8.6  Financial Statements                                 47
     8.7  Litigation, Claims, Investigations                   47
     8.8  Taxes                                                47
     8.9  Environmental Matters                                48
     8.10 Employee Benefit Plans                               48
     8.11 Properties; Liens; Leases                            48
     8.12 Government Regulations                               48
     8.13 Transactions with Affiliates                         49
     8.14 Debt                                                 49
     8.15 Material Agreements                                  49
     8.16 Insurance                                            49
     8.17 Labor Matters                                        49
     8.18 Solvency                                             49
     8.19 Intellectual Property                                49
     8.20 Compliance with Laws                                 50
     8.21 The Ft. James Acquisition                            50
     8.22 Permitted Acquisitions                               50
     8.23 Regulation U                                         51
     8.24 Tradename                                            51
     8.25 Year 2000 Compliance                                 51
     8.26 No Default                                           51
     8.27 Full Disclosure                                      51

SECTION 9 COVENANTS                                            51
     9.1  Use of Proceeds                                      52
     9.2  Books and Records                                    52
     9.3  Items to be Furnished                                52
     9.4  Inspections                                          54
     9.5  Taxes                                                54
     9.6  Payment of Obligations                               54
     9.7  Maintenance of Existence, Assets, and Business       54
     9.8  Insurance                                            55
     9.9  Preservation and Protection of Rights                55
     9.10 Employee Benefit Plans                               55
     9.11 Environmental Laws                                   55
     9.12 Debt and Guaranties                                  56
     9.13 Liens                                                57
     9.14 Transactions with Affiliates                         58
     9.15 Compliance with Laws and Documents                   59
     9.16 Permitted Acquisitions, Subsidiary Guaranties,
          and Collateral Documents                             59
     9.17 Assignment                                           59
     9.18 Fiscal Year and Accounting Methods                   59
     9.19 Government Regulations                               59
     9.20 Loans, Advances, and Investments                     59
     9.21 Distributions                                        60
     9.22 Restrictions on Subsidiaries                         61
     9.23 Sale of Assets                                       61
     9.24 Sale-Leaseback Financings                            61
     9.25 Mergers and Dissolutions; Sale of Capital Stock      61
     9.26 New Business                                         62
     9.27 Affiliate Subordination Agreements                   62
     9.28 Amendments to Documents                              62
     9.29 Year 2000 Compliance                                 62
     9.30 Financial Covenants                                  62
     9.31 Financial Hedges                                     64

SECTION 10 DEFAULT                                             65
     10.1 Payment of Obligation                                65
     10.2 Covenants                                            65
     10.3 Debtor Relief                                        65
     10.4 Judgments and Attachments                            65
     10.5 Government Action                                    66
     10.6 Misrepresentation                                    66
     10.7 Change of Control                                    66
     10.8 Default Under Other Debt and Agreements              66
     10.9 Employee Benefit Plans                               66
     10.10 Validity and Enforceability of Loan Documents       66
     10.11 Environmental Liability                             67
     10.12 Pledged Stock; Collateral Documents                 67

SECTION 11 RIGHTS AND REMEDIES                                 67
     11.1 Remedies Upon Default                                67
     11.2 Company Waivers                                      67
     11.3 Performance by Administrative Agent                  68
     11.4 Delegation of Duties and Rights                      68
     11.5 Not in Control                                       68
     11.6 Course of Dealing                                    68
     11.7 Cumulative Rights                                    68
     11.8 Application of Proceeds                              69
     11.9 Certain Proceedings                                  69
     11.10 Expenditures by Lenders                             69
     11.11 Indemnification                                     69

SECTION 12 AGREEMENT AMONG LENDERS                             70
     12.1 Administrative Agent                                 70
     12.2 Expenses                                             71
     12.3 Proportionate Absorption of Losses                   72
     12.4 Delegation of Duties; Reliance                       72
     12.5 Limitation of Liability                              72
     12.6 Default; Collateral                                  73
     12.7 Limitation of Liability                              73
     12.8 Relationship of Lenders                              73
     12.9 Benefits of Agreement                                73
     12.10 Obligations Several                                 74
     12.11 Financial Hedges                                    74
     12.12 Agents                                              74

SECTION 13 MISCELLANEOUS                                       74
     13.1 Headings                                             74
     13.2 Nonbusiness Days                                     74
     13.3 Notices                                              74
     13.4 Form and Number of Documents                         75
     13.5 Exceptions to Covenants                              75
     13.6 Survival                                             75
     13.7 Governing Law                                        75
     13.8 Invalid Provisions                                   75
     13.9 Entirety                                             75
     13.10 Jurisdiction; Venue; Service of Process; Jury Trial 76
     13.11 Amendments, Consents, Conflicts, and Waivers        76
     13.12 Multiple Counterparts                               77
     13.13 Successors and Assigns; Assignments
           and Participations                                  77
     13.14 Discharge Only Upon Payment in Full; Reinstatement
           in Certain Circumstances                            80



                     SCHEDULES AND EXHIBITS

Schedule 2.1  - Lenders and Commitments
Schedule 7.1  - Conditions Precedent to Closing
Schedule 7.1A - Post-Closing Requirements
Schedule 7.2  - Conditions Precedent to Permitted Acquisition
Schedule 8.3  - Subsidiaries
Schedule 8.24 - Tradenames
Schedule 9.12 - Existing Debt
Schedule 9.13 - Existing Liens
Schedule 9.20 - Existing Investments

Exhibit A-1   - Form of Revolver Note
Exhibit A-2   - Form of Term Loan Note
Exhibit A-3   - Form of 180-Day Term Note
Exhibit A-4   - Form of One-Year Term Note
Exhibit A-5   - Form of Swing Line Note
Exhibit B-1   - Form of Borrowing Notice
Exhibit B-2   - Form of Conversion Notice
Exhibit B-3   - Form of LC Request
Exhibit C     - Form of Guaranty
Exhibit D     - Form of Pledge Agreement
Exhibit E-1   - Form of Compliance Certificate
Exhibit E-2   - Form of Permitted Acquisition Compliance
                Certificate
Exhibit E-3   - Form of Permitted Acquisition Loan
                Closing Certificate
Exhibit F     - Form of Assignment and Acceptance Agreement
Exhibit G-1   - Form of Opinion of Counsel of Borrower
Exhibit G-2   - Form of Opinion of Local Counsel
Exhibit G-3   - Form of Opinion of Foreign Counsel
Exhibit H     - Form of Affiliate Subordination Agreement



            REVOLVING CREDIT AND TERM LOAN AGREEMENT

     THIS REVOLVING CREDIT AND TERM LOAN AGREEMENT is entered into as of August 2, 1999, among ACX TECHNOLOGIES, INC. ("Borrower"), Lenders (hereinafter defined), and BANK OF AMERICA, N.A., as Administrative Agent (hereinafter defined), for itself and the other Lenders, and the Managing Agents (hereinafter defined) and Co-Agents (hereinafter defined).

                            RECITALS

     A. Borrower has entered into an Asset Purchase Agreement dated as of April 25, 1999, among Borrower, Graphic Packaging Corporation, and Fort James Corporation, pursuant to which Borrower or one or more of its wholly-owned subsidiaries will acquire a portion of the packaging division owned by Fort James Corporation and its subsidiaries (the "Ft. James Acquisition").

     B. Borrower has requested that Lenders extend credit to Borrower in the form of this Revolving Credit and Term Loan
Agreement (the "Agreement"), providing for a revolving loan facility in the aggregate principal amount of $450,000,000, a term loan facility in the aggregate principal amount of $325,000,000, a 180-day term loan facility in the aggregate principal amount of $125,000,000, and a one-year term loan facility in the aggregate principal amount of $400,000,000 to enable, among other things, the consummation of the Ft. James Acquisition and the refinancing of certain existing indebtedness of Borrower.

     C. Upon and subject to the terms and conditions of this Agreement, Lenders are willing to extend such credit to Borrower.

     Accordingly,  in  consideration  of  the  mutual   covenants
contained herein, the parties hereto agree, as follows:

SECTION 1 DEFINITIONS AND TERMS.

     1.1  Definitions.  As used herein:

     180-Day   Term  Commitment  means  an  amount  (subject   to
reduction   or   cancellation  as  herein  provided)   equal   to
$125,000,000.

     180-Day Term Facility means the credit facility as described in  and  subject  to  the limitations set forth  in  Section  2.3 hereof.

     180-Day Term Lenders means, on any date of determination, any Lender that has a Committed Sum under the 180-Day Term
Facility.

     180-Day Term Note means a promissory note substantially in the form of Exhibit A-3, and all renewals and extensions of all or any part thereof.

     180-Day   Term  Principal  Debt  means,  on  any   date   of
determination, the aggregate unpaid principal balance of all Borrowings under the 180-Day Term Facility.

     Acquisition means any transaction or series of related transactions for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by any Company of all or substantially all of the assets of a Person or of any business or division of a Person, (b) the acquisition by any Company of more than 50% of any class of Voting Stock (or similar ownership interests) of any Person (provided that, formation or organization of any entity shall not constitute an "Acquisition" to the extent that the amount of the loan, advance, investment, or capital contribution in such entity constitutes a permitted investment under Section 9.20); or (c) a merger, consolidation, amalgamation, or other combination by any Company with another Person if a Company is the surviving entity; provided that, in any merger involving Borrower, Borrower must be the surviving entity.

     Adjusted Eurodollar Rate means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%)
determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Rate Borrowing for such Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Rate Borrowing for such Interest Period.

     Administrative Agent means Bank of America, N.A., and its permitted successors or assigns as "Administrative Agent" for Lenders under this Agreement.

     Affiliate of any Person means any other individual or entity who directly or indirectly controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition only, "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract, or otherwise).

     Agents means, collectively, the Administrative Agent, the Managing Agents, and the Co-Agents.

     Agreement   means  this  Revolving  Credit  and  Term   Loan
Agreement (as the same may hereafter be amended, modified, supplemented, or restated from time to time).

     Applicable Lending Office means, for each Lender and for each Type of Borrowing, the "Lending Office" of such Lender (or an Affiliate of such Lender) designated on Schedule 2.1 attached hereto or such other office that such Lender (or an Affiliate of such Lender) may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof.

     Applicable Margin means either:

     (a) On any date of determination occurring on or prior to the later of (i) February 1, 2000, or (ii) the date upon which that portion of the Obligation outstanding under both the 180-Day Term Facility and the One-Year Term Facility has been fully repaid, the percentage per annum set forth in the table below for the appropriate Type of Borrowing or commitment fees (as the case may be):


                          Applicable Margin
-----------------------------------------------------------------
                          Eurodollar Rate        Commitment
 Base Rate Borrowings       Borrowings              Fees
 --------------------     ---------------        ----------
        1.00%                 2.500%                .500%

or

     (b) solely with respect to Borrowings and commitment fees under the Revolver Facility and the Term Loan Facility, on any date of determination occurring after the later of (i) February 1, 2000, or (ii) the date upon which that portion of the Obligation outstanding under both the 180-Day Term Facility and the One-Year Term Facility has been fully repaid, the percentage per annum set forth in the table below for the Type of Borrowing or commitment fees (as the case may be) that corresponds to the Leverage Ratio at such date of determination, as calculated based on the quarterly Compliance Certificate of Borrower most recently delivered pursuant to Section 9.3 hereof:


    Leverage Ratio                 Applicable Margin
----------------------   --------------------------------------
                                       Eurodollar
                          Base Rate       Rate       Commitment
                         Borrowings    Borrowings       Fees
                         ----------    ----------    ----------
Less than 2.00:1.0           0%           .750%         .200%

Greater than or equal        0%          1.000%         .250%
     to 2.00:1.0,
but less than 3.00:1.0

Greater than or equal        0%          1.375%         .300%
     to 3.00:1.0,
but less than 3.5:1.0

Greater than or equal       .250%        1.750%         .375%
      to 3.5:1.0,
but less than 4.00:1.0

Greater than or equal       .750%        2.250%         .500%
      to 4.0:1.0


The provisions in Item (b) preceding are further subject to, the following:

          (i) With respect to any adjustments in the Applicable Margin as a result of changes in the Leverage Ratio, such adjustment shall be effective commencing on the second Business Day after the delivery of Financial Statements (and the related Compliance Certificate) pursuant to Sections 9.3(a) and 9.3(b) or the most recent Permitted Acquisition Compliance Certificate for a Permitted Acquisition, as the case may be; and

          (ii) If Borrower fails to timely furnish to Lenders the Financial Statements and related Compliance Certificates as required to be delivered pursuant to Sections 9.3(a) and 9.3(b), and such failure shall not be remedied within five days after written notice thereof from Administrative Agent or any Lender, then (unless the Default Rate has been effected by Required Lenders pursuant to Section 3.6) the Applicable Margin shall be the maximum Applicable Margin specified in the Table above.

     Approved Fund means, with respect to any Lender that is a fund or commingled investment vehicle that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     Arranger means Banc of America Securities LLC, and its successors and assigns, in its capacity as sole lead arranger and book manager under the Loan Documents.

     Assumed Taxes means, (a) with respect to any Equity Issuance, an amount equal to such incremental annual increase in franchise or other similar Taxes as Borrower estimates in good faith shall be payable as a result of such Equity Issuance, and
(b) with respect to any sale of a Designated Asset or any Significant Sale, or the Golden Aluminum Company Sale, an amount equal to such percentage (as Borrower estimates in good faith to be its effective rate) of the taxable gain for federal and state income tax purposes with respect to such sale.

     ASTM   Standards  means  the  standards  for   environmental
assessment set forth in "Standard Practice for Environmental Site
Assessments: Phase I Environmental Site Process (E 1527)."

     Authorizations means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority.

     Bank of America means Bank of America, N.A., in its individual capacity as a Lender, and its successors and assigns.

     Base Rate means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (.5%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate.

     Base Rate Borrowing means a Borrowing bearing interest at the sum of the Base Rate plus the Applicable Margin for Base Rate
Borrowings for the relevant Facility.

     Borrower   means   ACX  Technologies,   Inc.,   a   Colorado
corporation, together with any successor or assign of Borrower permitted by the Loan Documents.

     Borrowing means any amount disbursed (a) by one or more Lenders to Borrower under the Loan Documents (under the Revolver Facility, the LC Subfacility, the Swing Line Subfacility, the Term Loan Facility, the 180-Day Term Facility, or the One-Year
Term Facility), whether such amount constitutes an original disbursement of funds, the continuation of an amount outstanding, or payment of a draft under an LC, or (b) by any Lender in accordance with, and to satisfy the obligations of any Company under, any Loan Document.

     Borrowing Date is defined in Section 2.8(a).

     Borrowing Notice means a request for Borrowing made pursuant to Section 2.8(a), substantially in the form of Exhibit B-1.

     Britton Debt means Debt evidenced by or arising in connection with (a) the Note Agreement dated March 11, 1996 by and among ACX Group Limited (formerly Britton Group plc) and National Westminster Bank Plc constituting up to pounds 5,000,000 Variable Rate Unsecured Loan Notes due 2006, and (b) the pounds 213,300 1.75% unsecured loan notes 1993 issued by ACX Group Limited (formerly Britton Group plc).

     Business Day means (a) for all purposes, any day other than Saturday, Sunday, and any other day on which commercial banking institutions are required or authorized by Law to be closed in Dallas, Texas, or Denver, Colorado, (b) in addition to the foregoing, in respect of any Eurodollar Rate Borrowing, a day on which dealings in Dollars are conducted in the London interbank market and commercial banks are open for international business in London, England, and (c) in addition to the foregoing, for purposes of any fundings in, or conversions to or from, Foreign Currency, a day when commercial banks are open for international business in the principal financial center in the country which issues such Foreign Currency, as determined by Administrative Agent.

     Capital Expenditures means an expenditure for the acquisition, construction, improvement, or replacement of land, buildings, equipment, or other fixed or capital assets or leaseholds (excluding expenditures properly chargeable to repairs or maintenance) including any obligations to pay rent or other amounts under a Capital Lease; provided, however, that Capital Expenditures shall not include Permitted Acquisitions.

     Capital Lease means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.

     Cash Equivalents means:

          (a) Readily marketable, direct, full faith and credit obligations of the United States of America, or obligations guaranteed by the full faith and credit of the United States of America, maturing within not more than one year from the date of acquisition;

          (b)   Short  term  certificates  of  deposit  and  time
     deposits, which mature within one year from the date of issuance issued by a United States federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $500,000,000.00 and which bank or its holding company has a short-term commercial paper rating of at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody's;

          (c) Commercial paper maturing in 365 days or less from the date of issuance and rated either "P-1" by Moody's or "A-1" by S&P;

          (d)  Debt instruments of a domestic issuer which mature
     in  one  year or less and which are rated "A" or  better  by
     Moody's   or  S&P  on  the  date  of  acquisition  of   such
     investment; and

          (e) Demand deposit accounts which are maintained in the ordinary course of business.

     Ceramics Spinoff means the planned pro rata Distribution to Borrower's shareholders of all outstanding shares of Coors
Porcelain Company.

     Closing Date means the date upon which this Agreement has been executed by Borrower, Lenders, and Administrative Agent and all conditions precedent specified in Section 7.1 have been satisfied or waived.

     Co-Agents means, collectively, ABN AMRO Bank, N.V., BankBoston, N.A., The Bank of Nova Scotia, Bayerische Hypo- und Vereinsbank AG, New York Branch, The First National Bank of Chicago, First Union National Bank, Fleet National Bank, Paribas, Union Bank of California, N.A., and U.S. Bank National Association.

     Code means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

     Collateral  means  all of the items and  types  of  property
described   in  now  existing  or  hereafter  created  Collateral
Documents and all cash and non-cash proceeds thereof.

     Collateral Documents means all security agreements, Pledge Agreements, financing statements, assignments of partnership interests, and Guaranties at any time delivered to Administrative Agent to create or evidence Liens securing the Obligation, together with all reaffirmations, amendments, and modifications thereof or supplements thereto.

     Commitment Percentage means, at any date of determination, for any Lender with respect to a particular Facility, the proportion (stated as a percentage) that its Committed Sum for such Facility bears to the aggregate Committed Sums of all Lenders for such Facility.

     Committed Sum means, for any Lender with respect to a particular Facility, at any date of determination, the amount stated beside each Lender's name under the heading for that Facility on the most-recently amended Schedule 2.1 to this Agreement (which amount is subject to increase, reduction, or cancellation in accordance with this Agreement).

     Companies means, at any date of determination thereof, Borrower and each of its Subsidiaries; and Company means, on any date of determination, Borrower or any of its Subsidiaries.

     Compliance Certificate means a certificate signed by a Responsible Officer, substantially in the form of Exhibit E-1.

     Consequential  Loss  means  any  amount  due   pursuant   to
Section 4.5.

     Consolidated Net Income means, for any period of determination, the net income of the Companies, determined on a consolidated basis, after Taxes, but excluding, (i) extraordinary items and (ii) any equity interests of the Companies in the unremitted earnings of any Person that is not a Subsidiary.

     Consolidated Net Worth means, on any date of determination, the total shareholder's equity of the Companies as the same would appear on a consolidated balance sheet of the Companies prepared in accordance with GAAP as of such date of determination, but excluding any stock, common or preferred, not both issued and outstanding.

     Consolidated Total Capitalization means, at any date of determination, the sum of (i) the Consolidated Net Worth plus
(ii) the Total Debt.

     Conversion Notice means a request pursuant to Section 3.11, substantially in the form of Exhibit B-2.

     Current Financials means, at the time of any determination thereof, the more recently delivered to Lenders of either (a) (i) the audited Financial Statements for the fiscal year ended December 31, 1998, calculated on a consolidated basis for the Companies; (ii) the audited Financial Statements for the fiscal year 1998, calculated with respect to the assets and related operations acquired by the Companies in the Ft. James Acquisition; and (iii) a pro forma combined balance sheet of the Companies, adjusted to give effect to the Ft. James Acquisition and the incurrence of Debt contemplated by this Agreement, which balance sheet has been reviewed by independent public accountants of recognized national standing and shall be prepared assuming that the Ft. James Acquisition and the incurrence of Debt under this Agreement occurred at the end of the first fiscal quarter 1999; or (b) the Financial Statements required to be delivered under Sections 9.3(a) or 9.3(b), as the case may be, prepared on a consolidated basis for the Companies.

     Debt means (without duplication), for any Person, the sum of the following: (a) all liabilities, obligations, and indebtedness of such Person which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities in respect of (i) money borrowed, including, without limitation, the Principal Debt and obligations evidenced by bonds, notes, debentures, or other similar instruments, (ii) obligations of such Person under Capital Leases,(iii) obligations of such Person under non-compete agreements entered into in connection with Permitted Acquisitions, and (iv) obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations, and obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (b) all obligations of the type referred to in clauses (a)(i) through (a)(iv) preceding of other Persons for the payment of which such Person is responsible or liable as obligor, guarantor, or otherwise (each such guaranty to constitute Debt in an amount equal to the amount of such other Person's Debt so guaranteed); (c) all obligations of the type referred to in clauses (a)(i) through clause (a)(iv) and clause (b) preceding of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; (d) the face amount of all letters of credit and banker's acceptances issued for the account of such Person, and without duplication, all drafts drawn and unpaid thereunder; (e) net payments under Financial Hedges; and (f) all Redeemable Preferred Stock of any Company.

     Debt Issuance means Debt of any Company issued or incurred after the Closing Date, other than Permitted Debt contemplated by Sections 9.12(a) through (j).

     Debtor Relief Laws means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.

     Default is defined in Section 10.

     Default Rate means, (i) with respect to any Borrowing, on any date a per annum rate of interest equal from day to day to the lesser of (a) the non-Default interest rate applicable to such Borrowing, plus 2% and (b) the Maximum Rate, and (ii) with respect to any other Obligation under the Loan Documents, the lesser of (a) the Base Rate plus the then-effective Applicable Margin for Base Rate Borrowings plus 2% and (b) the Maximum Rate.

     Designated Assets means the assets related to the Flexible Packaging Division and the Solar Division, and those assets of the Companies designated to Administrative Agent in writing on the Closing Date and thereafter from time to time, which Designated Assets must be reasonably acceptable to Administrative Agent.

     Distribution for any Person means, with respect to any shares of any capital stock or other equity securities issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such securities, (b) the declaration or payment of any dividend on or with respect to any such securities, and (c) any other payment by such Person with respect to such securities.

     Dollar Equivalent, at any time, means (a) any amount denominated in Dollars and (b) for any amount denominated in a Foreign Currency, an amount of Dollars into which Administrative Agent determines that it could convert the relevant amount of that Foreign Currency by using the applicable-quoted-spot rate reported on the appropriate page of the Reuters Screen at 11:00 a.m. (London time) three Business Days before the day on which the calculation is made.

     Dollars  and the symbol $ means lawful money of  the  United
States of America.

     Domestic Subsidiary means a Subsidiary of Borrower that is organized or incorporated under the Laws of a jurisdiction of the United States.

     EBITDA means, for the Companies on a consolidated basis, as calculated at any date of determination for a specified Rolling Period, the sum (without duplication, without giving effect to any extraordinary losses or gains during such Rolling Period and adjusted as required to take into account any minority ownership interest) of (a) net income or deficit during such Rolling Period, plus (b) to the extent already deducted in computing such net income (i) income Tax expense during such Rolling Period,
(ii)    Interest    Expense   during   such    Rolling    Period,
(iii) depreciation, amortization, and other non-cash-expense items during such Rolling Period, and (iv) any losses on the sale or disposition of assets (other than in the ordinary course of business) during such Rolling Period, less (c) all other non-cash components of income, less (d) any gains on the sale or disposition of assets (other than in the ordinary course of business) during such Rolling Period.

     Eligible Assignee means (a) a Lender; (b) an Affiliate of a Lender (so long as such assignment is not made in conjunction with the sale of such Affiliate); (c) an Approved Fund of any Lender; and (d) any other Person approved by Administrative Agent (which approval will not be unreasonably withheld or delayed by Administrative Agent) and, unless a Default or Potential Default has occurred and is continuing at the time any assignment is effected in accordance with Section 13.13, Borrower, such approval not to be unreasonably withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection is received by the assigning Lender and the Administrative Agent from Borrower within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to Borrower; provided, however, that neither Borrower nor any Affiliate of Borrower shall qualify as an Eligible Assignee.

     Employee Plan means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and established or maintained by Borrower or any ERISA Affiliate, but not including any Multiemployer Plan.

     Environmental Investigation means any written environmental site assessment, investigation, audit, compliance audit, or compliance review conducted at any time or from time to time (whether at the request of Administrative Agent or any Lender, upon the order or request of a Governmental Authority, or at the voluntary instigation of any Company) concerning the property, business operations, or activities of any Company, including, without limitation, (a) air, soil, groundwater, or surface-water sampling and monitoring; and (b) preparation and implementation of any closure or remedial plans.

     Environmental Law means any applicable Law that  relates  to
(a) the protection of air, groundwater, surface water, soil, or other environmental media, (b) the protection of the environment, including natural resources, (c) the regulation of any pollutants, contaminants, wastes, and Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9601 et seq.) ("CERCLA"), the Clean Air Act (42 U.S.C. 7401 et seq.), the Federal Water Pollution Control Act, as amended by the Clean Water Act (33 U.S.C. 1251 et seq.), the Federal Insecticide,
Fungicide, and Rodenticide Act (7 U.S.C. 136 et seq.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. 11001 et seq.), the Hazardous Materials
Transportation Act (49 U.S.C. 1801 et seq.), the National Environmental Policy Act of 1969 (42 U.S.C. 4321 et seq.), the Oil Pollution Act (33 U.S.C. 2701 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the Rivers and Harbors Act (33 U.S.C. 401 et seq.), the Safe
Drinking Water Act (42 U.S.C. 201 and 300f et seq.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. 6901 et seq.), the Toxic
Substances Control Act (15 U.S.C. 2601 et seq.), and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous future enacted or adopted Law, or (d) the Release or threatened Release of Hazardous Substances.

     Environmental Liability means any obligation, liability (including, without limitation, any strict liability), loss, fine, penalty, charge, Lien, damage, cost, or expense of any kind to the extent that it results (a) from any violation of or any obligation or liability under any Environmental Law, (b) from the presence, Release, or threatened Release of any Hazardous Substance, or (c) from actual or threatened damages to natural resources.

     Environmental  Permit means any permit,  license,  or  other
Authorization from any Governmental Authority that is required under any Environmental Law for the lawful conduct of any business, process, or other activity.

     Equity Issuance means the issuance on and after the Closing Date by any Company of any shares of any class of stock, warrants, or other equity interests, other than present and future shares of stock, options, or warrants issued to employees, directors, or consultants of the Companies, or stock issued upon their exercise.

     ERISA  means the Employee Retirement Income Security Act  of
1974, as amended, and the regulations and rulings thereunder.

     ERISA Affiliate means any company or trade or business (whether or not incorporated) which, for purposes of Title IV of ERISA, is a member of Borrower's controlled group or which is under common control with Borrower within the meaning of
Section 414(b), (c), (m), or (o) of the Code.

     ERISA Event means any of the following: (a) the occurrence of a Reportable Event; (b) the application for a minimum funding waiver with respect to an Employee Plan, or becoming obligated to file with the PBGC a notice of failure to make a required payment with respect to any Employee Plan; (c) the provision by the administrator of any Employee Plan of a notice of intent to terminate such Employee Plan; (d) the withdrawal by any Company or ERISA Affiliate, in whole or in part, from a Multiemployer Plan; (e) the occurrence of any condition (under ERISA, the Code, or otherwise) for the imposition of a Lien in favor of the PBGC on the assets of any Company; (f) the adoption of an amendment to an Employee Plan requiring the provision of security to such Employee Plan; (g) institution by the PBGC of proceedings to terminate or impose liability in respect of (other than premiums under Section 4007 of ERISA), any Employee Plan, or the occurrence of any event or condition that constitutes grounds for termination of, or the appointment of a trustee to administer, any Employee Plan; (h) institution by the sponsor of a Multiemployer Plan of proceedings to terminate or reorganize such Multiemployer Plan, or to impose withdrawal liability on any Company or ERISA Affiliate with respect to such Multiemployer Plan; (i) the cessation of operations at a facility of any Company or any ERISA Affiliate in the circumstances described in
Section 4062(e) of ERISA; or (j) any Company or ERISA Affiliate has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code).

     Eurodollar Rate means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

     Eurodollar Rate Borrowing means a Borrowing bearing interest at the sum of the Adjusted Eurodollar Rate plus the Applicable
Margin for Eurodollar Rate Borrowings for the relevant Facility.

     Exhibit means an exhibit to this Agreement unless otherwise specified.

     Facilities means, collectively, the Revolver Facility, the Term Loan Facility, the 180-Day Term Facility, and the One-Year Term Facility; Facility means, any of the Revolver Facility, the Term Loan Facility, the 180-Day Term Facility, or the One-Year Term Facility.

     Federal Funds Rate means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined (which determination shall be conclusive and binding, absent manifest error) by Administrative Agent to be equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent (which determination shall be conclusive and binding, absent manifest error).

     Financial Hedge means a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, or any other similar transaction (including any option with respect to any of the foregoing transactions), so long as any such Financial Hedge obtained by any Company satisfies the following requirements: (a) any Lender or financial institution issuing such Financial Hedge shall calculate its credit exposure in a reasonable and customary manner; (b) all documentation for such Financial Hedge shall conform to ISDA standards and must be acceptable to Administrative Agent with respect to any intercreditor issues (unless issued by any Lender or Affiliate of a Lender); (c) if issued by any Lender or any Affiliate of a Lender to Borrower, the credit exposure under such Financial Hedge shall be secured after the Lien Triggering Date by Liens in and to the Collateral as evidenced by the Collateral Documents on a pari passu basis with the Liens of Administrative Agent (held for the benefit of Lenders), and such Lender or Affiliate issuing a Financial Hedge shall, by acceptance of the benefits of such Liens in the Collateral agree to the provisions of Section 12.11; and (d) such Financial Hedge shall be incurred in the ordinary course of business and consistent with prior business practices of the Companies and not for speculative purposes.

     Financial Statements means balance sheets, statements of operations, and statements of cash flows prepared in accordance with GAAP, which statements of operations and statements of cash flows shall be in comparative form to the corresponding period of the preceding fiscal year, and which balance sheets shall be in comparative form to the corresponding period of the preceding fiscal year. In addition, any annual Financial Statements must include statements of shareholders' equity prepared in accordance with GAAP, which statements of shareholders' equity shall be in comparative form to the prior fiscal year-end figures.

     Flexible Packaging Division means some or all of the business assets of Graphic Packaging Corporation, an indirect
Wholly-owned Subsidiary of Borrower, dedicated to developing, manufacturing, and selling flexible packaging products.

     Foreign Currency means any freely-convertible lawful currency, other than Dollars, acceptable to Administrative Agent, so long as (a) such currency is dealt with in the London interbank deposit market, (b) such currency is freely transferable and convertible into Dollars in the London foreign exchange market, and (c) no central bank or other governmental authorization in the country of issue of such currency is required to permit use of such currency by Administrative Agent for issuing LCs or honoring drafts presented under LCs in such currency; provided, that if, after the issuance of an LC in a Foreign Currency, the Foreign Currency denominated in such LC ceases to be lawful currency freely-convertible into Dollars and is replaced by a European single or common currency (the "Euro"), then thereafter the Foreign Currency for purposes of such LC shall be the Euro.

     Foreign Subsidiary means a Subsidiary of Borrower that is organized or incorporated under the Laws of any jurisdiction other than a jurisdiction of the United States.

     Ft. James Acquisition means the Acquisition consummated on the Closing Date by Borrower or one or more of its Wholly-owned Subsidiaries of a portion of the packaging division of Fort James Corporation and its Subsidiaries pursuant to the Ft. James Acquisition Agreement.

     Ft. James Acquisition Agreement means the Asset Purchase Agreement dated as of April 25, 1999, among Borrower, Graphics Packaging Corporation, and Fort James Corporation, together with all amendments or modifications thereto made in conformity with
Section 9.28(b).

     Ft. James Acquisition Documents means the Ft. James Acquisition Agreement and all documents or instruments executed pursuant thereto, together with all amendments, modifications, supplements, or restatements thereof made in conformity with
Section 9.28(b).

     GAAP  means generally accepted accounting principles of  the
Accounting   Principles  Board  of  the  American  Institute   of
Certified   Public  Accountants  and  the  Financial   Accounting
Standards Board which are applicable from time to time.

     Golden Aluminum Company Acquisition means the Acquisition of Golden Aluminum Company from Crown Cork & Seal Company, Inc. pursuant to the terms of the Stock Purchase Agreement among Golden Aluminum Company, Crown Cork & Seal Company, Inc., and Borrower dated as of March 1, 1997.

     Golden Aluminum Company Sale means the disposition for fair value in one or more transactions, of Golden Aluminum Company or its assets.

     Governmental   Authority  means  any   (a)   local,   state,
municipal,   federal,   or   foreign  judicial,   executive,   or
legislative instrumentality, (b) private arbitration board or panel, or (c) central bank.

     Guarantor means any Person, including, but not limited to, any Domestic Subsidiary of Borrower, who undertakes to be liable for all or any part of the Obligation by execution of a Guaranty or otherwise.

     Guaranty means (a) a Guaranty in substantially the form and upon the terms of Exhibit C, executed and delivered by any Person pursuant to the requirements of the Loan Documents; and (b) any amendments, modifications, supplements, restatements, ratifications, or reaffirmations of any Guaranty made in accordance with the Loan Documents.

     Hazardous Substance means (a) any substance that is designated, defined, or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance, or that is otherwise regulated, under any Environmental Law, including without limitation, any hazardous substance within the meaning of Section 101(14) of CERCLA,
(b) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons, (c) asbestos and asbestos-containing materials in any form, (d) polychlorinated biphenyls, or (e) urea formaldehyde foam.

     Interest Expense means, for any period of calculation thereof, for any Person, the aggregate amount of all interest (including commitment fees) on all Debt of such Person, whether paid in cash or accrued as a liability and payable in cash during such period (including, without limitation, imputed interest on Capital Lease obligations; the amortization of any original issue discount on any Debt; the interest portion of any deferred payment obligation; all commissions, discounts, and other fees and charges owed with respect to letters of credit or bankers' acceptance financing; and the interest component of any Debt that is guaranteed or secured by such Person).

     Interest   Period   is   determined   in   accordance   with
Section 3.10.

     Laws   means   all  applicable  statutes,  laws,   treaties,
ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, and decrees of any Governmental Authority.

     LC means any standby letter of credit issued hereunder by Administrative Agent pursuant to an LC Agreement.

     LC Agreement means a letter of credit application and agreement (in form and substance satisfactory to Administrative Agent) submitted by Borrower to Administrative Agent for the issuance of an LC for the account of Borrower; provided that this Agreement shall control any conflict between this Agreement and any such LC Agreement.

     LC Exposure means, at any time and without duplication, the sum of the Dollar-Equivalent of (a) the aggregate undrawn portion of all uncancelled and unexpired LCs plus (b) the aggregate unpaid reimbursement obligations of Borrower in respect of drawings under any LC.

     LC Request means a request pursuant to Section 2.5(a), substantially in the form of Exhibit B-3.

     LC Subfacility means a subfacility of the Revolver Facility for the issuance of LCs as described in and subject to the limitations of Section 2.5, under which the LC Exposure may never
(a)  collectively exceed the Dollar-Equivalent of $25,000,000 and
(b) together with the Revolver Principal Debt may never exceed the Revolver Commitment.

     Lenders means, on any date of determination, the financial institutions named on Schedule 2.1 (as the same may be amended from time to time by Administrative Agent to reflect the assignments made in accordance with Section 13.13(b)), and subject to the terms and conditions of this Agreement, and their respective permitted successors and assigns (but not any Participant who is not otherwise a party to this Agreement); provided that, solely for purposes of any Collateral Document and
Section 12 and Sections 3.13 and 3.14, and "Lenders" shall also include any Lender or Affiliate of a Lender who is party to a Financial Hedge with Borrower and their respective successors and assigns (for purposes hereof, each Lender shall be deemed to have entered into this Agreement for and on behalf of any Affiliate now or hereafter party to a Financial Hedge with Borrower).

     Leverage Ratio means, on any date of determination, the ratio of (i) the Total Debt on such date to (ii) EBITDA calculated for the Rolling Period then most-recently ended. For purposes of calculating the Leverage Ratio, EBITDA for any
Company, as the case may be, shall be calculated after giving effect to Acquisitions and divestitures of Persons (to the extent permitted by the Loan Documents) during such period as if such transactions had occurred on the first day of such period, regardless of whether the effect is positive or negative. In addition, for purposes of calculating the Leverage Ratio, EBITDA shall be increased by $6,000,000 for the Rolling Period ending
September  30,  1999,  $4,500,000 for the Rolling  Period  ending
December  31,  1999,  $3,000,000 for the  Rolling  Period  ending
March 31, 2000, and $1,500,000 for the Rolling Period ending June 30, 2000; provided, however, that except to the extent permitted for Rolling Periods ending on or prior to June 30, 2000 (as set forth in the preceding sentence), calculations of EBITDA for Leverage Ratio purposes shall exclude any increase in EBITDA which would be the result of any expense Borrower projects to be eliminated by any proposed Acquisition (but not any expense which is actually eliminated).

     Lien means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other Right of or agreed arrangement with any creditor (other than under or relating to subordination or other intercreditor arrangements) to have its claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

     Lien Triggering Date means the earlier of (a) February 1, 2000, if either (i) the Obligation arising under both the 180-Day Term Facility and the One-Year Term Facility has not been repaid in full or (ii) the Leverage Ratio is greater than 4.0 to 1.0, or
(b) the date upon which the PBGC institutes proceedings (or provides notice of its intention to commence proceedings) to terminate or impose liability in respect of (other than premiums under Section 4007 of ERISA) any Employee Plan, or to appoint a trustee to administer any Employee Plan or commences to take any action that could result in the imposition of a Lien. For purposes of clause (a) hereof, determination of the Leverage Ratio will be based upon a certificate from Borrower (in form and detail satisfactory to Administrative Agent) calculating the Leverage Ratio for the Rolling Period ending December 31, 1999; provided that, any Acquisitions and divestitures occurring during the period after December 31, 1999, and on or prior to February 1, 2000, shall be reflected in the Leverage Ratio calculation as if such transaction had occurred on the first day of such Rolling Period (regardless of whether the effect is positive or negative).

     Litigation  means  any action by or before any  Governmental
Authority.

     Loan Documents means (a) this Agreement, the Notes, the Collateral Documents, LCs, and LC Agreements, (b) all agreements, documents, or instruments in favor of Agents or Lenders ever delivered pursuant to this Agreement or otherwise delivered in connection with all or any part of the Obligation on and after the Closing Date, and (c) any and all future renewals, extensions, restatements, reaffirmations, or amendments of, or supplements to, all or any part of the foregoing.

     Loan Parties means, on any date of determination, Borrower and all Guarantors.

     Managing  Agents means, collectively, Morgan Guaranty  Trust
Company of New York and Wachovia Bank, N.A.

     Material Adverse Event means any one or more circumstances or events which, individually or collectively, could reasonably be expected to result in any (a) material impairment of the ability of the Companies (taken as a whole) to perform any payment or other material obligations under the Loan Documents or the ability of Administrative Agent or any Lender to enforce any such obligations or any of their respective material Rights under the Loan Documents, (b) material and adverse effect on the business, properties, condition (financial or otherwise), or results of operations of the Companies (taken as a whole), or
(c) Default or Potential Default.

     Material Agreement means any material written or oral agreement, contract, commitment, or understanding to which any Company is a party, by which such Company is directly or indirectly bound, or to which any assets of such Company may be subject (excluding purchase orders for material and inventory in the ordinary course of business), which involves revenue payable to any Company in excess of $100,000,000 in the aggregate during any 12-month period, or financial obligations of any Company in excess of $10,000,000 in the aggregate during any 12-month period, and which is not cancellable by such Company upon 30 days or less notice without liability for further payment (other than nominal penalties).

     Material Foreign Subsidiary means, on any date of determination, based on the most-recently delivered consolidated Financial Statements of the Companies for the four-fiscal quarter period then-ended, any Foreign Subsidiary which satisfies one or more of the following financial criteria for the applicable period of determination: (a) revenues of such Foreign Subsidiary exceed $10,000,000, (b) EBITDA of such Foreign Subsidiary exceeds $1,000,000, (c) total assets of such Foreign Subsidiary exceed $10,000,000, or (d) net worth of such Foreign Subsidiary exceeds $5,000,000.

     Material Subsidiary means, for purposes of Section 10.3, any Subsidiary of Borrower (or any group of Subsidiaries of Borrower) that individually or collectively satisfies one or more of the following financial criteria for the applicable period of determination: (a) revenues of such Subsidiary of Borrower (or any group of Subsidiaries of Borrower) exceed $20,000,000,
(b) EBITDA of such Subsidiary of Borrower (or any group of Subsidiaries of Borrower) exceeds $3,000,000, (c) total assets of such Subsidiary of Borrower (or any group of Subsidiaries of Borrower) exceed $20,000,000, or (d) net worth of such Subsidiary of Borrower (or any group of Subsidiaries of Borrower) exceeds $10,000,000.

     Maximum Amount and Maximum Rate respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

     Moody's  means  Moody's  Investors  Service,  Inc.  or   any
successor thereto.

     Multiemployer Plan means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which any Company or any ERISA Affiliate is making, has made, is accruing, or has accrued, an obligation to make contributions or has, within any of the preceding five plan years, made or accrued an obligation to make contributions.

     Net  Cash  Proceeds  means (a) with respect  to  the  Golden
Aluminum  Company  Sale,  or  any  sale  or  disposition  of  any
Designated Asset or any Significant Sale, cash (freely convertible into Dollars) (including, solely with respect to the Golden Aluminum Company Sale, the sale of the Solar Division, and any Significant Sale, any cash received by way of deferred payment pursuant to a promissory note or otherwise, but only as and when received) received, on or after the date of consummation of such sale, by any Company from such sale, after (i) deduction of Assumed Taxes, (ii) payment of all usual and customary brokerage commissions and all other reasonable fees and expenses related to such sale (including, without limitation, reasonable attorneys' fees and closing costs incurred in connection with such sale), (iii) deduction of appropriate amounts to be provided by Borrower or any Company as a reserve, in accordance with GAAP, against any liabilities retained by any Company after such sale, which liabilities are associated with the asset or assets being sold, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such sale, and (iv) deduction for the amount of any Debt (other than the Obligation) secured by the respective asset or assets being sold, which Debt is required to be repaid as a result of such sale; (b) with respect to any Debt Issuance, cash (freely convertible in to Dollars) received, on or after the date of such Debt Issuance, by any Company from such Debt Issuance, after (i) payment of all reasonable attorneys' fees and usual and customary underwriting commissions, closing costs, and other reasonable expenses associated with such Debt Issuance,
(ii) deduction of all deposits, escrow amounts, or other reserves required to be maintained by any Company in connection with such Debt, and (iii) deductions for the amount of any other Debt (other than the Obligation) which is required to be repaid concurrently with or otherwise as a result of the incurrence of such Debt; (c) with respect to any Equity Issuance, cash (freely convertible into Dollars) (including any cash received by way of deferred payment pursuant to a promissory note, or otherwise, but only as and when received) received, on or after the date of such Equity Issuance, by the Borrower from such Equity Issuance, net of usual and customary transaction costs and expenses associated with such Equity Issuance and Assumed Taxes; and (d) with respect to the Ceramics Spinoff, cash (freely convertible into Dollars) received by Borrower from Coors Porcelain Company substantially concurrently with the consummation of the Ceramics Spinoff, whether as repayment of inter-Company Debt, as a Distribution, or as consideration for an inter-Company transfer of assets.

     Notes means, at the time of any determination thereof, all outstanding and unpaid Revolver Notes, Term Notes, 180-Day Term
Notes, One-Year Term Notes, and the Swing Line Note.

     Obligation means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Administrative Agent, any other Agent, any Lender, or any Affiliate of any Lender by any Company arising from, by virtue of, or pursuant to any Loan Document, together with all interest accruing thereon, fees, costs, and expenses (including, without limitation, all attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Documents; provided that, all references to the "Obligation" in the Collateral Documents and in Sections 3.12, 3.13 and 3.14, shall, in addition to the foregoing, also include all present and future indebtedness, liabilities, and obligations (and all renewals and extensions thereof or any part thereof) now or hereafter owed to any Lender or any Affiliate of a Lender arising from, by virtue of, or pursuant to any Financial Hedge entered into by any Company.

     One-Year  Term  Commitment  means  an  amount  (subject   to
reduction   or   cancellation  as  herein  provided)   equal   to
$400,000,000.

     One-Year   Term  Facility  means  the  credit  facility   as
described  in  and  subject  to  the  limitations  set  forth  in
Section 2.4 hereof.

     One-Year Term Lenders means, on any date of determination, any Lender that has a Committed Sum under the One-Year Term
Facility.

     One-Year Term Note means a promissory note substantially in the form of Exhibit A-4, and all renewals and extensions of all or any part thereof.

     One-Year  Term  Principal  Debt  means,  on  any   date   of
determination, the aggregate unpaid principal balance of all Borrowings under the One-Year Term Facility.

     OSHA  means the Occupational Safety and Health Act of  1970,
29 U.S.C.  671 et seq.

     Participant is defined in Section 13.13(e).

     PBGC means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.

     PBGC Letter means the letter dated July 29, 1999, from the PBGC to Borrower, which has been acknowledged by Borrower and delivered to Administrative Agent, and which establishes the understanding between Borrower and the PBGC relative to the imposition and scope of the PBGC Liens.

     PBGC Lien means Liens in and to those assets of the Companies that can be secured solely by filing a financing statement under the UCC created in favor of the PBGC on and after the Lien Triggering Date in accordance with the terms of Paragraph 1 of the PBGC Letter.

     Permitted Acquisition means:

          (a)  The Ft. James Acquisition;

          (b) Acquisitions by any Company of businesses which are engaged in the same or related line of business as Borrower and its Subsidiaries, with respect to which each of the following requirements shall have been satisfied:

               (i)   the Purchase Price for such Acquisition must
          be less than or equal to $50,000,000, and when aggregated with the Purchase Price of each other Permitted Acquisition consummated in such calendar year, may not exceed $100,000,000 in the aggregate;

               (ii) as of the closing of any Acquisition, the Acquisition has been approved and recommended by the board of directors of the Person to be acquired or from which such business is to be acquired;

               (iii)      not less than 10 Business Days  if  the
          closing of such Acquisition is to occur prior to the Lien Triggering Date or 20 Business Days if the closing of such Acquisition is to occur on or after the Lien Triggering Date prior to the closing of any Acquisition, Borrower shall have delivered to Administrative Agent a Permitted Acquisition Compliance Certificate, (A) certifying compliance with the terms and conditions of the Loan Documents, after giving effect to the Acquisition, and (B) for any Acquisition with a Purchase Price of $20,000,000 or more, including
          (1) pro forma income and balance sheet projections for the Companies (after giving effect to the Acquisition), and (2) five year cash flow projections for the Acquisition demonstrating compliance with the Companies' applicable financial covenants and debt amortization schedules;

               (iv) prior to consummation of any Acquisition, Borrower shall have satisfied the conditions precedent set forth in Section 7.2;

               (v) as of the closing of any Acquisition, after giving effect to such Acquisition, the acquiring party must be Solvent and the Companies, on a consolidated basis, must be Solvent;

               (vi)  as  of  the  closing of any Acquisition,  no
          Default or Potential Default shall exist or occur as  a
          result   of,   and   after  giving  effect   to,   such
          Acquisition; and

               (vii)      as  of  the closing of any Acquisition,
          (A) if such Acquisition is structured as a merger, Borrower, (or if such merger is with any Subsidiary of Borrower, then a Domestic Subsidiary that is or becomes a Loan Party) must be the surviving entity after giving effect to such merger; and (B) if such Acquisition is structured as a stock/equity acquisition, the acquiring Company shall own not less than a 51% interest in the entity being acquired and such acquired entity shall be a Domestic Subsidiary that becomes a Loan Party;

          (c)    Acquisitions  among  Companies  to  the   extent
     permitted by and in accordance with Section 9.25;

          (d)  The Golden Aluminum Company Acquisition; or

          (e) Any other Acquisition for which the prior written consent of Required Lenders has been obtained.

     Permitted   Acquisition  Compliance  Certificate   means   a
certificate   signed  by  a  Responsible  Officer  of   Borrower,
substantially in the form of Exhibit E-2.

     Permitted  Acquisition  Loan  Closing  Certificate  means  a
certificate   signed  by  a  Responsible  Officer  of   Borrower,
substantially in the form of Exhibit E-3.

     Permitted Debt means Debt permitted under Section 9.12 as described in such Section.

     Permitted Liens means Liens permitted under Section 9.13 as described in such Section.

     Person   means   any  individual,  entity,  or  Governmental
Authority.

     Pledge Agreement means (a) a Pledge Agreement in substantially the form and upon the terms of Exhibit D, executed and delivered by any Person pursuant to the requirements of the Loan Documents; and (b) any amendments, modifications, supplements, restatements, ratifications, or reaffirmations of any Pledge Agreement made in accordance with the Loan Documents.

     Potential Default means the occurrence of any event or existence of any circumstance which, with the giving of notice or lapse of time or both, would become a Default.

     Prime Rate means the per annum rate of interest established from time to time by Bank of America, N.A., as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America, N.A. to its customers.

     Principal Debt means, at the time of any determination thereof, the sum of the Revolver Principal Debt, the Term Loan
Principal Debt, the 180-Day Term Principal Debt, and the One-Year
Term Principal Debt.

     Pro Rata or Pro Rata Part, for each Lender, means on any date of determination (a) for purposes of sharing any amount or fee payable to any Lender in respect of a Facility or Subfacility, the proportion which the portion of the Principal Debt for the applicable Facility or Subfacility owed to such Lender (whether held directly or through a participation in respect of the LC Subfacility or Swing Line Subfacility and determined after giving effect thereto) bears to the Principal Debt under the applicable Facility or Subfacility owed to all Lenders at the time in question, and (b) for all other purposes, the proportion which the portion of the Principal Debt owed to such Lender bears to the Principal Debt owed to all Lenders at the time in question, or if no Principal Debt is outstanding, then the proportion that the aggregate of such Lender's Committed Sums then in effect under the Facilities bears to the Total Commitment then in effect.

     Purchase Price means, with respect to any Acquisition, all direct, indirect, and deferred cash payments made to or for the benefit of the Person being acquired (or whose assets are being acquired), its shareholders, officers, directors, employees, or Affiliates in connection with such Acquisition, including, without limitation, the amount of any Debt being assumed in connection with such Acquisition (and subject to the limitations on Permitted Debt hereunder), seller financing, and payments under non-competition or consulting agreements entered into in connection with such Acquisition and similar agreements (but expressly excluding any non-cash consideration and the value of any stock, options, or warrants or other Rights to acquire stock issued as part of the consideration in such transaction); provided that, for the purposes hereof, non-competition agreements and consulting agreements shall be valued at their present value discounted over the term of such agreement at the Base Rate in effect at the time of the Acquisition.

     Qualifying Date means the Business Day upon which Administrative Agent has received (in form and substance reasonably acceptable to Administrative Agent) each of the following: (i) Compliance Certificates (and related Financial
Statements for the consolidated Companies) for two consecutive fiscal quarters, demonstrating that the Leverage Ratio for the related two consecutive fiscal quarters is 3.5 to 1 or less and
(ii) evidence that the rating (or implied rating) established by either S&P or Moody's applicable to Borrower's senior, unsecured, non-credit-enhanced, long term indebtedness for borrowed money is either BBB- or higher by S&P or Baa3 or higher by Moody's.

     Redeemable Preferred Stock of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date for the Revolver Facility (i) mandatorily redeemable (by sinking fund or similar payments or otherwise),
(ii)  redeemable  at  the  option  of  the  holder  thereof,   or
(iii) convertible into Debt.

     Refinanced Debt means Debt evidenced by or arising in connection with the following (as renewed, extended, or amended to date): (a) $250,000,000 Credit Agreement dated as of November 20, 1998, among Borrower, Wachovia Bank, N.A. (as Agent), and Bank of America National Trust and Savings Association and ABN AMRO Bank, N.V. (as Co-Agents) and certain lenders party thereto;
(b) the 7.84% Senior Notes due November 1, 1999, and the 8.13% Senior Notes due November 1, 2001, issued by Borrower pursuant to a Note Agreement dated as of November 1, 1994; and (c) the 7.19% Series A Senior Notes due January 3, 2006, and the 7.01% Series B Senior Notes due January 3, 2003, issued by Britton Group PLC pursuant to a Note Purchase Agreement dated December 14, 1995, as assumed by Borrower pursuant to an Assumption and Amendment Agreement dated as of December 31, 1998.

     Register is defined in Section 13.13(c).

     Regulation D means Regulation D of the Board of Governors of the Federal Reserve System, as amended.

     Regulation U means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

     Release  means  any  spilling,  leaking,  pumping,  pouring, emitting,  emptying, discharging, injecting, escaping,  leaching,
dumping,  disposal,  deposit,  dispersal,  migrating,  or   other
movement into the air, ground, or surface water, or soil.

     Reportable  Event  shall  have  the  meaning  specified   in
Section 4043 of ERISA or the regulations issued thereunder in connection with an Employee Plan, excluding events for which the notice requirement is waived under applicable PBGC regulations other than those events described in sections 4043.21, 4043.24, and 4043.28 of such regulations, including each such provision as it may subsequently be renumbered.

     Representatives means representatives, officers, directors, employees, attorneys, and agents.

     Required Lenders means (a) on any date of determination prior to the Termination Date for the Revolver Facility, those Lenders holding 51% or more of the sum of (i) the Revolver Commitment plus (ii) the Term Loan Principal Debt plus the
180-Day Term Principal Debt plus the One-Year Term Principal Debt; and (b) on any date of determination on or after the Termination Date for the Revolver Facility, those Lenders holding 51% or more of the Principal Debt.

     Reserve Requirement means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Eurodollar Rate Borrowings, "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required by any Governmental Authority to be maintained by such member banks with respect to
(a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Rate Borrowings. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

     Responsible Officer means the chairman, president, chief executive officer, chief financial officer, controller, senior vice president, or treasurer of Borrower, or, for all purposes under the Loan Documents, any other officer designated from time to time by the Board of Directors of Borrower, which designated officer is acceptable to Administrative Agent.

     Revolver Commitment means an amount (subject to reduction or cancellation as herein provided) equal to $450,000,000.

     Revolver  Commitment  Usage  means,  at  the  time  of   any
determination thereof, (without duplication) the sum of (i) the aggregate Revolver Principal Debt (including the Swing Line
Principal Debt) plus (ii) LC Exposure.

     Revolver Facility means the credit facility as described in and subject to the limitations set forth in Section 2.1 hereof, including the LC Subfacility and the Swing Line Subfacility.

     Revolver Lenders means, on any date of determination, any Lender that has a Committed Sum under the Revolver Facility.

     Revolver Note means a promissory note substantially in the form of Exhibit A-1, and all renewals and extensions of all or any part thereof.

     Revolver Principal Debt means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under the Revolver Facility, together with the aggregate unpaid reimbursement obligations of Borrower in respect of drawings under any LC.

     Rights means rights, remedies, powers, privileges, and benefits.

     Rolling Period means, on any date of determination, the most
recent  four  fiscal  quarters  ended  on  March  31,  June   30,
September 30, or December 31 (as the case may be).

     S&P  means  Standard & Poor's Rating Group,  a  division  of
McGraw Hill, Inc., a New York corporation, or any successor thereto.

     Schedule means, unless specified otherwise, a schedule attached to this Agreement, as the same may be supplemented and modified from time to time in accordance with the terms of the Loan Documents.

     Significant Sale means any sale, lease, transfer, or other disposition of any property or assets (tangible or intangible) by any Company to any other Person (other than any sale, lease, transfer, or other disposition (i) of any Designated Asset,
(ii) in connection with the Ceramics Spinoff, (iii) in connection with the Golden Aluminum Company Sale, or (iv) contemplated by Sections 9.23(a) through (e)) with respect to which the Net Cash Proceeds received by the Companies for such asset disposition (or when aggregated with the Net Cash Proceeds from all such other asset dispositions occurring in the same calendar year) equals or exceeds $10,000,000.

     Solar  Division means the Borrower's indirect 54% investment
in   Golden  Genesis  Company,  a  distributor,  integrator,  and marketer of solar electric systems.

     Solvent means, as to a Person, that (a) the aggregate fair market value of such Person's assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) such Person has sufficient cash flow to enable it to pay its Debts as they mature, and (c) such Person does not have unreasonably small capital to conduct such Person's businesses.

     Subfacilities means, collectively, the LC Subfacility and the Swing Line Subfacility; Subfacility means, any of the LC
Subfacility or the Swing Line Subfacility.

     Subordinated Debt means any Debt of the Companies which has been subordinated to the Obligation on terms (including, without limitation, subordination terms) acceptable to Administrative
Agent and its counsel.

     Subsidiary of any Person means (a) any entity of which an aggregate of more than 50% (in number of votes) of the stock is owned of record or beneficially, directly or indirectly, by such Person, or (b) any partnership (limited or general) of which such Person shall at any time be the general partner or own fifty percent (50%) or more of the issued and outstanding partnership interests.

     Swing  Line  Borrowing means any Borrowing under  the  Swing
Line Subfacility.

     Swing   Line   Commitment  means  an  amount   (subject   to
availability, reduction, or cancellation as herein provided) equal to $20,000,000.

     Swing Line Lender means Bank of America, N.A. and its successors and assigns.

     Swing Line Note means a promissory note in substantially the form of Exhibit A-5, and all renewals and extensions of all or any part thereof.

     Swing   Line   Principal  Debt  means,  on   any   date   of
determination, that portion of the Revolver Principal Debt outstanding under the Swing Line Subfacility.

     Swing Line Subfacility means the subfacility under the Revolver Facility described in, and subject to the limitations of, Section 2.6.

     Taxes means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon such Person, its income, or any of its properties, franchises, or assets.

     Termination  Date  means (a) for purposes  of  the  Revolver
Facility, the earlier of (x) August 2, 2004, and (y) the effective date of any other termination, cancellation, or acceleration of all commitments to lend under the Revolver Facility; (b) for purposes of the Term Loan Facility, the earlier of (x) August 2, 2004, and (y) the effective date of any other termination, cancellation, or acceleration of the Term Loan Facility; (c) for purposes of the 180-Day Term Facility, the earlier of (x) February 1, 2000, and (y) the effective date of any other termination, cancellation, or acceleration of the 180-Day Term Facility; and (d) for purposes of the One-Year Term Facility, the earlier of (x) August 1, 2000, and (y) the effective date of any other termination, cancellation, or acceleration of the One-Year Term Facility.

     Term Loan Facility means the credit facility as described in and subject to the limitations set forth in Section 2.2 hereof.

     Term Loan Commitment means an amount (subject to reduction or cancellation as herein provided) equal to $325,000,000.

     Term Loan Lenders means, on any date of determination, any Lender that has a Committed Sum under the Term Loan Facility.

     Term Loan Note means a promissory note substantially in the form of Exhibit A-2, and all renewals and extensions of all or any part thereof.

     Term   Loan   Principal  Debt  means,   on   any   date   of
determination, the aggregate unpaid principal balance of all Borrowings under the Term Loan Facility.

     Total Assets means, on any date of determination, the total assets of the Companies, as reflected on the most recently-delivered consolidated Financial Statements of the Companies.

     Total Commitment means, on any date of determination, the sum of all Committed Sums then in effect for all Lenders in respect of the Revolver Facility, the Term Loan Facility, the 180-Day Term Facility, and the One-Year Term Facility (as any of the same may have been reduced or canceled as provided in the Loan Documents).

     Total Debt means, on any date of determination, the Debt of the Companies determined on a consolidated basis, excluding the following: (a) obligations of any Company under non-compete agreements, (b) the undrawn amounts under any issued and outstanding letters of credit or banker's acceptances issued for the account of any Company, (c) net payments under Financial Hedges, (d) any Debt described in clauses (c) and (f) of the definition of "Debt" set forth in this Section 1.1, and
(e)   guaranties  by  any  Company  of  any  Debt  described   in
clauses (a) - (d) hereof.

     Type means any type of Borrowing determined with respect to the interest option applicable thereto.

     UCC means the Uniform Commercial Code enacted in the State of New York or other applicable jurisdiction, as amended at the time in question.

     Voting Stock means securities (as such term is defined in Section 2(1) of the Securities Act of 1933, as amended) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     Wholly-owned when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by Borrower or one or more of its Wholly-owned Subsidiaries.

     Year  2000  Compliant has the meaning  given  such  term  in
Section 8.25.

     Year   2000  Plan  has  the  meaning  given  such  term   in
Section 8.25.

     1.2 Number and Gender of Words; Other References. Unless otherwise specified in the Loan Documents, (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) heading and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions, (f) references to "including" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Documents, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

     1.3 Accounting Principles. All accounting and financial terms used in the Loan Documents and the compliance with each financial covenant therein shall be determined in accordance with GAAP, and, all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period. If Borrower or any Lender determines that a change in GAAP from that in effect on the date hereof has altered the treatment of certain financial data to its detriment under this Agreement, such party may, by written notice to the others and Administrative Agent not later than sixty (60) days after the end of the calendar quarter during which such change in GAAP becomes effective, request renegotiation of the financial covenants affected by such change. If the Borrower and Required Lenders have not agreed on revised covenants within thirty (30) days after delivery of such notice, then, for purposes of this Agreement, GAAP will mean generally accepted accounting principles on the date just prior to the date on which the change that gave rise to the renegotiation occurred.

SECTION 2 BORROWING PROVISIONS.

     2.1 Revolver Facility. Each Revolver Lender severally, but not jointly, agrees to lend to Borrower such Revolver Lender's Commitment Percentage of one or more Borrowings under the Revolver Facility not to exceed such Revolver Lender's Committed Sum under the Revolver Facility, which Borrowings may be repaid and reborrowed from time to time in accordance with the terms and provisions of the Loan Documents; provided that, (a) each such Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date for the Revolver Facility; (b) each such Borrowing shall be in an amount not less than $5,000,000 or a greater integral multiple of $1,000,000 if a Eurodollar Rate Borrowing, or $1,000,000 or a greater integral multiple of $100,000 if a Base Rate Borrowing or Swing Line Borrowing, and (c) on any date of determination, the Revolver Commitment Usage shall never exceed the Revolver Commitment.

     2.2 Term Loan Facility. Each Term Loan Lender severally, but not jointly, agrees to lend to Borrower in a single Borrowing on the Closing Date such Term Loan Lender's Commitment Percentage of the Term Loan Commitment. If all or any portion of the Term Loan Principal Debt is paid or prepaid, then the amount so repaid may not be reborrowed.

     2.3 180-Day Term Facility. Each 180-Day Term Lender severally, but not jointly, agrees to lend to Borrower such 180-Day Term Lender's Commitment Percentage of the 180-Day Term Commitment in a single Borrowing on the Closing Date. If all or any portion of the 180-Day Term Principal Debt is paid or prepaid, then the amount so repaid may not be reborrowed.

     2.4 One-Year Term Facility. Each One-Year Term Lender severally, but not jointly, agrees to lend to Borrower such One-Year Term Lender's Commitment Percentage of the One-Year Term Commitment in a single Borrowing on the Closing Date. If all or any portion of the One-Year Term Principal Debt is paid or prepaid, then the amount so repaid may not be reborrowed.

     2.5  LC Subfacility.

          (a) Conditions. Subject to the terms and conditions of this Agreement and applicable Law, Administrative Agent agrees to issue LCs (denominated in Dollars or, upon Borrower's request and subject to this Section 2.5, in a Foreign Currency) upon Borrower's application therefor by delivering to Administrative Agent a properly completed LC Request and an LC Agreement, both of which must be received by Administrative Agent no later than 10:00 a.m. Dallas, Texas time three Business Days before the Business Day on which the requested LC is to be issued, so long as (i) on any date of determination and after giving effect to any LC to be issued on such date, the Revolver Commitment Usage (calculated at the then Dollar-Equivalent of that amount) shall never exceed the Revolver Commitment then in effect,
     (ii) on any date of determination and after giving effect to any LC to be issued on such date, the LC Exposure (calculated at the then Dollar-Equivalent of that amount) shall never exceed $25,000,000 (as such commitment under the LC Subfacility may be reduced or canceled as herein provided), (iii) at the time of issuance of such LC, no Default or Potential Default shall exist, and (iv) each LC must expire no later than the earlier of the 30th day prior to the Termination Date for the Revolver Facility or one year from its issuance; provided that, any LC may provide for automatic renewal for successive twelve month periods (but no renewal period may extend beyond the 30th day prior to the Termination Date for the Revolver Facility) unless Administrative Agent has given prior notice to the applicable beneficiary of its election not to extend such LC.

          (b) Participations. Immediately upon the issuance by Administrative Agent of any LC, Administrative Agent shall be deemed to have sold and transferred to each other Revolver Lender, and each other such Revolver Lender shall be deemed irrevocably and unconditionally to have purchased and received from Administrative Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Revolver Lender's Commitment Percentage (based upon the Revolver Facility) in such LC (calculated from time to time at the Dollar-Equivalent amount of such
     LC), the LC Application related thereto, and all Rights of Administrative Agent in respect thereof (other than Rights to receive certain fees provided for in Section 5.4(b)).

          (c) Reimbursement Obligation. To induce Administrative Agent to issue and maintain LCs and to induce Revolver Lenders to participate in issued LCs, Borrower agrees to pay or reimburse Administrative Agent (i) no later than one Business day after the date on which any draft is presented under any LC, the Dollar-Equivalent amount (calculated at the then Dollar-Equivalent of such amount) of any draft paid or to be paid by Administrative Agent and
     (ii) promptly, upon demand, the amount of any fees (in addition to the fees described in Section 5) which Administrative Agent customarily charges for amending LC Agreements, for honoring drafts under letters of credit, and taking similar action in connection with letters of credit. If Borrower has not reimbursed Administrative Agent for any draft paid or to be paid within one Business Day after such draft is presented under any LC, Administrative Agent is hereby irrevocably authorized to fund such reimbursement obligations (calculated at the then Dollar-Equivalent of such amount) as a Base Rate Borrowing under the Revolver Facility to the extent of availability and if the conditions precedent in this Agreement for such a Borrowing (other than any notice requirements or minimum funding amounts) have, to Administrative Agent's knowledge, been satisfied. The proceeds of such Borrowing shall be advanced directly to Administrative Agent in payment of Borrower's unpaid reimbursement obligations. If for any reason, funds cannot be advanced under the Revolver Facility, then Borrower's reimbursement obligation shall constitute a demand obligation. Borrower's obligations under this
     Section 2.5(c) are absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower may have at any time against Administrative Agent or any other Person. From the date that Administrative Agent pays a draft under an LC until the related reimbursement obligation of Borrower is paid or funded by proceeds of a Borrowing, unpaid reimbursement obligations (calculated at the then Dollar-Equivalent of such amount) shall accrue interest at the Default Rate, which accrued interest shall be payable on demand.

          (d)   General.   Administrative  Agent  shall  promptly
     notify Borrower of the date and amount of any draft (calculated at the then Dollar-Equivalent of such amount) presented for honor under any LC (but failure to give any such notice shall not affect Borrower's obligations under this Agreement). Administrative Agent shall pay the requested amount (calculated at the then Dollar-Equivalent of such amount) upon presentment of a draft for honor unless such presentment on its face does not comply with the terms of the applicable LC. When making payment, Administrative Agent may disregard (i) any default or potential default that exists under any other agreement and (ii) the obligations under any other agreement that have or have not been performed by the beneficiary or any other Person (and Administrative Agent shall not be liable for any obligation of any Person thereunder). Borrower's reimbursement obligations to Administrative Agent and Revolver Lenders, and each Revolver Lender's obligations to Administrative Agent, under this Section 2.5 are absolute and unconditional irrespective of, and Administrative Agent is not responsible for, (i) the validity, enforceability, sufficiency, accuracy, or genuineness of documents or endorsements which appear appropriate on their face (even if they are in any respect invalid, unenforceable, insufficient, inaccurate, fraudulent, or forged), (ii) any dispute by any Company with or any Company's claims, setoffs, defenses, counterclaims, or other Rights against Administrative Lender, any Revolver Lender, or any other Person, or (iii) the occurrence of any Potential Default or Default. However, nothing in this
     Section 2.5 constitutes a waiver of the Rights of Borrower or any Revolver Lender to assert any claim or defense based upon the gross negligence or willful misconduct of Administrative Agent. To the extent any Revolver Lender has funded its ratable share of any draft under an LC, then Administrative Agent shall promptly distribute reimbursement payments received from Borrower to such Revolver Lender according to its ratable share. In the event any payment by Borrower received by Administrative Agent with respect to an LC and distributed to Revolver Lenders on account of their participations therein is thereafter set aside, avoided, or recovered from Administrative Agent in connection with any receivership, liquidation, or bankruptcy proceeding, each Revolver Lender which received such distribution shall, upon demand by Administrative Agent, contribute such Revolver Lender's ratable portion of the amount (calculated at the then Dollar-Equivalent of such amount) set aside, avoided, or recovered, together with interest at the rate required to be paid by Administrative Agent upon the amount required to be repaid by it.

          (e) Obligation of Lenders. If Borrower fails to reimburse Administrative Agent as provided in Section 2.5(c) within 24 hours of the demand therefor by Administrative
     Agent and funds cannot be advanced under the Revolver Facility to satisfy the reimbursement obligations, then Administrative Agent shall promptly notify each Revolver Lender of Borrower's failure, of the date and amount of the draft (calculated at the then Dollar-Equivalent of such amount) paid, and of such Revolver Lender's Commitment Percentage (based upon the Revolver Facility) thereof. Each Revolver Lender shall promptly and unconditionally fund its participation interest in such unreimbursed draft by making available to Administrative Agent in Dollars in immediately available funds such Revolver Lender's Commitment Percentage (based upon the Revolver Facility) of the unreimbursed draft (calculated at the then Dollar-Equivalent of such amount). Funds are due and payable to Administrative Agent on or before the close of business on the Business Day when Administrative Agent gives notice to each Revolver Lender of Borrower's reimbursement failure (if given prior to
     1:00 p.m., Dallas, Texas time) or on the next succeeding Business Day (if notice was given after 1:00 p.m., Dallas, Texas time). All amounts payable by any Revolver Lender shall accrue interest at the Federal Funds Rate from the day the applicable draft is paid by Administrative Agent to (but not including) the date the amount is paid by the Revolver Lender to Administrative Agent.

          (f) Duties of Administrative Agent as Issuing Lender. Administrative Agent agrees with each Revolver Lender that it will exercise and give the same care and attention to each LC as it gives to its other letters of credit . Administrative Agent's sole liability to each Revolver Lender with respect to such LCs (other than liability arising from the gross negligence or willful misconduct of Administrative Agent) shall be to distribute promptly to each Revolver Lender who has acquired a participating interest therein such Revolver Lender's ratable portion of any payments made to Administrative Agent by Borrower pursuant to Section 2.5(d). Each Revolver Lender and
     Borrower agree that, in paying any draw under any LC, Administrative Agent shall not have any responsibility to obtain any document (other than any documents required by the respective LC) or to ascertain or inquire as to any document's validity, enforceability, sufficiency, accuracy, or genuineness or the authority of any Person delivering any such document. Administrative Agent, Revolver Lenders, and their respective Representatives shall not be liable to any other Lender or any Company for any LCs use or for any beneficiary's acts or omissions. Any action, inaction, error, delay, or omission taken or suffered by Administrative Agent or any of its Representatives under or in connection with any LC, applicable drafts or documents, or the transmission, dispatch, or delivery of any related message or advice, if in good faith and in conformity with such Laws as Administrative Agent or any of its Representatives may deem applicable and in accordance with the standards of care specified in the Uniform Customs and Practice for Documentary Credits issued by the International Chamber of Commerce, as in effect on the date of issue of such LC, shall be binding upon the Companies and Lenders and shall not place Administrative Agent or any of its Representatives under any resulting liability to any Company or any Lender.

          (g) Cash Collateral. On the Termination Date for the Revolver Facility, or on any date that the LC Exposure exceeds the then-effective commitment under the LC Subfacility, or upon any demand by Administrative Agent upon the occurrence and during the continuance of a Default,
     Borrower shall provide to Administrative Agent, for the benefit of Revolver Lenders, (i) cash collateral in Dollars in an amount equal to 105% of the LC Exposure existing on such date (calculated at the then Dollar-Equivalent of such amount), such cash and all interest thereon shall constitute cash collateral for all LCs, and (ii) such additional cash collateral as Administrative Agent may from time to time require, so that the cash collateral amount shall at all times equal or exceed 105% the LC Exposure (calculated at the then Dollar-Equivalent of such amount). Any cash collateral deposited under this clause (g), and all interest earned thereon, shall be held by Administrative Agent and invested and reinvested at the expense and the written direction of Borrower, in U.S. Treasury Bills with maturities of no more than ninety (90) days from the date of investment.

          (h) Indemnification. Borrower shall protect, indemnify, pay (calculated at the then Dollar-Equivalent of such amount), and save Administrative Agent and each Lender harmless from and against any and all claims, demands, liabilities, damages, or losses of, or owed to third parties (including any of the foregoing arising from the negligence of Administrative Agent, Lenders, or their respective representatives), and any and all related costs, charges, and expenses (including reasonable attorneys' fees), which Administrative Agent, or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any LC, (B) any dispute about an LC, or (C) the failure of Administrative Agent to honor a draft under such LC as a result of any act or omission (whether right or wrong) of any present or future Governmental Authority. However, no Person is entitled to indemnity hereunder for its own gross negligence or willful misconduct. The foregoing indemnity provisions shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

          (i) LC Agreements. Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not incorporated into this Agreement in any manner. The fees and other amounts payable with respect to each LC are as provided in this Agreement, drafts under any LC shall be deemed part of the Obligation, and in the event of any conflict between the terms of this Agreement and any LC Agreement, the terms of this Agreement shall be controlling.

     2.6  Swing Line Subfacility.

          (a) For the convenience of the parties and as an integral part of the transactions contemplated by the Loan Documents, Swing Line Lender, solely for its own account, agrees to make any requested Borrowing of $1,000,000 or a greater integral multiple of $100,000, subject to those terms and conditions applicable to Borrowings set forth in
     Section 7.3(b), (c), (d), (e), and (f), directly to Borrower as a Swing Line Borrowing without requiring any other Lender to fund its Pro Rata Part thereof unless and until
     Section 2.6(b) is applicable; provided that: (i) each Swing Line Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date for the Revolver Facility; (ii) the aggregate Swing Line Principal Debt outstanding on any date of determination shall not exceed the Swing Line Commitment; (iii) on any date of determination, the Revolver Commitment Usage shall never exceed the Revolver Commitment; (iv) the Swing Line Principal Debt outstanding on any date of determination shall not exceed the Revolver Commitment then in effect;
     (v) at the time of such Swing Line Borrowing, no Default or Potential Default shall have occurred and be continuing;
     (vi) each Swing Line Borrowing shall bear interest at a rate per annum equal to a rate mutually agreed to by Borrower and Swing Line Lender; provided that at any time after Revolver Lenders are deemed to have purchased, pursuant to
     Section 2.6(b), a participation in any Swing Line Borrowing, such Borrowing shall bear interest at the Default Rate; and
     (vii) no additional Swing Line Borrowing shall be made at any time after any Revolver Lender has refused, notwithstanding the requirements of Section 2.6(b), to purchase a participation in any Swing Line Borrowing as provided in such Section, and until such purchase shall occur or until the Swing Line Borrowing has been repaid. Each Borrowing under the Swing Line Subfacility shall be available and may be prepaid on same day telephonic notice from Borrower to Swing Line Lender, so long as such notice is received by Swing Line Lender prior to 1:00 p.m., Dallas, Texas time. Accrued interest on Swing Line Borrowings shall be due and payable on each March 31, June 30, September 30, and December 31, and on the Termination Date for the Revolver Facility.

          (b) Borrowings under the Swing Line Subfacility shall be due one Business Day after demand. If Borrower fails to repay any Swing Line Borrowing as provided herein, and funds cannot be or are not advanced under the Revolver Facility to satisfy the obligations under the Swing Line Subfacility, Administrative Agent shall timely notify each Revolver Lender of such failure and of the date and amount not paid. No later than the close of business on the date such notice is given (if such notice was given prior to 12:00 noon, Dallas, Texas time on any Business Day, or, if made at any other time, on the next Business Day following the date of such notice), each Revolver Lender shall be deemed to have irrevocably and unconditionally purchased and received from Swing Line Lender an undivided interest and participation in such Swing Line Borrowing to the extent of such Revolver Lender's Pro Rata Part (with respect to the Revolver Facility) thereof, and each Revolver Lender shall make available to Swing Line Lender in immediately available funds such Revolver Lender's Pro Rata Part (with respect to the Revolver Facility) of the unpaid amount of such Swing Line Borrowing. All such amounts payable by any Revolver Lender shall include interest thereon from the date on which such payment is payable by such Revolver Lender to, but not including, the date such amount is paid by such Revolver Lender to Administrative Agent, at the Federal Funds Rate. If such Revolver Lender does not promptly pay such amount upon Administrative Agent's demand therefor, and until such time as such Revolver Lender makes the required payment, Swing Line Lender shall be deemed to continue to have outstanding a Swing Line Borrowing in the amount of such unpaid obligation. Each payment by Borrower of all or any part of any Swing Line Borrowing shall be paid to Administrative Agent for the ratable benefit of Swing Line Lender and those Revolver Lenders who have funded their participations in such Swing Line Principal Debt under this
     Section 2.6(b); provided that, with respect to any such participation, all interest accruing on the Swing Line Principal Debt to which such participation relates prior to the date of funding such participation shall be payable solely to Swing Line Lender for its own account. In the event that any payment received by the Swing Line Lender is required to be returned, each Revolver Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

          (c) Notwithstanding anything to the contrary in this Agreement, each Revolver Lender's obligation to fund the Borrowings and to purchase and fund participating interests pursuant to Section 2.6(b) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense, or other right which such Revolver Lender or Borrower may have against the Swing Line Lender, Borrower, or any other Person for any reason whatsoever;
     (ii) the occurrence or continuance of a Potential Default or a Default or the failure to satisfy any of the conditions specified in Section 7; (iii) any adverse change in the condition (financial or otherwise) of any Company; (iv) any breach of this Agreement by Borrower, any Guarantor, or any Lender; or (v) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing.

     2.7  Terminations or Reductions of Commitments.

          (a) Voluntary Commitment Reductions. Without premium or penalty, and upon giving not less than three Business Days prior written and irrevocable notice to Administrative Agent, Borrower may terminate in whole or in part the unused portion of the Revolver Commitment, the Swing Line Commitment, or the commitment under the LC Subfacility; provided that: (i) each partial termination of the Revolver Commitment shall be in an amount of not less than $10,000,000 or a greater integral multiple of $5,000,000; each partial termination of the Swing Line Subfacility or the LC Subfacility shall be in an amount of not less than $1,000,000 or a greater integral multiple of $250,000; and
     (ii) on any date of determination, the amount of the Revolver Commitment may not be reduced below the Revolver Commitment Usage; the Swing Line Commitment may not be reduced below the Swing Line Principal Debt; and the commitment under the LC Subfacility shall not be reduced below the LC Exposure. At the time of any Revolver Commitment termination, Borrower shall pay to Administrative Agent, for the account of each Revolver Lender, as applicable, any amounts that may then be due under
     Section 3.3(c), all accrued and unpaid fees then due and payable under this Agreement, the interest attributable to the amount of that reduction, and any related Consequential Loss. Any part of the Revolver Commitment that is terminated may not be reinstated.

          (b) Mandatory Commitment Reduction. As of the date of any principal payment or prepayment of any Term Loan Principal Debt, 180-Day Term Principal Debt, or One-Year Term Principal Debt, the Term Loan Commitment, the 180-Day Term Commitment, or the One-Year Term Commitment (as the case may be) shall be reduced by the amount of the respective principal payment or prepayment, and each Term Loan Lender's Committed Sum under the Term Loan Facility, each 180-Day Term Lender's Committed Sum under the 180-Day Term Facility, or each One-Year Term Lender's Committed Sum under the One-Year Term Facility (as the case may be) shall be ratably reduced by the amount of each such principal payment or prepayment.

          (c) Additional Reductions. The Swing Line Commitment and the commitment under the LC Subfacility shall each be reduced from time to time on the date of any mandatory or voluntary reduction of the Revolver Commitment by the amount, if any, by which each such Subfacility exceeds the Revolver Commitment after giving effect to such reduction of the Revolver Commitment.

          (d) Ratable Allocation of Revolver Commitment Reductions. Each reduction of the Revolver Commitment under this Section 2.7 shall be allocated among the Revolver Lenders in accordance with their respective Commitment Percentages under the Revolver Facility.

     2.8 Borrowing Procedure. The following procedures apply to all Borrowings (other than Swing Line Borrowings and Borrowings pursuant to Section 2.5(c)):

          (a) Borrowing Request. Borrower may request a Borrowing by making or delivering a Borrowing Notice (that may be telephonic if confirmed in writing within two Business Days) to Administrative Agent requesting that Lenders fund a Borrowing on a certain date (the "Borrowing Date"), which Borrowing Notice (i) shall be irrevocable and binding on Borrower, (ii) shall specify the Facility or Facilities under which such Borrowing is being made,
     (iii) shall specify the Borrowing Date, amount, Type, and (for a Borrowing comprised of Eurodollar Rate Borrowings) Interest Period, and (iv) must be received by Administrative Agent no later than 11:00 a.m. Dallas, Texas time on either the third Business Day preceding the Borrowing Date for any Eurodollar Rate Borrowing or the same Business Day for any Base Rate Borrowing. Administrative Agent shall timely notify each Lender with respect to each Borrowing Notice.

          (b) Funding. Each Lender shall remit its Commitment Percentage for the relevant Facility of each requested Borrowing to Administrative Agent's principal office in Dallas, Texas, in funds which are or will be available for immediate use by Administrative Agent by 1:00 p.m. Dallas, Texas time on the applicable Borrowing Date. Subject to receipt of such funds, Administrative Agent shall (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrower or waived by the requisite Lenders under Section 13.11) make such funds available to Borrower by (at Borrower's option) (i) wiring the funds to or for the account of Borrower or
     (ii) depositing the funds in Borrower's account with Administrative Agent.

          (c) Funding Assumed. Absent contrary written notice from a Lender, Administrative Agent may assume that each Lender has made its Commitment Percentage of the requested Borrowing available to Administrative Agent on the applicable Borrowing Date, and Administrative Agent may, in reliance upon such assumption (but shall not be required
     to), make available to Borrower a corresponding amount. If a Lender fails to make its Commitment Percentage of any requested Borrowing available to Administrative Agent on the applicable Borrowing Date, Administrative Agent may recover the applicable amount on demand, (i) from that Lender together with interest, commencing on the Borrowing Date and ending on (but excluding) the date Administrative Agent recovers the amount from that Lender, at an annual interest rate equal to the Federal-Funds Rate, or (ii) if that Lender fails to pay its amount upon demand, then from Borrower. No Lender is responsible for the failure of any other Lender to make its Commitment Percentage of any Borrowing available as required by Section 2.8(b); however, failure of any Lender to make its Commitment Percentage of any Borrowing so available does not excuse any other Lender from making its Commitment Percentage of any Borrowing so available.

SECTION 3 TERMS OF PAYMENT.

     3.1  Loan Accounts, Notes, and Payments.

          (a) Loan Accounts; Noteless Transaction. The Principal Debt owed to each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent (including, without limitation, the Register) and each Lender shall be prima facie evidence absent manifest error of the amount of the Borrowings made by Borrower from each Lender under this Agreement (and the Facilities and Subfacilities thereunder) and the interest and principal payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower under the Loan Documents to pay any amount owing with respect to the Obligation.

          (b) Notes. Upon the request of any Lender, made through the Administrative Agent, the Principal Debt owed to such Lender may be evidenced by one or more of the following Notes (as the case may be): (i) a Revolver Note (with respect to Revolver Principal Debt other than under the Swing Line Subfacility); (ii) a Swing Line Note (with respect to Revolver Principal Debt arising under the Swing Line Subfacility); (iii) a Term Loan Note (with respect to Term Loan Principal Debt); (iv) a 180-Day Term Note (with respect to the 180-Day Term Principal Debt); and (v) a One-Year Term Note (with respect to the One-Year Term Principal Debt).

          (c) Payment. All payments of principal, interest, and other amounts to be made by Borrower under this Agreement and the other Loan Documents shall be made to Administrative Agent at its principal office in Dallas, Texas in Dollars and in funds which are or will be available for immediate use by Administrative Agent by 12:00 noon Dallas, Texas time on the day due, without setoff, deduction, or counterclaim. Subject to Section 3.8 and the definition of "Interest Period" herein, whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees, as applicable and as the case may be. Payments made after 12:00 noon, Dallas, Texas, time shall be deemed made on the Business Day next following. Administrative Agent shall pay to each Lender any payment of principal, interest, or other amount to which such Lender is entitled hereunder on the same day Administrative Agent shall have received the same from Borrower; provided such payment is received by Administrative Agent prior to 12:00 noon, Dallas, Texas time, and otherwise before 12:00 noon Dallas, Texas time on the Business Day next following.

          (d) Payment Assumed. Unless Administrative Agent has received notice from Borrower prior to the date on which any payment is due under this Agreement that Borrower will not make that payment in full, Administrative Agent may assume that Borrower has made the full payment due and Administrative Agent may, in reliance upon that assumption, cause to be distributed to the appropriate Lender on that date the amount then due to such Lenders. If and to the extent Borrower does not make the full payment due to Administrative Agent, each Lender shall repay to Administrative Agent on demand the amount distributed to that Lender by Administrative Agent together with interest for each day from the date that Lender received payment from Administrative Agent until the date that Lender repays Administrative Agent (unless such repayment is made on the same day as such distribution), at an annual interest rate equal to the Federal Funds Rate.

     3.2  Interest and Principal Payments.

          (a) Interest. Accrued interest on each Eurodollar Rate Borrowing is due and payable on the last day of its respective Interest Period and on the Termination Date for the applicable Facility; provided that, if any Interest Period is greater than three months, then accrued interest is also due and payable on the three month anniversary of the date on which such Interest Period commences and on each three month anniversary thereof, as well as on the last day of such Interest Period. Accrued interest on each Base Rate Borrowing shall be due and payable on each March 31,
     June 30, September 30, and December 31, and on the Termination Date for the applicable Facility.

          (b)   Revolver Principal Debt.  The Revolver  Principal
     Debt is due and payable on the Termination Date for the Revolver Facility.

          (c) Term Loan Principal Debt. The Term Loan Principal Debt is due and payable in quarterly installments in the principal amounts indicated in the table below, commencing on March 31, 2000, and continuing thereafter on the last Business Day of each March, June, September, and December, with the final payment due on the Termination Date for the Term Loan Facility, in accordance with the following amortization schedule:


                                         Quarterly
                                         Principal
                 Quarter Ending         Installments
                -----------------     ----------------
                 March 31, 2000,       $6,250,000/each
                 June 30, 2000,
                  September 30,
                    2000, and
                December 31, 2000

                 March 31, 2001,      $12,500,000/each
                 June 30, 2001,
                  September 30,
                    2001, and
                December 31, 2001

                 March 31, 2002,      $17,500,000/each
                 June 30, 2002,
                  September 30,
                    2002, and
                December 31, 2002

                 March 31, 2003,      $20,000,000/each
                 June 30, 2003,
                  September 30,
                    2003, and
                December 31, 2003

                 March 31, 2004,      $25,000,000/each
                and June 30, 2004

                 August 2, 2004          $50,000,000


          (d)   180-Day  Term Principal Debt.  The  180-Day  Term
     Principal Debt is due and payable in a single installment on the Termination Date for the 180-Day Term Facility.

          (e)   One-Year Term Principal Debt.  The One-Year  Term
     Principal Debt is due and payable in a single installment on the Termination Date for the One-Year Term Facility.

     3.3  Prepayments.

          (a) Optional Prepayments. Except as set forth herein, after giving Administrative Agent advance written notice of the intent to prepay, Borrower may voluntarily prepay all or any part of the Revolver Principal Debt, the Swing Line Principal Debt, the Term Loan Principal Debt, the 180-Day Term Principal Debt, or the One-Year Term Principal Debt from time to time and at any time, in whole or in part, without premium or penalty; provided that: (i) such notice must be received by Administrative Agent by 12:00 noon, Dallas, Texas time, one Business Day preceding the date of prepayment of any Borrowing; (ii) each such partial
     prepayment  must  be  in  a  minimum  amount  of  at   least
     $5,000,000 or a greater integral multiple of $1,000,000 thereof or such lesser amount as may be outstanding under the applicable Facility (or with respect to prepayments of the Swing Line Principal Debt, $1,000,000 or a greater integral multiple of $250,000 thereof or such lesser amount as may be outstanding under the Swing Line Subfacility);
     (iii) any Eurodollar Rate Borrowing may only be prepaid at the end of an applicable Interest Period (unless Borrower pays the amount of any Consequential Loss); and (iv) Borrower shall pay any related Consequential Loss within ten (10) days after demand therefor. Conversions under
     Section 3.11 are not prepayments. Each notice of prepayment shall specify the prepayment date, the Facility hereunder being prepaid, and the Type of Borrowing(s) and amount(s) of such Borrowing(s) to be prepaid and shall constitute a binding obligation of Borrower to make a prepayment on the date stated therein, together with (unless such prepayment is made with respect to a Base Rate Borrowing or Swing Line Borrowing) accrued and unpaid interest to the date of such payment on the aggregate principal amount prepaid. Unless a Default or Potential Default has occurred and is continuing (or would arise as a result thereof), any payment or prepayment of the Revolver Principal Debt may be reborrowed by Borrower, subject to the terms and conditions hereof.

          (b) Mandatory Prepayments from Net Cash Proceeds. Until such time as the Principal Debt has been repaid in full, the Principal Debt shall be permanently prepaid in the amounts and upon the occurrence of any of the following events:

               (i) Concurrently with any Debt Issuance by any Company, the Principal Debt shall be permanently prepaid, in the order and manner specified herein, by an amount equal to 100% of the Net Cash Proceeds realized by any Company from such Debt Issuance;

               (ii) Concurrently with the sale of any Designated Asset or the Golden Aluminum Company Sale, the
          Principal Debt shall be permanently prepaid, in the order and manner specified herein, by an amount equal to 100% of the Net Cash Proceeds realized by any Company from any such sale, or in the case of the Golden Aluminum Company Sale, as and when any deferred Purchase Price is received;

               (iii) Concurrently with the consummation of any Significant Sale by any Company (which Significant Sale must be otherwise permitted under the Loan Documents or shall have been consented to by Required Lenders), the Principal Debt shall be permanently prepaid in the order and manner specified herein, by an amount equal to 100% of the Net Cash Proceeds realized by any Company from such Significant Sale or as and when any deferred Purchase Price is received (or if such disposition is a Significant Sale as a result of aggregation with other asset dispositions in the same fiscal year, 100% of the aggregate Net Cash Proceeds received from all such asset dispositions in the calendar year in excess of $10,000,000), if such Net Cash Proceeds or any portion thereof have not been reinvested in similar assets of the Companies within 12 months from the date of consummation of such Significant Sale or other asset disposition, as the case may be;

               (iv) Concurrently with any Equity Issuance by any Company, the Principal Debt shall be permanently prepaid in the order and manner specified herein, by an amount equal to (a) 100% of the Net Cash Proceeds realized by any Company from such Equity Issuance, if the Leverage Ratio determined as of the date of the Equity Issuance (immediately prior to giving effect to such mandatory prepayment) is greater than or equal to
          4.0 to 1.0 or (b) 75% of the Net Cash Proceeds realized by any Company from such Equity Issuance if the Leverage Ratio determined as of the date of the Equity Issuance (immediately prior to giving effect to such mandatory prepayment) is less than 4.0 to 1.0; and

               (v)   Concurrently with the Ceramics Spinoff,  the
          Principal Debt shall be permanently prepaid in the order and manner specified herein, by an amount equal to 100% of the Net Cash Proceeds realized by Borrower from the repayment of any inter-Company Debt owed by, Distributions paid by, or consideration received for inter-Company asset dispositions from Coors Porcelain Company or any of its Subsidiaries to Borrower.

     Each   commitment   reduction  or  prepayment   under   this
     Section 3.3(b) shall be applied as follows: (i) first, as a prepayment of the Obligation arising under the 180-Day Term Facility until paid in full, (ii) second, as a prepayment of the Obligation arising under the One-Year Term Facility until paid in full, (iii) third, as a prepayment of the Obligation arising under the Term Loan Facility until paid in full, and (iv) fourth, if the commitment reduction or prepayment under Section 3.3(b)(ii), (iii), or (v) occurs prior to the Qualifying Date, as a reduction of the Revolver Commitment and if required pursuant to Section 3.3(c), a mandatory prepayment of the Revolver Principal Debt. All mandatory prepayments of the Term Loan Principal Debt shall be applied Pro Rata to the Term Loan Principal Debt owed to each Term Loan Lender and shall be applied to the regularly-scheduled Term Loan Principal Debt reductions as set forth in Section 3.2(c) in inverse order of maturities. All mandatory prepayments of the 180-Day Term Principal Debt or the One-Year Term Principal Debt shall be applied Pro Rata to the 180-Day Term Principal Debt or the One-Year Term Principal Debt (as the case may be) owed to each 180-Day Term Lender or One-Year Term Lender.

          (c) Revolver Facility Mandatory Payments/Reductions. On any date of determination if the Revolver Commitment Usage exceeds the Revolver Commitment then in effect (including any Revolver Commitment reduction pursuant to
     Section 3.3(b)) or the Swing Line Principal Debt exceeds the Swing Line Commitment then in effect, then Borrower shall make a mandatory prepayment of the Revolver Principal Debt or the Swing Line Principal Debt, as the case may be, in at least the amount of such excess, together with (x) all accrued and unpaid interest on the principal amount so prepaid and (y) any Consequential Loss arising as a result thereof; provided that, if no Swing Line Principal Debt or Revolver Principal Debt is then outstanding, Borrower shall provide to Administrative Agent, for the benefit of Lenders, cash collateral in Dollars in an amount at least equal to 105% such excess. All mandatory prepayments under the
     Revolver Facility or Revolver Commitment reductions hereunder shall be allocated among the Revolver Lenders in accordance with their respective Commitment Percentages under the Revolver Facility.

          (d) Mandatory Prepayments of Interest/Consequential Loss. All prepayments under Section 3.3(b) and (c) shall be made, together with accrued interest to the date of such prepayment on the principal amount prepaid, together with any Consequential Loss arising as a result thereof.

     3.4 Interest Options. Except that the Eurodollar Rate may not be selected when a Default or Potential Default exists and except as otherwise provided in this Agreement, Borrowings bear interest at a rate per annum equal to the lesser of (a) as to the respective Type of Borrowing (as designated by Borrower in
accordance  with  this  Agreement),  the  Base  Rate   plus   the
Applicable Margin for Base Rate Borrowings or the Adjusted Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Borrowings, and (b) the Maximum Rate. Each change in the Base Rate or the Maximum Rate, subject to the terms of this Agreement, will become effective, without notice to Borrower or any other Person, upon the effective date of such change.

     3.5 Quotation of Rates. Borrower may call Administrative Agent before delivering a Borrowing Notice to receive an indication of the rates then in effect, but such indicated rates do not bind Administrative Agent or Lenders or affect the rate of interest that is actually in effect when the Borrowing Notice is given or on the Borrowing Date.

     3.6 Default Rate. At the option of Required Lenders and to the extent permitted by Law, all past-due Principal Debt, all past due payment and reimbursement obligations in connection with LCs, and past due interest accruing on any of the foregoing shall bear interest from maturity (stated or by acceleration) at the Default Rate until paid, regardless whether such payment is made before or after entry of a judgment.

     3.7 Interest Recapture. If the designated rate applicable to any Borrowing exceeds the Maximum Rate, the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Principal Debt, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if such designated rates had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on the Principal Debt.

     3.8 Interest Calculations. Interest will be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days in the case of an Eurodollar Rate Borrowing (unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be) and 365 or 366 days, as the case may be, in the case of a Base Rate Borrowing. All interest rate determinations and calculations by Administrative Agent are conclusive and binding absent manifest error.

     3.9 Maximum Rate. Regardless of any provision contained in any Loan Document, neither Administrative Agent nor any Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligation, any amount in excess of the Maximum Rate, and, if Lenders ever do so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and Lenders and Borrower agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation. However, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall refund such excess, and, in such event, Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount. If the Laws of the State of Texas are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "indicated rate ceiling" from time to time in effect under
Article 5069-1.04, Title 79, Revised Civil Statutes of Texas, as amended. Borrower agrees that Chapter 15, Subtitle 79, Revised Civil Statutes of Texas, 1925, as amended (which regulates certain revolving credit loan accounts and revolving triparty accounts), does not apply to the Obligation.

     3.10 Interest Periods. When Borrower requests any Eurodollar Rate Borrowing, Borrower may elect the interest period (each an "Interest Period") applicable thereto, which may be, at Borrower's option, one, two, three, or six months (or other periods, if requested by Borrower and consented to by all Lenders which have been requested to make such Borrowing); provided, however, that: (a) the initial Interest Period for a Eurodollar Rate Borrowing shall commence on the date of such Borrowing (including the date of any conversion thereto), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires; (b) if any Interest Period for a Eurodollar Rate Borrowing begins on a day for which there is no numerically corresponding Business Day in the calendar month at the end of such Interest Period, such Interest Period shall end on the next Business Day immediately following what otherwise would have been such numerically corresponding day in the calendar month at the end of such Interest Period (unless such date would be in a different calendar month from what would have been the month at the end of such Interest Period, or unless there is no numerically corresponding day in the calendar month at the end of the Interest Period; whereupon, such Interest Period shall end on the last Business Day in the calendar month at the end of such Interest Period); (c) no Interest Period may be chosen with respect to any portion of the Principal Debt which would extend beyond the scheduled repayment date (including any dates on which mandatory prepayments are required to be made) for such portion of the Principal Debt; and (d) no more than an aggregate of ten (10) Interest Periods shall be in effect at one time.

     3.11 Conversions. Borrower may (a) convert a Eurodollar Rate Borrowing on the last day of the applicable Interest Period to a Base Rate Borrowing, (b) convert a Base Rate Borrowing at any time to a Eurodollar Rate Borrowing, and (c) elect a new Interest Period (in the case of a Eurodollar Rate Borrowing), by giving a Conversion Notice to Administrative Agent no later than 11:00 a.m. Dallas, Texas time on the third Business Day prior to the date of conversion or the last day of the Interest Period, as the case may be (in the case of a conversion to a Eurodollar Rate Borrowing or an election of a new Interest Period), and no later than 11:00 a.m. Dallas, Texas on the last Business Day of the Interest Period (in the case of a conversion to a Base Rate Borrowing); provided that, the principal amount converted to, or continued as, a Eurodollar Rate Borrowing shall be in an amount not less than $5,000,000 or a greater integral multiple of $1,000,000 (or such lesser amount as may be outstanding under any Facility). Administrative Agent shall timely notify each Lender with respect to each Conversion Notice. Absent Borrower's
Conversion Notice or election of a new Interest Period, a Eurodollar Rate Borrowing shall be deemed converted to a Base Rate Borrowing effective as of the expiration of the Interest Period applicable thereto. The right to convert from a Base Rate Borrowing to a Eurodollar Rate Borrowing, or to continue as a Eurodollar Rate Borrowing, shall not be available during the occurrence of a Default or Potential Default.

     3.12 Order of Application.

          (a) No Default. If no Default or Potential Default exists and if no order of application is otherwise specified in Section 3.3 or otherwise in the Loan Documents, payments and prepayments of the Obligation shall be applied first to fees, second to accrued interest then due and payable on the Principal Debt, and then to the remaining Obligation in the order and manner as Borrower may direct.

          (b) Default. If a Default or Potential Default exists (or if Borrower fails to give directions as permitted under
     Section 3.12(a)), any payment or prepayment (including proceeds from the exercise of any Rights) shall be applied to the Obligation in the following order: (i) to the ratable payment of all fees, expenses, and indemnities for which Agents or Lenders have not been paid or reimbursed in accordance with the Loan Documents (as used in this
     Section 3.12(b)(i), a "ratable payment" for any Lender or any Agent shall be, on any date of determination, that proportion which the portion of the total fees, expenses, and indemnities owed to such Lender or such Agent bears to the total aggregate fees, expenses, and indemnities owed to Agents and all Lenders on such date of determination);
     (ii) to the ratable payment of accrued and unpaid interest on the Principal Debt (as used in this Section 3.12(b)(ii), "ratable payment" means, for any Lender, on any date of determination, that proportion which the accrued and unpaid interest on the Principal Debt owed to such Lender bears to the total accrued and unpaid interest on the Principal Debt owed to all Lenders); (iii) to the ratable payment of the Swing Line Principal Debt which is due and payable and which remains unfunded by any Borrowing under the Revolver Facility; provided that, such payments shall be allocated ratably among the Swing Line Lender and the Revolver Lenders which have funded their participations in the Swing Line Principal Debt; (iv) to the ratable payment of any reimbursement obligation with respect to any LC issued pursuant to the Agreement which is due and payable and which remains unfunded by any Borrowing, provided that, such payments shall be allocated ratably among Administrative Agent (as the issuing Lender) and the Lenders which have funded their participations in such LC; (v) to the ratable payment of the Principal Debt (as used in this
     Section 3.12(b)(v), "ratable payment" means for any Lender, on any date of determination, that proportion which the Principal Debt owed to such Lender bears to the Principal Debt owed to all Lenders; (vi) to provide cash collateral in an amount equal to 105% of the LC Exposure then existing in accordance with Section 2.5(g); and (vii) to the payment of the remaining Obligation in the order and manner Required Lenders deem appropriate.

Subject to the provisions of Section 12 and provided that Administrative Agent shall not in any event be bound to inquire into or to determine the validity, scope, or priority of any interest or entitlement of any Lender and may suspend all payments or seek appropriate relief (including, without limitation, instructions from Required Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby, Administrative Agent shall promptly distribute such amounts to each Lender in accordance with the Agreement and the related Loan Documents.

     3.13 Sharing of Payments, Etc. If any Lender shall obtain any payment or prepayment with respect to the Obligation (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under
Section 3.14) which is in excess of its ratable share of any such payment, then such Lender shall purchase from the other Lenders such participations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each other Lender. If all or any portion of such excess payment is subsequently recovered from such purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of such recovery. Borrower agrees that any Lender purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

     3.14 Offset. If a Default exists, each Lender shall be entitled to exercise (for the benefit of all Lenders in accordance with Section 3.13) the Rights of offset and/or banker's Lien against each and every account and other property, or any interest therein, which any Company may now or hereafter have with, or which is now or hereafter in the possession of, such Lender to the extent of the full amount of the Obligation.

     3.15 Booking Borrowings. To the extent permitted by Law, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates; provided that, no Affiliate shall be entitled to receive any greater payment under Section 4 than the transferor Lender would have been entitled to receive with respect to such Borrowings.

SECTION 4 CHANGE IN CIRCUMSTANCES.

     4.1  Increased Cost and Reduced Return.

          (a) Changes in Law. If, after the date hereof, the adoption of any applicable Law or any change in any applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

               (i) shall subject such Lender (or its Applicable Lending Office) to any Tax or other charge with respect to any Eurodollar Rate Borrowing, its Notes, or its obligation to loan Eurodollar Rate Borrowings, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Notes in respect of any Eurodollar Rate Borrowings (other than Taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

               (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the commitments of such Lender hereunder; or

               (iii) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

     and the result of any of the foregoing is to materially increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Rate Borrowings or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Notes with respect to any Eurodollar Rate Borrowing, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this Section 4.1(a), Borrower may, by notice to such Lender (with a copy to Administrative Agent), suspend the obligation of such Lender to loan or continue Eurodollar Rate Borrowings, or to convert Borrowings of any other Type into Eurodollar Rate Borrowings, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 shall be applicable); provided, that such suspension shall not affect the right of such Lender to receive the compensation so requested.

          (b) Capital Adequacy. If, after the date hereof, any Lender shall have determined that the adoption of any applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) Changes in Applicable Lending Office. Compensation Statement. Each Lender shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise materially disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to Borrower and Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be prima facie evidence of the amount due. In determining such amount, such Lender may (i) use any reasonable averaging and attribution methods; (ii) not seek compensation under this Section 4.1 unless such Lender generally seeks such compensation from other borrowers in similar circumstances under comparable provisions of other credit agreements, if any; and (iii) not be entitled to compensation under this Section 4.1 for any costs incurred or reductions suffered with respect to any date unless it shall have notified Borrower that it will demand compensation for such costs or reductions not more than 180 days after such date.

     4.2 Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Rate
Borrowing:

          (a) Inability to Determine Eurodollar Rate. Administrative Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period and Administrative Agent makes similar determinations for other borrowers in similar circumstances under comparable provisions of other credit agreements, if any; or

          (b) Costs of Funds. Required Lenders determine (which determination shall be conclusive) and notify Administrative Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Borrowings for such Interest Period and Required Lenders make similar determinations for other borrowers in similar circumstances under comparable provisions of other credit agreements, if any;

then Administrative Agent shall give Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to fund additional Eurodollar Rate Borrowings, continue Eurodollar Rate Borrowings, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Rate Borrowings, either prepay such Borrowings or convert such Borrowings into Base Rate Borrowings in accordance with the terms of this Agreement.

     4.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Borrowings hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make or continue Eurodollar Rate Borrowings and to convert other Base Rate Borrowings into Eurodollar Rate Borrowings shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Borrowings (in which case the provisions of Section 4.4 shall be applicable).

     4.4 Treatment of Affected Loans. If the obligation of any Lender to fund Eurodollar Rate Borrowings or to continue, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, shall be suspended pursuant to Sections 4.1, 4.2, or 4.3 hereof, such Lender's Eurodollar Rate Borrowings shall be automatically converted into Base Rate Borrowings on the last day(s) of the then current Interest Period(s) for Eurodollar Rate Borrowings (or, in the case of a conversion required by Section 4.3 hereof, on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 4.1, 4.2, or 4.3 hereof that gave rise to such conversion no longer exist:

          (a) to the extent that such Lender's Eurodollar Rate Borrowings have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Rate Borrowings shall be applied instead to its Base Rate Borrowings; and

          (b) all Borrowings that would otherwise be made or continued by such Lender as Eurodollar Rate Borrowings shall be made or continued instead as Base Rate Borrowings, and all Borrowings of such Lender that would otherwise be converted into Eurodollar Rate Borrowings shall be converted instead into (or shall remain as) Base Rate Borrowings.

If such Lender gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in Sections 4.1, 4.2, or 4.3 hereof that gave rise to the conversion of such Lender's Eurodollar Rate Borrowings pursuant to this
Section 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Borrowings made by other Lenders are outstanding, such Lender's Base Rate Borrowings shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Borrowings, to the extent necessary so that, after giving effect thereto, all Eurodollar Rate Borrowings held by the Lenders and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

     4.5 Compensation. Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

          (a) any payment, prepayment, or conversion of a Eurodollar Rate Borrowing for any reason (including, without limitation, the acceleration of the loan pursuant to
     Section 11.1) on a date other than the last day of the Interest Period for such Borrowing; or

          (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Section 7.3 to be satisfied) to borrow, convert, continue, or prepay a Eurodollar Rate Borrowing on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant notice of borrowing, prepayment, continuation, or conversion under this Agreement.

; provided, however, that any Lender shall calculate the compensation due pursuant to this Section 4.5 in a similar manner as such Lender utilizes to determine such compensation due from other borrowers in similar circumstances under comparable provisions of other credit agreements, if any.

     4.6  Taxes.

          (a) General. Any and all payments by Borrower to or for the account of any Lender or Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes, excluding, in the case of each Lender and Administrative Agent, Taxes imposed on its income and franchise Taxes imposed on it by the jurisdiction under the Laws of which such Lender (or its Applicable Lending Office) or Administrative Agent (as the case may be) is organized, or any political subdivision thereof. If Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or Administrative Agent,
     (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this
     Section 4.6) such Lender or Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) Borrower shall furnish to Administrative Agent, at its address listed in Schedule 2.1, the original or a certified copy of a receipt evidencing payment thereof.

          (b) Stamp and Documentary Taxes. In addition, to the extent permitted by applicable Law, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

          (c) Indemnification for Taxes. Borrower agrees to indemnify each Lender and Administrative Agent for the full amount of Taxes and Other Taxes which Borrower is obligated to pay under this Section 4.6 (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 4.6) paid by such Lender or Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

          (d) Withholding Tax Forms. Each Lender organized under the Laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Administrative Agent with (i) if such Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, or (ii) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and intends to claim an exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a Form W-8, or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of
     Section 871(h)(3)(B) of the Code) of Borrower, and is not a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code). Each Lender which so delivers a W-8, Form 1001, or 4224 further undertakes to deliver to Borrower and Administrative Agent additional forms (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, in each case certifying that such Lender is entitled to receive payments from Borrower under any Loan Document without deduction or withholding (or at a reduced rate of deduction or withholding) of any United States federal income taxes, unless an event (including without limitation any change in treaty, law, or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrower and Administrative Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

          (e) Failure to Provide Withholding Forms; Changes in Tax Laws. For any period with respect to which a Lender has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to Section 4.6(d) (unless such failure is due to a change in Law occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.6(a) or 4.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          (f) Change in Applicable Lending Office. If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the reasonable judgment of such Lender, is not otherwise materially disadvantageous to such Lender.

          (g) Tax Payment Receipts. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing such payment.

          (h) Survival. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 4.6 shall survive the termination of the Total Commitment and the payment in full of the Obligation.

SECTION 5 FEES.

     5.1 Treatment of Fees. Except as otherwise provided by Law, the fees described in this Section 5: (a) do not constitute compensation for the use, detention, or forbearance of money,
(b) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement, (c) shall be payable in accordance with Section 3.1, (d) shall be non-refundable,
(e) shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate, and (f) shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days, unless such computation would result in interest being computed in excess of the Maximum Rate, in which event such computation shall be made on the basis of a year of 365 or 366 days, as the case may be.

     5.2 Fees of Administrative Agent and Arranger. Borrower shall pay to Administrative Agent and Arranger, as the case may be, solely for their respective accounts, the fees described in that certain separate letter agreement dated as of April 25, 1999, between Borrower, Administrative Agent, and Arranger.

     5.3 Revolver Facility Commitment Fees. Following the Closing Date, Borrower shall pay to Administrative Agent, for the ratable account of Revolver Lenders, a commitment fee, calculated daily from the Closing Date but payable in installments in arrears on each March 31, June 30, September 30, and December 31 and on the Termination Date for the Revolver Facility, commencing September 30, 1999. On any day of determination, the commitment fee shall be an amount equal to the Applicable Margin for
Commitment  Fees  multiplied  by the  amount  by  which  (a)  the
Revolver Commitment on such day exceeds (b) the Revolver Commitment Usage on such day. Each such installment shall be calculated in accordance with Section 5.1(f). Solely for the purposes of this Section 5.3, (i) determinations of the average daily Revolver Commitment Usage shall exclude the Swing Line Principal Debt; and (ii)"ratable" shall mean, for any period of calculation, with respect to any Revolver Lender, that proportion which (x) the average daily unused Revolver Committed Sum of such Revolver Lender during such period bears to (y) the amount of the average daily unused Revolver Commitment during such period.

     5.4 LC Fees. As an inducement for the issuance (including, without limitation, any extension) of each LC, Borrower agrees to pay to Administrative Agent:

          (a) For the account of each Lender, according to each Lender's Commitment Percentage under the Revolver Facility on the day the fee is payable, an issuance fee payable quarterly in arrears for so long as each such LC is outstanding, on the last Business Day of each March, June, September, and December and on the expiry date of the LC. The issuance fee for each LC or any extension thereof shall be in an amount equal to the product of (a) the Applicable Margin for Eurodollar Rate Borrowings in effect on the date of payment of such fee (calculated on a per annum basis) multiplied by (b) the stated amount (calculated on a Dollar-Equivalent basis) of such LC.

          (b) For the account of Administrative Agent, as the issuer of LCs, payable on the date of issuance of any LC (or any extension thereof) a fronting fee of 0.125% of the face amount of such LC (or extensions thereof). In addition, Borrower shall pay to Administrative Agent, for its individual account, standard administrative charges for LC amendments.

SECTION 6.     SECURITY; GUARANTIES.

     6.1 Collateral. To secure full and complete payment and performance of the Obligation, the Companies hereby jointly and severally grant and convey to, and create in favor of, Administrative Agent (for the ratable benefit of the Lenders) first priority Liens in and to the following on the terms and conditions set forth in the Collateral Documents: (i) all of the issued and outstanding stock of the Domestic Subsidiaries owned by Borrower or any Domestic Subsidiary and (ii) 65% of the outstanding stock of each of the Material Foreign Subsidiaries owned by Borrower or any Domestic Subsidiary; provided that, the stock of Golden Genesis Company and its Subsidiaries will not be required to be pledged hereunder unless such Companies are not sold by Borrower, and the mandatory prepayments required by
Section 3.3(b)(ii) have not been made by Borrower, on or prior to the 5th Business Day following the Closing Date. In addition, promptly after the designation, formation, or acquisition of any new Domestic Subsidiary or after any Foreign Subsidiary becomes a Material Foreign Subsidiary as reflected on the most-recently delivered Financial Statements, Borrower shall execute and deliver to Administrative Agent all instruments and documents (including, without limitation, Collateral Documents and all certificates and instruments representing shares of stock), and shall take all further action that may be necessary or desirable, or that Administrative Agent may reasonably request, to grant and perfect first priority Liens in favor of Administrative Agent (for the ratable benefit of the Lenders) in all of the issued and outstanding stock of each new Domestic Subsidiary owned by Borrower or any Domestic Subsidiary and 65% of the issued and outstanding stock of each new Material Foreign Subsidiary owned by Borrower or any Domestic Subsidiary as security for the Obligation.

     6.2 Additional Collateral. On the Lien Triggering Date, Borrower and its Domestic Subsidiaries shall jointly and severally grant and convey to, and create in favor of Administrative Agent (for the ratable benefit of the Lenders) first priority Liens (subject to Permitted Liens) in, to, and on all material assets of the Borrower and its Domestic Subsidiaries as more particularly described in the Collateral Documents (the "Collateral") and shall deliver the Collateral Documents and other documents requested by Administrative Agent to Administrative Agent within 21 days of request therefor; provided that, (i) no Agent or any Lender assumes or is made the transferee of any obligations of any Company regarding any of the Collateral; and (ii) nothing in this Section 6.2 shall be deemed to be a waiver of any Default or Potential Default existing on the Lien Triggering Date or to limit or modify any Rights Administrative Agent or Lenders may have with respect to any such Default or Potential Default. In such regard, upon the request of Administrative Agent, Borrower agrees (and agrees to cause the Companies) to commence preparation and negotiation of the Collateral Documents, to conduct all requested Lien searches in the name of the Companies with respect to the Collateral, and to take such other action as Administrative Agent may reasonably request to enable the creation and perfection of first priority Liens on the Collateral as contemplated in this Section 6.2.

     6.3 Guaranties. As an inducement to Agents and Lenders to enter into this Agreement, Borrower shall cause each Domestic Subsidiary to execute and deliver to Administrative Agent a Guaranty substantially in the form and upon the terms of Exhibit C, providing for the guarantee of payment and performance of the Obligation; provided that, guaranties from Golden Genesis Company and its Subsidiaries will not be required hereunder unless such Companies are not sold by Borrower, and the mandatory prepayments required by Section 3.3(b)(ii) have not been made by Borrower, on or prior to the 5th Business Day following the Closing Date.

     6.4 Future Liens. Promptly after (a) the acquisition of any material assets (real, personal, tangible, or intangible) by Borrower or any Domestic Subsidiary on or after the Lien Triggering Date, (b) the removal, termination, or expiration of any prohibitions upon the granting of a Lien in any material asset (real, personal, tangible, or intangible) of Borrower or any Domestic Subsidiary on or after the Lien Triggering Date, or
(c) upon the designation, formation, or acquisition of any new Domestic Subsidiary on or after the Lien Triggering Date (the assets of such new Domestic Subsidiary and the assets described in clauses (a) and (b) hereof are referred to herein as the "Additional Assets"), Borrower shall (or shall cause such Domestic Subsidiary to) execute and deliver to Administrative Agent all further instruments and documents (including, without limitation, Collateral Documents and all certificates and instruments evidencing Debt and any realty appraisals or environmental reports as Administrative Agent may require with respect to any such Additional Assets), and shall take all further action that may be necessary or desirable, or that Administrative Agent may reasonably request, to grant, perfect, and protect Liens in favor of Administrative Agent for the benefit of the Lenders in such Additional Assets, as security for the Obligation; it being expressly understood that the granting of such additional security for the Obligation is a material inducement to the execution and delivery of this Agreement by each Lender. Upon satisfying the terms and conditions hereof, such Additional Assets shall be included in the "Collateral" for all purposes under the Loan Documents, and all references to the "Collateral" in the Loan Documents shall include the Additional Assets.

     6.5  Release of Collateral.

          (a) Sales of Collateral. Upon any sale, transfer, or disposition of Collateral which is expressly permitted pursuant to the Loan Documents (or is otherwise authorized by Required Lenders or Lenders, as the case may be), and upon ten (10) Business Days' prior written request by Borrower (which request must be accompanied by true and correct copies of (i) all material documents of transfer or disposition, including any contract of sale, (ii) a preliminary closing statement and instructions to the title company, if any, and (iii) all requested release instruments), Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of Liens granted to Administrative Agent for the benefit of Lenders pursuant hereto in such Collateral.

          (b) Ceramics Spinoff. Concurrently with the consummation of the Ceramics Spinoff and related payment of the mandatory prepayment of the Obligation required under
     Section 3.3(b)(v), Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Guaranties of Coors Porcelain Company and its Subsidiaries and the release of all Liens granted to Administrative Agent (for the benefit of Lenders) in and to the stock issued by, and (if after the Lien Triggering Date) any assets of, Coors Porcelain Company and its Subsidiaries.

          (c) Permitted Mergers and Dissolutions. If any merger, sale, or dissolution permitted by Section 9.25 results in the dissolution of a Loan Party or results in a surviving entity which is not (or is not required to become) a Loan Party under the Loan Documents, then upon ten (10) Business Days' prior written request by Borrower (which request must be accompanied by true and correct copies of
     (i) all material documents relating to such merger, dissolution, or sale, and (ii) all requested release instruments) and subject to compliance with any applicable mandatory prepayment requirements of Section 3.3, Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Guaranties of such merged or dissolved Loan Party and the release of all Liens granted to Administrative Agent (for the benefit of Lenders) in and to the stock or assets of such merged or dissolved Loan Party.

          (d) Qualifying Date. Upon the occurrence of the Qualifying Date and to the extent the Lien Triggering Date has occurred and Liens have been granted to Administrative Agent (for the benefit of Lenders) pursuant to Section 6.2, Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of Liens (other than Liens granted pursuant to Section 6.1) granted to Administrative Agent for the benefit of Lenders in the assets of Borrower and the Domestic Subsidiaries; provided, however, that the Liens granted to Administrative Agent (for the benefit of Lenders) in the stock of the Domestic Subsidiaries and the Material Foreign Subsidiaries shall not be released.

          (e) General Provisions. The actions of Administrative Agent under this Section 6.5 are subject to the following:
     (i) no such release of Liens or Guaranties shall be granted if any Default or Potential Default has occurred and is continuing, including, without limitation, the failure to make certain mandatory prepayments in accordance with
     Section 3.3(b) in conjunction with the sale or transfer of such Collateral, the Ceramics Spinoff, or such permitted merger or dissolution (as applicable); (ii) no such release of Liens and Guaranties on any assets shall be granted by Administrative Agent and Lenders, unless and until any and all Liens on the such assets created in favor of the PBGC have been released; (iii) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent's opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty; and (iv) such release shall not in any manner discharge, affect, or impair the Obligation, or Liens upon (or obligations of any Company in respect of) all interests retained by the Companies, including (without limitation) the proceeds of any sale, all of which shall continue to constitute Collateral.

     6.6 Negative Pledge. To the extent Administrative Agent agrees to delay the perfection or attachment of any Lien on immaterial assets of the Companies consistent with the requirements of Section 6.2 hereof, for whatever reason, the Companies hereby covenant and agree not to directly create, incur, grant, suffer, or permit to be created or incurred any Lien on any such assets, other than Permitted Liens. Furthermore, within thirty (30) days of the request of Administrative Agent, Borrower shall (or shall cause each Company
to) execute and deliver to Administrative Agent all instruments and documents (including, without limitation, certificates and instruments and documents representing shares of stock or evidencing Debt) and shall take all further action that may be necessary or desirable, or that Administrative Agent may reasonably request, to grant, perfect, and protect Liens in favor of Administrative Agent for the benefit of Lenders, in such assets, as security for the Obligation; it being expressly understood that the provisions of this negative pledge are a material inducement to the execution and delivery of this Agreement by each Lender.

SECTION 7 CONDITIONS PRECEDENT.

     7.1 Conditions Precedent to Closing. This Agreement shall not become effective, and Lenders shall not be obligated to advance any Borrowing or issue any LC, unless Administrative Agent has received all of the agreements, documents, instruments, and other items described on Schedule 7.1 (other than each item listed on Schedule 7.1A, which items are permitted to be delivered after the Closing Date, but not later than the respective date for delivery for each such item specified on
Schedule 7.1A).

     7.2 Conditions Precedent to a Permitted Acquisition. On or prior to the consummation of any Permitted Acquisition (other than the Ft. James Acquisition) (whether or not the purchase price for such Acquisition is funded by Borrowings), Borrower shall have satisfied the conditions and delivered, or caused to be delivered, to Administrative Agent, all documents and certificates set forth on Schedule 7.2 by no later than the dates specified for satisfaction of such conditions on Schedule 7.2. Promptly upon receipt of each Permitted Acquisition Compliance Certificate and each Permitted Acquisition Loan Closing Certificate, Administrative Agent shall provide copies of such certificates to Lenders. All documentation delivered and satisfaction of conditions pursuant to the requirements of
Section 7.2 must be reasonably satisfactory to Administrative Agent. To the extent any Borrowing is being requested in connection with the consummation of the Acquisition, the conditions set forth in Sections 7.2 and 7.3 hereof must be satisfied prior to the making of any such Borrowing.

     7.3 Conditions Precedent to Each Borrowing. In addition to the conditions stated in Sections 7.1 and 7.2, Lenders will not be obligated to fund (as opposed to continue or convert) any Borrowing, and Administrative Agent will not be obligated to issue any LC, as the case may be, unless on the date of such Borrowing (and after giving effect thereto): (a) Administrative Agent shall have timely received therefor a Borrowing Notice or a LC Request (together with the applicable LC Agreement), as the case may be; (b) Administrative Agent shall have timely received, as applicable, the LC fees provided for in Sections 5.4 and 5.5;
(c) all of the representations and warranties of each Company set forth in the Loan Documents are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions permitted by the Loan Documents); (d) no change in the financial condition or business of any Company which could be a Material Adverse Event shall have occurred; (e) no Default or Potential Default shall have occurred and be continuing;
(f) the funding of such Borrowings and issuance of such LC, as the case may be, are permitted by Law; and (g) upon the reasonable request of Administrative Agent, Borrower shall deliver to Administrative Agent evidence substantiating any of the matters in the Loan Documents which are necessary to enable Borrower to qualify for such Borrowing. Each Borrowing Notice and LC Request delivered to Administrative Agent shall constitute the representation and warranty by Borrower to Administrative Agent that the statements above are true and correct in all respects. Each condition precedent in this Agreement is material to the transactions contemplated in this Agreement, and time is of the essence in respect of each thereof. Subject to the prior approval of Required Lenders, Lenders may fund any Borrowing, and Administrative Agent may issue any LC, without all conditions being satisfied, but, to the extent permitted by Law, the same shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Required Lenders specifically waive each such item in writing.

     7.4 Borrowing Notices and LC Requests. Each Borrowing Notice (whether telephonic or written) and LC Request constitutes a representation and warranty by Borrower that, as of the Borrowing Date or the date of issuance of the requested LC, as the case may be, all of the conditions precedent in Section 7 applicable thereto have been satisfied.

SECTION 8 REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Administrative Agent and Lenders as follows:

     8.1 Purpose of Credit Facilities. Borrower will use (or will loan such proceeds to other Loan Parties to so use) all proceeds of Borrowings for one or more of the following: (a) to finance all or a portion of the Ft. James Acquisition and the related costs and expenses; (b) to finance other Permitted Acquisitions; (c) to refinance the Refinanced Debt; (d) for working capital of the Companies; and (e) for general corporate purposes of the Companies. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U. No part of the proceeds of any Borrowing will be used, directly or indirectly, for a purpose which violates any Law, including, without limitation, the provisions of Regulations T, U, or X (as enacted by the Board of Governors of the Federal Reserve System, as amended).

     8.2 Existence, Good Standing, and Authority. Each Company is duly organized, validly existing, and (so long as applicable to the respective jurisdiction) in good standing under the Laws of its jurisdiction of organization (such jurisdictions being identified on Schedule 8.3, as supplemented in writing from time to time by an amendment to that Schedule delivered by Borrower to Administrative Agent to reflect any changes to such Schedule as a result of transactions permitted by the Loan Documents). Except where the failure to do so could not reasonably be expected to constitute a Material Adverse Event, each Company is duly qualified to transact business and (so long as applicable to the respective jurisdiction) is in good standing in each jurisdiction where the nature and extent of its business and properties require the same. Except where the failure to do so could not reasonably be expected to constitute a Material Adverse Event, each Company possesses all requisite authority and power to conduct its business as is now being conducted and as proposed under the Loan Documents to be conducted and to own and operate its business as now owned and operated and as proposed to be owned and operated.

     8.3 Subsidiaries; Capital Stock. The Companies have no Subsidiaries except as disclosed on Schedule 8.3 (as supplemented from time to time in writing by an amendment to that Schedule delivered by Borrower to Administrative Agent to reflect any changes to such Schedule as a result of transactions permitted by the Loan Documents). All Material Foreign Subsidiaries are described as such on Schedule 8.3. All of the outstanding shares of capital stock (or similar voting interests) of each Subsidiary are duly authorized, validly issued, fully paid, and nonassessable and are owned of record and beneficially as set forth on Schedule 8.3 (as supplemented and modified in writing from time to time by an amendment to that Schedule delivered by Borrower to Administrative Agent to reflect any changes to such Schedule as a result of transactions permitted by the Loan Documents), free and clear of any Liens, restrictions, claims, or rights of another Person, other than Permitted Liens, and none of such shares owned by any Company is subject to any restriction on transfer thereof except for restrictions imposed by securities Laws and general corporate Laws. No Company (other than Borrower) has outstanding any warrant, option, or other right of any Person to acquire any of its capital stock or similar equity interests.

     8.4 Authorization and Contravention. The execution and delivery by each Company of each Loan Document to which it is a party and the performance by such Company of its obligations under such Loan Documents (a) are within the corporate power of such Company, (b) will have been duly authorized by all necessary corporate or partnership action on the part of such Company when such Loan Document is executed and delivered, (c) require no action by or in respect of, or filing with, any Governmental Authority, which action or filing has not been taken or made on or prior to the Closing Date (or if later, the date of execution and delivery of such Loan Document), (d) will not violate any provision of the articles of incorporation, bylaws, or partnership agreement of such Company, (e) will not violate any provision of Law applicable to it, other than such violations which individually or collectively could not be a Material Adverse Event, (f) will not violate any written or oral agreements, contracts, commitments, or understandings to which it is a party, other than such violations which could not be a Material Adverse Event and could not reasonably be expected to impose any liability on any Agent or Lender, or (g) will not result in the creation or imposition of any Lien on any asset of any Company (except for the Liens in favor of Administrative Agent and the Lenders, securing the Obligation). The Companies have (or will have upon consummation thereof) all necessary consents and approvals of any Person or Governmental Authority required to be obtained in order to effect the Ft. James Acquisition and any other asset transfer, change of control, merger, or consolidation permitted by the Loan Documents, other than the failure to obtain such consents or approvals which could not reasonably be expected to be a Material Adverse Event.

     8.5 Binding Effect. Upon execution and delivery by all parties thereto, each Loan Document will constitute a legal, valid, and binding obligation of each Company party thereto, enforceable against each such Company in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

     8.6 Financial Statements. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Companies as of and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal year-end audit adjustments for interim statements). There were no material liabilities, direct or indirect, fixed or contingent, of the Companies as of the date or dates of the Current Financials which are required under GAAP to be reflected therein or in the notes thereto, and are not so reflected. Except for transactions directly related to, specifically contemplated by, or expressly permitted by, the Loan Documents, (a) there have been no changes in the consolidated financial condition of the Companies from that shown in the Current Financials after such date which could be a Material Adverse Event, and (b) neither Borrower nor any Company has incurred any liability (including, without limitation, any liability under any Environmental Law), direct or indirect, fixed or contingent, after such date which could be a Material Adverse Event.

     8.7 Litigation, Claims, Investigations. No Company is subject to, or aware of the threat of, any Litigation which is reasonably likely to be determined adversely to any Company, and, if so adversely determined, could (individually or collectively with other Litigation) be a Material Adverse Event. There are no outstanding orders or judgments for the payment of money in excess of $10,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against the assets of any Company having a value (individually or collectively) of $10,000,000 or more which is not either
(a) stayed on appeal or (b) being diligently contested in good faith by appropriate proceedings with adequate reserves having been set aside on the books of such Company in accordance with GAAP. Other than the PBGC investigation resulting in the PBGC Lien, there are no formal complaints, suits, claims, investigations, or proceedings initiated at or by any Governmental Authority pending or, to Borrower's knowledge, threatened by or against any Company (a) relating to the Ft. James Acquisition or the assets being acquired pursuant to the Ft. James Acquisition, (b) relating to the transactions evidenced by the Loan Documents, or (c) which could reasonably be expected to be a Material Adverse Event, nor any judgments, decrees, or orders of any Governmental Authority outstanding against any Company that could reasonably be expected to be a Material Adverse Event.

     8.8 Taxes. All Tax returns of each Company required to be filed have been filed (or extensions have been granted) prior to delinquency, except for any such returns for which the failure to so file could not be a Material Adverse Event, and all Taxes imposed upon each Company which are due and payable have been paid prior to delinquency, other than Taxes for which the criteria for Permitted Liens (as specified in Section 9.13(b)(x)) have been satisfied or for which nonpayment thereof could not constitute a Material Adverse Event.

     8.9 Environmental Matters. The Companies conduct and have conducted ongoing reviews to determine that its properties and operations are in material compliance with the Environmental Laws and to identify and evaluate associated costs and liabilities (including, without limitation, (i) any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, operated, or used, or of properties to be acquired, (ii) any capital or operating expenditure required to achieve or maintain compliance with Environmental Laws and all Environmental Permits held by any Company; (iii) any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of, or change in the nature of operation of, any facility; (iv) any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances; and
(v) any actual or potential liability to third parties, including employees, and any related costs and expenses). In addition, there is (a) no environmental condition or circumstance, such as the presence or Release of any Hazardous Substance, on any property presently or previously owned, operated, or used by any Company that could reasonably be expected to be a Material Adverse Event, (b) no Environmental Liability or violation of or by any Company of any Environmental Law, except for such liabilities or violations that could not reasonably be expected to be a Material Adverse Event, and (c) no obligation by any Company to address any Environmental Liability or remedy any vio lation of any Environmental Law, except for such obligations that could not reasonably be expected to be a Material Adverse Event. Except where not a Material Adverse Event, the Companies possess all necessary Environmental Permits and approvals required to conduct their respective operations and are operating in substantial compliance thereunder.

     8.10 Employee Benefit Plans. (a) No Employee Plan has incurred an "accumulated funding deficiency" (as defined in
Section 302 of ERISA and Section 412 of the Code), (b) no Company or any ERISA Affiliate has incurred material liability to the PBGC or with respect to an Employee Plan, which liability is currently due and remains unpaid under Title IV of ERISA, (c) each Employee Plan subject to ERISA and the Code complies in all material respects, both in form and operation, with ERISA and the Code, (d) other than the request by the PBGC for the imposition of the PBGC Lien in accordance with the PBGC Letter, no ERISA Event has occurred or is reasonably expected to occur with respect to any Employee Plan or Multiemployer Plan which, individually or collectively with all other ERISA Events then existing, could reasonably be expected to be a Material Adverse Event, (e) the present value of all accrued benefits under each Employee Plan (based on actuarial assumptions used for funding purposes in the most recent actuarial valuation prepared by the Employee Plan's actuary with respect to such Employee Plan) did not, as of the last annual actuarial valuation date for such Employee Plan, exceed the then-current value of the assets of such Employee Plan, and (f) the present value of accrued benefits under each Employee Plan (based on PBGC actuarial assumptions used for plan termination), on any date of determination occurring prior to the Qualifying Date, does not exceed the value of the assets of such Employee Plan by more than $30,000,000.

     8.11 Properties; Liens; Leases. Each Company has good and marketable title to all its property reflected on the Current Financials, except (a) for (i) property that is obsolete,
(ii) property that has been disposed of in the ordinary course of business, or (iii) property with title defects or failures in title which, when considered in the aggregate, could not reasonably be expected to be a Material Adverse Event, or (b) as otherwise permitted by the Loan Documents. Except for Permitted Liens, there is no Lien on any material property of any Company. No Company is party or subject to any agreement, instrument, or order which in any way restricts any Company's ability to allow Liens to exist upon any of its assets, except relating to Permitted Liens. Except where not a Material Adverse Event, (a) each Company enjoys peaceful and undisturbed possession under all leases necessary for the operation of its properties, assets, and business and (b) all material leases under which any Company is a lessee are in full force and effect.

     8.12 Government Regulations. No Company is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other Law (other than Regulations T, U, and X of the Board of Governors of the Federal Reserve System) which regulates the incurrence of Debt.

     8.13  Transactions with Affiliates.  Except as permitted  in
Section 9.14, no Company is a party to a material transaction with any of its Affiliates (excluding transactions between or among Loan Parties), other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

     8.14  Debt.   No Company has any Debt, other than  Permitted
Debt.

     8.15 Material Agreements. There are no failures of any Material Agreements to which any Company is a party to be in full force and effect which could be a Material Adverse Event, and no default or potential default exists on the part of any Company or any other party thereunder which could be a Material Adverse Event.

     8.16 Insurance. Each Company maintains, with financially sound, responsible, and reputable insurance companies or associations, insurance concerning its properties and businesses against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary in the case of same or similar businesses.

     8.17 Labor Matters. There are no actual or threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of any Company that could be a Material Adverse Event. Hours worked by and payment made to employees of the Companies have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters, other than any such violations, individually or collectively, which could not constitute a Material Adverse Event. All payments due from any Company for employee health and welfare insurance, including, without limitation, workers compensation insurance, have been paid or accrued as a liability on its books, other than any such nonpayments which could not, individually or collectively, constitute a Material Adverse
Event. The business activities and operations of each Company are in compliance with OSHA and other applicable health and safety laws, except to the extent that any non-compliance could not reasonably be expected to be a Material Adverse Event.

     8.18 Solvency. At the time of each Borrowing hereunder, and on the dates of the Ft. James Acquisition and each other Permitted Acquisition, each Company is (and after giving effect to the transactions contemplated by the Loan Documents, the Ft. James Acquisition, any other Permitted Acquisition, and any related incurrence of additional Debt, will be) Solvent.

     8.19 Intellectual Property. Except where not reasonably expected to be a Material Adverse Event, each Company owns or has sufficient and legally enforceable rights to use all licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its businesses as heretofore conducted by it, now conducted by it, and now proposed to be conducted by it. Each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property right of others, other than any such infringements or claims which, if successfully asserted against or determined adversely to any Company, could not, individually or collectively, constitute a Material Adverse Event.

     8.20 Compliance with Laws. No Company is in violation of any Laws (including, without limitation, Environmental Laws), other than such violations which could not, individually or collectively, reasonably be expected to be a Material Adverse Event. No Company has received notice alleging any noncompliance with or any obligation or liability under any Laws (including, without limitation, Environmental Laws), except for such noncompliance, obligation, or liability which no longer exists, or which could not reasonably be expected to constitute a Material Adverse Event.

     8.21 The Ft. James Acquisition. The Ft. James Acquisition Agreement has been executed and delivered by all parties thereto and represents the valid and binding agreement of the parties thereto, enforceable in all material respects in accordance with its terms (except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity). On and as of the Closing Date, the execution and delivery by Borrower of the Ft. James Acquisition Documents, and the performance by Borrower and each Company of its obligations thereunder (a) are within the corporate power of such Company, (b) have been duly authorized by all necessary corporate action on the part of such Company, (c) require no action by or in respect of, or filing with any Governmental Authority, which action or filing has not been taken or made on or prior to the Closing Date except where the failure to take or make such actions or filings could not reasonably be expected to be a Material Adverse Event, (d) do not violate any provision of the articles of incorporation or bylaws of such Company, (e) do not violate any provision of Law applicable to it, other than such violations which individually or collectively could not be a Material Adverse Event, (f) do not violate any Material Agreements to which it is a party, other than such violations which could not be a Material Adverse Event,
(g) do not result in the creation or imposition of any Lien on any asset of any Company or their predecessors in interest (other than Permitted Liens), and (h) immediately prior to, and after giving pro forma effect thereto, no Default or Potential Default exists or arises under the Loan Documents. On and as of the Closing Date, the Companies have obtained all necessary consents and approvals of any Person or Governmental Authority required to be obtained in order for such Company to effectuate the Ft. James Acquisition and the transactions contemplated by the Ft. James Acquisition Agreement, except to the extent any such failure could not be a Material Adverse Event and would not reasonably be expected to materially impair the value to the Companies of, or the benefits to be derived by the Companies or their predecessors in interest from, the Ft. James Acquisition. On the Closing Date, all conditions precedent under the Ft. James Acquisition Agreement, to the parties' obligations to consummate such Ft. James Acquisition have been satisfied in all material respects or waived in compliance with Section 9.28(b), and concurrently with the Closing Date, the Ft. James Acquisition shall have been consummated.

     8.22 Permitted Acquisitions.

          (a) Validity. With respect to any Permitted Acquisition, each Company party thereto has the power and authority under the Laws of its state of incorporation and under its articles of incorporation and bylaws or partnership agreement, as applicable, to enter into and perform the related Acquisition agreement to which it is a party and all other agreements, documents, and actions required thereunder; and all actions (corporate or otherwise) necessary or appropriate by such Companies (as the case may be) for the execution and performance of said Acquisition agreements, and all other documents, agreements, and actions required thereunder have, or at the consummation of such Permitted Acquisition, will have been taken, and, upon their execution, such Acquisition agreements will constitute the valid and binding obligation of the Companies party thereto, enforceable in accordance with their respective terms (except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity).

          (b) No Violations. With respect to any Permitted Acquisition, the making and performance of the related Acquisition agreements, and all other agreements, documents, and actions required thereunder, will not violate any provision of any Law, including, without limitation, all state corporate Laws and judicial precedents of the states of incorporation or formation of the Companies, and will not violate any provisions of the articles of incorporation and bylaws or Partnership Agreements of the Companies, or constitute a default under any agreement by which any Company or its respective property may be bound, unless such default could not reasonably be expected to constitute a Material Adverse Event.

     8.23   Regulation  U.   "Margin  Stock"   (as   defined   in
Regulation U) constitutes less than 25% of those assets of any Company which is subject to any limitation on sale, pledge, or other restrictions hereunder.

     8.24  Tradename.   Except as listed  on  Schedule  8.24,  no
Company has exclusively used or transacted business in any jurisdiction under any other corporate or trade name in the five-year period preceding the date hereof.

     8.25 Year 2000 Compliance. The Companies have (i) initiated a review and assessment of all material areas within their business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Companies may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed and delivered to Administrative Agent and Lenders by the Closing Date, a plan and time line for addressing the Year 2000 Problem no later than September 30, 1999 (the "Year 2000 Plan"), and
(iii) to date, implemented in all material respects the Year 2000 Plan in accordance with that timetable (except to the extent that a failure to do so could not reasonably be expected to constitute a Material Adverse Event). Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to any of the Companies' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after September 30, 1999 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to constitute a Material Adverse Event.

     8.26 No Default. No Default or Potential Default exists or will arise as a result of the execution of the Loan Documents, of any Borrowing hereunder, or after giving effect to consummation of the Ft. James Acquisition.

     8.27 Full Disclosure. As of the Closing Date, there is no material fact or condition relating to the Loan Documents or the financial condition, business, or property of any Company (or, with respect to events prior to the Closing Date, to the best of Borrower's knowledge, Ft. James Corporation and its Subsidiaries) which could reasonably be expected to be a Material Adverse Event and which has not been related, in writing, to Administrative Agent. All material information heretofore furnished by any Company to any Lender or Administrative Agent in connection with the Loan Documents was, and all such information hereafter furnished by any Company to any Lender or Administrative Agent will be, true and correct in all material respects or prepared in good faith based upon assumptions Borrower believes to be reasonable on the date as of which such information is stated or certified.

SECTION 9 COVENANTS. Borrower covenants and agrees (and agrees to cause its ERISA Affiliates with respect to Section 9.10) to perform, observe, and comply and to cause each Company to perform, observe, and comply with each of the following covenants, from the Closing Date and so long thereafter as Lenders are committed to lend or issue LCs under this Agreement and thereafter until the Obligation is fully paid and performed and no LCs remain outstanding, unless Borrower receives a prior written consent to the contrary by Administrative Agent as authorized by the requisite Lenders in accordance with
Section 13.11:

     9.1 Use of Proceeds. Borrower shall use LCs and the proceeds of Borrowings only for the purposes represented herein.

     9.2 Books and Records. The Companies shall maintain books, records, and accounts necessary to prepare Financial Statements in accordance with GAAP.

     9.3 Items to be Furnished. Borrower shall cause the following to be furnished to Administrative Agent for delivery to
Lenders:

          (a) Promptly after preparation, and no later than 95 days after the last day of each fiscal year of Borrower, Financial Statements showing the consolidated financial condition and results of operations of the Companies calculated as of, and for the year ended on, such day, each accompanied by:

               (i) the unqualified opinion of a firm of nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that such Financial Statements were prepared in accordance with GAAP and present fairly in all material respects the consolidated financial condition and results of operations of Borrower and its Subsidiaries;

               (ii) a certificate from such accounting firm to Administrative Agent indicating that during its audit it obtained no knowledge of any Default or Potential Default or, if it obtained such knowledge, the nature and period of existence thereof; and

               (iii)     a Compliance Certificate.

          (b) Promptly after preparation, and no later than 50 days after the last day of the first three fiscal quarters of each fiscal year of Borrower, Financial Statements showing the consolidated financial condition and results of operations calculated for the Companies for such fiscal quarter and for the period from the beginning of the then-
     current fiscal year to, such last day, accompanied by a Compliance Certificate with respect to such Financial Statements.

          (c) Promptly upon receipt thereof, copies of all auditor's annual management letters delivered to Borrower.

          (d)   Notice, promptly (but not later than 10  Business
     Days) after Borrower knows or has reason to know of (i) the existence and status of any Litigation which could be a Material Adverse Event, or of any order or judgment for the payment of money which (individually or collectively) is in excess of $10,000,000, or any warrant of attachment, sequestration, or similar proceeding against the assets of any Company having a value (individually or collectively) of $10,000,000, (ii) any material change in any material fact or circumstance represented or warranted in any Loan Document, (iii) a Default or Potential Default specifying the nature thereof and what action Borrower or any other Company has taken, is taking, or proposes to take with respect thereto, (iv) any federal, state, or local Law limiting or controlling the operations of any Company which has been issued or adopted hereafter and which could be a Material Adverse Event, (v) the receipt by any Company of notice of any violation or alleged violation of any
     Environmental Law or Environmental Permit or any Environmental Liability or potential Environmental Liability, which violation or liability or alleged violation or liability could, individually or collectively, with other such environmental violations or allegations, constitute a Material Adverse Event, or (vii) the occurrence of an ERISA Event or the incurrence of any liability by any Company or ERISA Affiliate with respect to any ERISA Event, which ERISA Event or liabilities (individually or in the aggregate with all other then existing ERISA Events and related liabilities of the Companies and ERISA Affiliates) could reasonably be expected to be a Material Adverse Event, specifying the nature thereof and what action any Company or ERISA Affiliate has taken, is taking, or proposes to take with respect thereto and providing copies of (A) all notices from the PBGC terminating or appointing a trustee for any
     Employee Plan, (B) all notices of termination or reorganization from any sponsor of a Multiemployer Plan, (C) all notices from any sponsor of a Multiemployer Plan imposing withdrawal liability on any Company or ERISA Affiliate, and (D) all notices from the PBGC regarding a potential Reportable Event or a request for information to assess the impact of any proposed transaction of Borrower or any of its ERISA Affiliates.

          (e)    Promptly   after  any  of  the  information   or
     disclosures provided on any of the Schedules delivered pursuant to this Agreement, any Annexes to any of the Pledge Agreements, or any Annexes required to be updated pursuant to the terms of any other Collateral Document becomes outdated or incorrect in any material respect, such revised or updated Schedule(s) or Annexes as may be necessary or appropriate to update or correct such information or disclosures; provided that, in the case of amendments and supplements to Schedules 9.12, 9.13, and 9.20 or any amendments or supplements to Annexes to the Pledge Agreements or to Annexes required to be updated pursuant to the terms of any other Collateral Document having the effect of deleting any Collateral, such amended or supplemented Schedules or Annexes shall not be deemed accepted for purposes of the Loan Documents and shall not be part of the Loan Documents unless and until approved by Required Lenders.

          (f)   Concurrently with the delivery  of  each  set  of
     annual and quarterly Financial Statements required in Sections 9.3(a) and (b) above, a statement of a Responsible Officer to the effect that nothing has come to his attention to cause him to believe that benchmarks or milestones established in the Year 2000 Plan have not been met in a manner such that the hardware and software systems will not be Year 2000 Compliant by September 30, 1999.

          (g) Within 5 Business Days after Borrower becomes aware of any material deviation from the Year 2000 Plan which would cause substantial compliance with the Year 2000 Plan not to be achieved by September 30, 1999, a statement of a Responsible Officer setting forth the details thereof and the action which the Companies are taking or propose to take with respect thereto.

          (h) Promptly upon the receipt thereof, a copy of any third party assessment of any Company's Year 2000 Plan, together with any recommendations made by such third party with respect to Year 2000 compliance.

          (i) Promptly after the filing thereof, a true, correct, and complete copy of each Form 10-K, Form 10-Q, Form 8-K, or other material reports or filings filed by or on behalf of any Company with the Securities and Exchange Commission.

          (j) Promptly upon request therefor by Administrative Agent or Lenders (which Lenders hold, in the aggregate, at least 25% of the Total Commitment, or if no portion of the Total Commitment is then outstanding, 25% of the Principal Debt, and make such request through Administrative Agent), such information (not otherwise required to be furnished under the Loan Documents) respecting the business affairs, assets, and liabilities of the Companies, and such opinions, certifications, and documents, in addition to those mentioned in this Agreement, as reasonably requested.

          (k) With respect to the post-closing requirements set forth on Schedule 7.1A, deliver, or cause to be delivered, to Administrative Agent, all agreements, documents, instruments, or other items listed on Schedule 7.1A on or
     prior  to  the  date  specified  for  delivery  thereof   on
     Schedule 7.1A.

     9.4 Inspections. The Companies shall allow Administrative Agent or any Lender (or their respective Representatives): (a) to inspect any of their properties and to review reports, files, and other records and (b) to make and take away copies of reports, files, and records, to conduct tests or investigations, and to discuss any of their affairs, conditions, and finances with other creditors, directors, officers, employees, other representatives, and independent accountants of the Companies, from time to time; provided that, notwithstanding the foregoing, if no Default or Potential Default exists, (i) any inspections hereunder must be upon reasonable notice and during reasonable business hours and must be limited to inspections by Administrative Agent and its Representatives unless Required Lenders request that one or more Lenders or their Representatives also be permitted to make such inspections and (ii) the consent of Borrower (which will not be unreasonably withheld or delayed) will be required for Administrative Agent, any Lender, or their respective Representative to take any action contemplated in clause (b) preceding.

     9.5 Taxes. Each Company (a) shall promptly pay when due any and all Taxes other than Taxes the applicability, amount, or validity of which is being contested in good faith by lawful proceedings diligently conducted, and against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any Lien securing same have been and continue to be stayed, and (b) shall not, directly or indirectly, use any portion of the proceeds of any Borrowing to pay the wages of employees unless a timely payment to or deposit with the appropriate Governmental Authorities of all amounts of Tax required to be deducted and withheld with respect to such wages is also made.

     9.6    Payment  of  Obligations.   Borrower  shall  pay  the
Obligation in accordance with the terms and provisions of the Loan Documents. Each Company (a) shall promptly pay (or renew and extend) all of its material obligations as the same become due (unless such obligations -- other than the Obligation -- are being contested in good faith by appropriate proceedings),
(b) shall not (i) make any voluntary prepayment of principal of, or interest on, any other Debt (other than the Obligation), whether subordinate to the Obligation or not, other than the Britton Debt, or (ii) use proceeds from the Facilities to make any payment or prepayment of principal of, or interest on, or sinking fund payment in respect of any other Debt of any Company, including, without limitation, any Subordinated Debt, other than the Refinanced Debt and the Britton Debt, and (iii) shall not, directly or indirectly, pay, prepay, redeem or purchase, or deposit funds or property for the payment (including, without limitation, a payment in respect of any sinking fund, defeasance of any Subordinated Debt, other than the Britton Debt), prepayment, redemption, or purchase of, Subordinated Debt, except that so long as no Potential Default or Default exists at the time of, or would exist immediately following, such payment, Borrower may from time to time make payments of interest
(excluding payments arising from any acceleration of maturity thereof) on the Subordinated Debt to the extent required by the terms of the instruments evidencing such Subordinated Debt so long as such interest payments are payable at intervals no less than 90 days.

     9.7 Maintenance of Existence, Assets, and Business. Each Company shall at all times: (a) except in connection with permitted mergers and dissolutions under Section 9.25 or permitted dispositions under Section 9.23, maintain its existence and good standing in the jurisdiction of its organization; and
(b) except where not a Material Adverse Event, (i) maintain its authority to transact business and good standing in all other jurisdictions necessary for its business and (ii) maintain all licenses, permits, and franchises (including, without limitation, Environmental Permits) necessary for its business. Each Company shall keep all of its assets which are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof.

     9.8 Insurance. Each Company shall, at its costs and expense, maintain with financially sound, responsible, and reputable insurance companies or associations insurance covering its properties and business against such risks, in such amounts, and with no greater risk retention as are customarily maintained, insured, or retained by companies of established repute engaged in the same or similar business as such Company. Upon the request of Administrative Agent, Borrower will furnish to Lenders information presented in reasonable detail as to the insurance so carried. In addition to the foregoing, on and after the Lien Triggering Date, the Companies shall maintain such insurance and obtain such reasonable insurance certificates and endorsements as are specified in the Collateral Documents.

     9.9 Preservation and Protection of Rights. Each Company shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as Administrative Agent or Required Lenders may reasonably deem necessary or appropriate in order to preserve and protect the Rights of Administrative Agent and Lenders under any Loan Document.

     9.10 Employee Benefit Plans. Other than the creation of the PBGC Lien on and after the Lien Triggering Date in compliance with Section 9.13(b)(ix), except where not a Material Adverse Event (individually or collectively), no Company shall permit any of the events or circumstances described in Section 8.10 to exist or occur.

     9.11 Environmental Laws. Each Company shall (a) operate and manage its business and otherwise conduct its affairs in compliance with, and shall promptly take corrective action to remedy any non-compliance with or respond to any obligation or liability under, all applicable Environmental Laws and Environmental Permits, except to the extent noncompliance, obligation, or liability could not reasonably be expected to constitute a Material Adverse Event, (b) promptly investigate and remediate any known Release or threatened Release of any Hazardous Substance on any property owned by any Company or at any facility operated by any Company to the extent and degree necessary to comply with applicable Environmental Law and to assure that any Release or threatened Release does not result in endangerment to human health or the environment or any adverse impact to adjacent or other property, and (c) establish and maintain a management system designed to ensure material compliance with applicable Environmental Laws and Environmental Permits and minimize material financial and other risks to each Company arising under applicable Environmental Laws or as a result of environmentally-related injuries to Persons or property. Within 180 days after the Closing Date, Borrower shall cause Environmental Investigations pursuant to ASTM Standard (as applicable) to be conducted and completed with respect to the properties acquired in the Ft. James Acquisition and related business operations and activities thereon, which Environmental Investigation shall be conducted by such Person and in such scope and detail as are reasonably acceptable to Administrative Agent. To the extent such Environmental Investigations on the properties and businesses acquired in the Ft. James Acquisition reflect any material Environmental Liability or material potential Environmental Liability, Borrower shall promptly assert and diligently pursue a claim for indemnification under the Ft. James Acquisition Agreement. On and after the Lien Triggering Date, the Companies shall cause to be conducted and completed such Environmental Investigations pursuant to ASTM Standards (to the extent applicable) on the properties or businesses of the Companies as Administrative Agent may reasonably request, which Environmental Investigations shall be conducted and completed by such Persons within such reasonable period of time, and in such form and scope as is reasonably acceptable to Administrative Agent.

     9.12 Debt and Guaranties. No Company shall, directly or indirectly, create, incur, or suffer to exist any direct, indirect, fixed, or contingent liability for any Debt, other than:

          (a) The Obligation and Guaranties thereof and Debt arising under any Financial Hedge with a Lender or an Affiliate of a Lender so long as such Financial Hedge constitutes a swap, collar, floor, cap, or other similar contract which is intended to reduce or eliminate the risk of fluctuation in interest rates on the Total Debt;

          (b) Debt of the Companies existing on the Closing Date and described on Schedule 9.12, together with all renewals, extensions, amendments, modifications, and refinancings thereof, so long as (x) the principal amount of any refinanced Debt shall not exceed the principal amount of the Debt being refinanced immediately prior to giving effect to any such refinancing; and (y) no Default or Potential Default exists or arises as a result of any such renewal, extension, amendment, modification, or refinancing;

          (c) Debt incurred by Borrower under any Financial Hedge (other than Financial Hedges constituting Debt permitted by clauses (a) and (b) of this Section 9.12) not to exceed $25,000,000 prior to the Qualifying Date and $50,000,000 on and after the Qualifying Date in the aggregate on any date of determination; for the purposes of this Agreement, the amount of Debt under any Financial Hedge shall be the amount determined on any date of determination, based on the assumption that such Financial Hedge had terminated on such date of determination, and in making such determination, if such Financial Hedge provides for the netting of amounts payable by and to Borrower thereunder or if such Financial Hedge provides for the simultaneous payment of amounts by and to Borrower, then in each such case, the amount of Debt shall be the net amount so determined;

          (d) Endorsements of checks or drafts in the ordinary course of business;

          (e)   Debt  of  any  Company (other  than  any  Foreign
     Subsidiary) owed to any Loan Party;

          (f) Contingent liabilities of any Company for any Debt of any Loan Party;

          (g) Debt of any Foreign Subsidiary owed to any Loan Party or any contingent liabilities of any Loan Party with respect to the Debt of any Foreign Subsidiary, so long as and only to the extent that such loans or contingent obligations are permitted under Section 9.20(i) (as the case may be);

          (h) Debt of any Company existing at the time any asset or Person is acquired by, or merged or consolidated with or into, any Company (and renewals, extensions, amendments, and modifications of such Debt), so long as (i) such Debt was not incurred in contemplation of such acquisition, merger, or consolidation, (ii) no Default or Potential Default then exists or arises as a result thereof, (iii) no other Company (other than the existing obligors at the time such Person or asset was acquired or guaranties by Borrower to the extent permitted by Section 9.12(f)) shall have or incur any direct or indirect liability for such Debt, and (iv) the principal amount of any such Debt shall not be increased by any renewal, extension, amendment, modification, or refinancing thereof (unless such increased amount is otherwise permitted to be incurred in compliance with Section 9.12(j));

          (i) Debt incurred or assumed by any Company for the purpose of financing all or any part of the cost of any asset (including Capital Leases and renewals, extensions, amendments, and modifications of such Debt), so long as
     (i) the aggregate amount of such Debt (together with any and all amendments, modifications, or refinancings thereof) does not exceed $25,000,000 prior to the Qualifying Date and $50,000,000 on and after the Qualifying Date, and (ii) no Default or Potential Default then exists or arises as a result of such Debt incurrence;

          (j) Debt of any Company not otherwise permitted by this Section 9.12, so long as such Debt does not exceed in the aggregate $25,000,000 prior to the Qualifying Date and $50,000,000 on and after the Qualifying Date;

          (k) Debt of any Loan Party not otherwise permitted by this Section 9.12 incurred or created so long as (i) no Default or Potential Default exists on the date any such Debt is created or arises as a result of any Debt incurrence or Borrowing thereunder; (ii) the provisions of the documents evidencing such Debt are not materially more restrictive (as reasonably determined by Administrative Agent) than the provisions of the Loan Documents, including, without limitation, any requirements for mandatory prepayments or redemptions at any time where similar payments are not required under the Loan Documents;
     (iii) such Debt does not mature earlier than one year following the Termination Date for the Revolver Facility and shall amortize in such amounts and on such dates as are reasonably acceptable to Administrative Agent; (iv) such Debt is unsecured; and (v) the documents pursuant to which such Debt is issued (including, without limitation, any subordination provisions therein) are reasonably satisfactory to Administrative Agent and its counsel; and

          (l)    Debt   incurred   by  Coors  Porcelain   Company
     concurrently with the consummation of the Ceramics Spinoff.

     9.13  Liens.   No  Company  will,  directly  or  indirectly,
(a) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits any Company from creating or incurring any Lien on any of its assets, other than (i) the Loan Documents, and (ii) all arrangements and agreements arising under Debt permitted by Section 9.12(i), so long as any such Lien prohibition is limited to the property or assets financed by such Debt; or (b) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, except:

          (i) Liens securing the Obligation, and so long as the Obligation is ratably secured therewith, Liens securing Debt incurred by any Company under any Financial Hedge with any Lender or an Affiliate of any Lender to the extent permitted under Section 9.12;

          (ii) Liens existing on the Closing Date, so long as such Liens are described on Schedule 9.13 and the Debt
     secured    by    all    Liens    permitted    under     this
     Section  9.13(b)(ii)  shall  not  exceed  in  the  aggregate
     $10,000,000;

          (iii) Liens securing Permitted Debt incurred pursuant to Section 9.12(i), so long as (x) any such Lien does not extend to any asset other than the asset purchased or financed by such Debt, and (y) any such Lien attached to such asset concurrently with or within 180 days of the related asset acquisition;

          (iv) Liens securing Permitted Debt incurred pursuant to
     Section 9.12(h), so long as (x) any such Lien was not created in contemplation of such acquisition, merger, or consolidation, (y) the Debt secured by all Liens permitted under this Section 9.13(b)(iv) shall not exceed $25,000,000 on any date of determination prior to the Qualifying Date or $50,000,000 on any date of determination occurring on and after the Qualifying Date, and (z) any such Lien does not and shall not extend to any asset other than the assets secured immediately prior to the acquisition;

          (v) Pledges or deposits made to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, pensions, or other social security programs, but expressly excluding any Liens in favor of the PBGC or otherwise arising under ERISA;

          (vi) Good-faith pledges or deposits made to secure performance of bids, tenders, insurance or other contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds as all such Liens arise in the ordinary course of business of the Companies;

          (vii) Encumbrances consisting of zoning restrictions, easements, other restrictions on the use of real property, or other matters of record affecting real property, none of which impair in any respect the use of such property by the Person in question in the operation of its business, and none of which is violated by existing or proposed structures or land use, except impairments or violations which, individually or collectively, could not reasonably be expected to be a Material Adverse Event;

          (viii) Liens of landlords or of mortgagees of landlords, arising solely by operation of law, on fixtures and movable property located on premises leased in the ordinary course of business;

          (ix) On and after the Lien Triggering Date, the PBGC Lien, so long as, (A) Administrative Agent (for the benefit of the Lenders) has taken Liens in the Collateral pursuant to Section 6.2, (B) the obligations secured by the PBGC Lien permitted under this Section 9.13(b)(ix) shall not exceed $22,600,000 on any date of determination, (C) such PBGC Lien is pari passu or subordinate to the Lien of Administrative Agent (held for the benefit of Lenders) in such assets,
     (D) the PBGC and Administrative Agent (for the benefit of Lenders) have entered into an intercreditor agreement, in form and substance satisfactory to Administrative Agent, and
     (E) the PBGC Lien is limited to those assets that can be secured solely by filing a financing statement under the UCC; and

          (x) The following, so long as the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provisions (if any) required by GAAP shall have been made, levy and execution thereon have been stayed and continue to be stayed or is not imminent, and they do not in the aggregate detract from the value of the property of the Person in question, or impair the use thereof in the operation of its business (if such detraction in value or impairment could reasonably be expected to be a Material Adverse Event): (i) claims and Liens for Taxes (other than Liens relating to Environmental Laws or ERISA); (ii) claims and Liens upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute of the merits; and (iii) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens.

     9.14 Transactions with Affiliates. No Company shall enter into any material transaction with any of its Affiliates (excluding transactions among or between Loan Parties), other than (i) transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate, or (ii) transactions between the Companies and any Affiliate (excluding any Loan Party) on terms of the kind customarily employed to allocate charges among members of a consolidated group of entities, in each such case, that are fair and reasonable to the Companies, provided that, with respect to such transactions permitted in clause (ii), the aggregate consideration for such transactions does not exceed $1,000,000 in any calendar year.

     9.15 Compliance with Laws and Documents. No Company shall violate the provisions of any Laws (including, without limitation, Environmental Laws, Environmental Permits, ERISA, and
OSHA) applicable to it or any material written or oral agreement, contract, commitment, or understanding to which it is a party, if such violation alone, or when aggregated with all other such violations, could be a Material Adverse Event; no Company shall violate the provisions of its articles of incorporation, bylaws, or partnership agreement, or modify, repeal, replace, or amend any provision of its articles of incorporation, bylaws, or partnership agreement, if such action could adversely affect the Rights of Lenders.

     9.16 Permitted Acquisitions, Subsidiary Guaranties, and Collateral Documents. In connection with each Permitted Acquisition, Borrower shall deliver, or cause to be delivered to, Administrative Agent each of the items described on Schedule 7.2, on or before the date specified on such Schedule for each such item. Borrower shall cause each Subsidiary that becomes a Domestic Subsidiary of any Company after the Closing Date
(whether as a result of acquisition, merger, creation, or otherwise) (a) to execute a Guaranty on the date such entity becomes a Domestic Subsidiary of a Company and promptly deliver (but in no event later than 10 days following consummation of such creation, acquisition, or merger) such Guaranty to Administrative Agent and (b) if after the Lien Triggering Date, to execute and deliver to Administrative Agent all required Collateral Documents creating Liens in favor of Administrative Agent on all the material assets of such Domestic Subsidiary.

     9.17 Assignment. No Company shall assign or transfer any of its Rights, duties, or obligations under any of the Loan
Documents.

     9.18 Fiscal Year and Accounting Methods. No Company will change its fiscal year for book accounting purposes or change its method of accounting, other than (a) immaterial changes in methods or as required by GAAP, (b) in connection with a Permitted Acquisition, such changes to the newly-acquired entity so as to conform its fiscal year and its method of accounting to those of the Companies, or (c) changes in accounting methods which are permitted by GAAP, so long as Borrower gives written notice of any material proposed accounting method change to Administrative Agent not later than sixty (60) days prior to the delivery of the first Financial Statements and related Compliance Certificate that would reflect such an accounting change, and subject to Administrative Agent's Right to request renegotiation of any financial covenants materially affected by such change in accounting method, if any; provided that, if Administrative Agent has requested the renegotiation of any financial covenants and Borrower and Required Lenders have not agreed on revised covenants within thirty (30) days after delivery of such notice, Borrower shall not be permitted to make such change in method of accounting; provided further that, nothing herein is intended to alter the Rights of Borrower, Lenders, and Administrative Agent pursuant to Section 1.3 in the event of changes in GAAP.

     9.19 Government Regulations. No Company will conduct its business in such a way that it will become subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other Law (other than Regulations T, U, and X of the Board of Governors of the Federal Reserve System) which regulates the incurrence of Debt.

     9.20 Loans, Advances, and Investments. No Company shall make any loan, advance, extension of credit, or capital contribution to, make any investment in, purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, or guaranty any Debt of, any other Person (collectively, "Investments"), other than:

          (a)    Investments   (including   without   limitation,
     existing investments in Foreign Subsidiaries) existing on the Closing Date as described on Schedule 9.20;

          (b)  Cash Equivalents;

          (c) Investments of any Loan Party in respect of any other Loan Party;

          (d) Permitted Acquisitions (other than Acquisitions of, by, or resulting in, Foreign Subsidiaries); provided, however, that to the extent that any Permitted Acquisition results in the formation or Acquisition of one or more Foreign Subsidiaries, Borrower shall provide to Administrative Agent such information as Administrative Agent shall reasonably request to evidence the portion of the Purchase Price attributable to such Foreign Subsidiaries (the "Foreign Investment"), which Foreign Investment must be permitted by Section 9.20(i);

          (e) Trade accounts receivable which are for goods furnished or services rendered in the ordinary course of business;

          (f)  Financial Hedges permitted by the Loan Documents;

          (g) Loans or advances to any Companies' directors, officers, and employees not to exceed $5,000,000 in the aggregate for all Companies at any time outstanding;

          (h) Deferred purchase obligations of the buyer owed to any Company arising in connection with the Golden Aluminum Company Sale, the sale of the Solar Division to the extent permitted by Section 9.23(f), or sales permitted by Section 9.23(h);

          (i) So long as no Default or Potential Default then exists or arises, (i) investments in Foreign Subsidiaries (other than those existing on the Closing Date),
     (ii) Acquisitions of, by, or resulting in, Foreign Subsidiaries, and (iii) investments in other Persons (other than the Loan Parties), which investments in the aggregate under this clause (i) do not exceed $25,000,000 prior to the Qualifying Date or $75,000,000 on and after the Qualifying Date, determined on a cumulative basis from and after the Closing Date; and

          (j)  Loans or advances to a Loan Party from any Foreign
     Subsidiary,   so  long  as  such  loans  or   advances   are
     subordinated to the Obligation on terms and conditions satisfactory to Administrative Agent.

     9.21 Distributions. No Company may directly or indirectly declare, make, or pay any Distribution, other than:
(a) Distributions declared, made, or paid by Borrower which are wholly in the form of its capital stock; (b) Distributions by any Company to any Loan Party; (c) subject to compliance with the mandatory prepayment requirements of Section 3.3(b)(v), Distributions effecting the Ceramics Spinoff, so long as (i) no Default or Potential Default exists or arises as a result thereof, (ii) the Companies have obtained all necessary approvals from all Governmental Authorities, including, without limitation, the PBGC, if necessary; and (iii) substantially concurrent with the consummation of the Ceramics Spinoff, Borrower receives from Coors Porcelain Company or its Subsidiaries, a cash Distribution, a cash repayment of inter-Company Debt, or cash consideration for an inter-Company transfer of assets in an amount not less than $200,000,000; and (d) on and after the Qualifying Date, Distributions that do not exceed the sum of (i) $25,000,000 plus
(ii) 75% of the cumulative Consolidated Net Income (or minus 100% of cumulative consolidated net loss) for the period beginning with the first fiscal quarter after the Qualifying Date through the end of the most recent full fiscal quarter (treated for this purpose as a single accounting period). Notwithstanding the foregoing, Distributions are permitted hereunder only to the extent such Distribution is made in accordance with applicable Law and constitutes a valid, non-voidable transaction.

     9.22 Restrictions on Subsidiaries. Except as may be required in connection with a pending permitted disposition of a Subsidiary, no Subsidiary of Borrower nor any Guarantor shall enter into or permit to exist any material arrangement or agreement (other than the Loan Documents) which directly or indirectly prohibits any such Subsidiary from (a) declaring, making, or paying, directly or indirectly, any Distribution to Borrower or any other Company, (b) paying any Debt owed to Borrower or any other Company, (c) making loans, advances, or investments to Borrower or any other Company, or (d) transferring any of its property or assets to Borrower or any other Company.

     9.23 Sale of Assets. No Company shall sell, assign, transfer, or otherwise dispose of any of its assets, other than
(a)  sales  of  inventory  in the ordinary  course  of  business,
(b) the sale, discount, or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection, (c) occasional sales of immaterial assets for consideration not less than the fair market value thereof,
(d) dispositions of obsolete assets, (e) sale, leases, or other disposition among Loan Parties; (f) the sale or disposition for fair value for cash or Cash Equivalents and not by way of deferred payment pursuant to a promissory note (other than a promissory note payable to Borrower or Golden Technologies Company, Inc. in an amount not to exceed $1,500,000 delivered by the purchaser in connection with the sale of the Solar Division) in one or more transactions of the Flexible Packaging Division, the Solar Division, or any other Designated Asset, so long as concurrently with such disposition, Borrower shall make the mandatory prepayments required by Section 3.3(b)(ii), (g) the Golden Aluminum Company Sale, which may be for cash, Cash
Equivalents, or by way of deferred payment pursuant to a promissory note, so long as concurrently with such disposition, Borrower shall make the mandatory prepayments required by
Section 3.3(b)(ii) and the Companies have obtained all necessary approvals from all Governmental Authorities; including, without limitation, if necessary the PBGC, and (h) if no Default or Potential Default then exists or arises as a result thereof, sales of other assets for fair value for cash, Cash Equivalents, or by way of deferred payment pursuant to a promissory note (including, without limitation, sales or transfers of assets to Companies that are not Loan Parties); so long as (i) the aggregate value of all assets sold pursuant to clause (h) during any fiscal year shall not exceed 5% of the Total Assets of the Companies as of the end of the immediately-preceding fiscal year if prior to the Qualifying Date, or 10% on and after the Qualifying Date, and (ii) concurrently with such disposition, Borrower shall make the mandatory prepayments (if any) required by Section 3.3(b)(iii).

     9.24 Sale-Leaseback Financings. No Company will enter into any sale-leaseback arrangement with any Person pursuant to which such Company shall lease any asset (whether now owned or hereafter acquired) if such asset has been or is to be sold or transferred by any Company to any other Person.

     9.25  Mergers and Dissolutions; Sale of Capital  Stock.   No
Company will, directly or indirectly, merge or consolidate with any other Person, other than if no Default or Potential Default then exists or arises, (a) in connection with a Permitted
Acquisition  if  the  survivor  is,  or  concurrently  with   the
Permitted Acquisition becomes, a Company organized under the Laws
of   a  jurisdiction  of  the  United  States;  (b)  mergers   or
consolidations   involving  Borrower   (including   a   Permitted
Acquisition effected as a merger) if Borrower is the surviving entity; (c) mergers among Companies; provided that, in any merger involving Borrower (including a Permitted Acquisition effected as a merger), Borrower must be the surviving entity, and, in any merger involving any other Loan Party (including a Permitted Acquisition effected as a merger), a Loan Party which is a Wholly-
owned  Subsidiary must be the surviving entity.   Notwithstanding
the foregoing, Borrower may merge with and into any Loan Party, so long as (i) no Default or Potential Default then exists or arises as a result thereof, (ii) the successor corporation, after giving effect to such merger, is a Loan Party that owns, directly or indirectly, all Subsidiaries previously owned by Borrower, and
(iii) the successor corporation shall expressly assume all obligations of Borrower for payment of the Obligation and performance under the Loan Documents and shall deliver (or cause to be delivered) such written amendments and legal opinions with respect thereto, as Administrative Agent may reasonably request. No Company shall liquidate, wind up, or dissolve (or suffer any liquidation or dissolution), other than (i) liquidations, wind ups, or dissolutions incident to mergers permitted under this
Section 9.25, (ii) dissolution of any Loan Party if substantially all of its assets have been conveyed to another Loan Party or
disposed   of  as  permitted  by  and  in  accordance  with   the
requirements  of  Section  9.23,  or  (iii)  dissolution  of  any
Subsidiary other than a Loan Party if substantially all of its assets have been conveyed to another Subsidiary or disposed of as
permitted   by  and  in  accordance  with  the  requirements   of
Section 9.23. No Company may sell, assign, lease, transfer, or otherwise dispose of the capital stock (or other ownership interests) of any other Company, except for (i) sales, leases, transfers, or other such dispositions between Companies permitted by and in accordance with the requirements of Section 9.23 and
(ii) the Ceramics Spinoff, so long as concurrently with the Ceramics Spinoff, Borrower shall make the mandatory prepayments required by Section 3.3(b)(v).

     9.26 New Business. No Company will, directly or indirectly, permit or suffer to exist any material change in the type of businesses in which it is engaged from the businesses of the Companies as conducted on the Closing Date.

     9.27 Affiliate Subordination Agreements. The Companies shall, simultaneously with the creation of any and all future Debt of any Company to any one or more Affiliates (other than a Loan Party), cause the appropriate Affiliate or Affiliates to execute and deliver to Administrative Agent an agreement, substantially in the form of Exhibit H, subordinating the payment of such Debt to the payment of the Obligation.

     9.28  Amendments  to  Documents.  No  Company  shall  either
(a) amend, modify, repeal, replace or permit the amendment, modification, repeal, or replacement of its articles of incorporation, bylaws, articles of incorporation, partnership agreement, or other organizational documents as in effect on the Closing Date, if such action could adversely affect the Rights of Lenders; (b) without the prior written consent of Administrative Agent, amend, modify, or waive any material provision of any material Ft. James Acquisition Document (other than the supply agreements, the broker agreements, the intellectual property cross-licensing agreements, the facility sharing agreement, and any employee benefit plans being created or executed pursuant to or in connection with the Ft. James Acquisition Agreement);
(c) without the prior written consent of Administrative Agent, amend or modify the terms of any Subordinated Debt, including, without limitation, any modification of the Subordinated Debt which changes the maturity thereof, the interest rates thereunder, or the subordination provisions therein; or (d) without the prior written consent of Required Lenders, amend or modify the PBGC Letter or enter into any other agreement with the PBGC with respect to the PBGC Lien.

     9.29 Year 2000 Compliance. The Companies shall have all hardware and software systems Year 2000 Compliant and ready (including all internal and external testing) on or before September 30, 1999, unless the failure to do so could not reasonably be expected to be a Material Adverse Event.

     9.30 Financial Covenants. As calculated on a consolidated basis for the Companies (unless otherwise indicated):

          (a) Leverage Ratio. Borrower shall never permit the Leverage Ratio of the Companies at any date of determination (each a "compliance date") to be greater than the ratio shown in the table below which corresponds to the period in which the applicable compliance date occurs:


                                        Maximum Leverage
                 Period                       Ratio
           -------------------------    ----------------
           September 30, 1999, to           5.00 to 1
               and including
             December 30, 1999

           December 31, 1999, to and        4.75 to 1
           including June 29, 2000

             June 30, 2000, to              4.00 to 1
               and including
             December 30, 2000

           December 31, 2000, to            3.50 to 1
               and including
             December 30, 2001

           December 31, 2001, to            3.00 to 1
               and including
             December 30, 2002

           December 31, 2002, and           2.75 to 1
                 thereafter

     ; provided, however, that if on or after December 31, 1999, the Obligation arising under both the 180-Day Term Facility and the One-Year Term Facility has been repaid in full, then the maximum Leverage Ratio for the period from the date the Obligation arising under both the 180-Day Term Facility and the One-Year Term Facility has been repaid to June 29, 2000, shall be 4.25 to 1, notwithstanding any contrary requirement set forth in the foregoing table.

          (b) Minimum Consolidated Net Worth. During the period from October 1, 1999, through December 31, 1999, Borrower shall never permit its Consolidated Net Worth to be less than $370,000,000. On and after January 1, 2000, Borrower shall never permit its Consolidated Net Worth to be less than the sum of (i) $370,000,000, plus (ii) 75% of the cumulative Consolidated Net Income (if positive) determined from January 1, 2000, to any date of determination, plus
     (iii) 100% of the Net Cash Proceeds of all Equity Issuances effected by any Company (excluding the Net Cash Proceeds of any Equity Issuance by a Company to another Company).

          (c) Interest Coverage. Borrower shall never permit the ratio (determined quarterly on a cumulative basis from October 1, 1999, for fiscal quarters ending December 31, 1999, March 31, 2000, and June 30, 2000, and thereafter, determined on a quarterly basis for the Rolling Period then-ending) of (i) EBITDA to (ii) the Companies' Interest Expense to be less than the ratio shown in the table below which corresponds to the applicable fiscal quarter:


             Fiscal Quarter(s)         Minimum Interest
                   Ending               Coverage Ratio
           ----------------------      ----------------
           December 31, 1999, and         2.00 to 1
               March 31, 2000

             June 30, 2000, and           2.50 to 1
             September 30, 2000

             December 31, 2000,           3.00 to 1
               March 31, 2001,
               June 30, 2001,
           and September 30, 2001

           December 31, 2001, and         4.00 to 1
                 thereafter

          (d) Total Debt to Consolidated Total Capitalization. Borrower shall never permit the ratio (expressed as a percentage) of the Total Debt to the Consolidated Total Capitalization at any date of determination (each a "compliance date") to be greater than the percentage shown in the table below which corresponds to the period in which the applicable compliance date occurs:


                                     Maximum Total Debt/
                                     Consolidated Total
                   Period           Capitalization Ratio
           ----------------------   --------------------
           September 30, 1999, to            75%
               and including
             December 30, 1999

           December 31, 1999, to             72%
           and including June 29,
                    2000

           June 30, 2000, to and             65%
           including December 30,
                    2000

           December 31, 2000, to             60%
               and including
             December 30, 2001

           December 31, 2001, to             55%
               and including
             December 30, 2002

           December 31, 2002, and            50%
                 thereafter

          (e)   Capital  Expenditures.  Commencing on  and  after
     January  1,  2000,  the  Companies shall  not  make  Capital
     Expenditures in any fiscal year if the aggregate amount of such expenditures would exceed $75,000,000.

     9.31 Financial Hedges.

          (a) Borrower shall, within 30 days after the Closing Date, enter into, purchase, or acquire Financial Hedges providing interest rate protection, in a form and upon terms reasonably acceptable to Administrative Agent and issued by one or more Lenders, Affiliates of Lenders, or an institution acceptable to Administrative Agent (which consent will not be unreasonably withheld) with a duration of at least two years, which Financial Hedges shall assure that the net interest cost to Borrower on at least $100,000,000 of the Principal Debt is fixed, capped, or hedged; provided, however, that the protected fixed, capped, or hedged rate shall be no greater than 2.0% above the Eurodollar Rate on the date such Financial Hedges are purchased.

          (b) Borrower shall, within 30 days after the Lien Triggering Date, enter into, purchase, or acquire Financial Hedges providing interest rate protection, in a form and upon terms reasonably acceptable to Administrative Agent and issued by one or more Lenders, any Affiliates of Lenders, or an institution acceptable to Administrative Agent (which consent will not be unreasonably withheld) with a duration of at least two years, which Financial Hedges shall assure that the net interest cost to Borrower is fixed, capped, or hedged on at least fifty percent (50%) of the Principal Debt outstanding on the date such Financial Hedges are purchased ("Hedge Date"); provided, however, that the protected fixed, capped, or hedged rate shall be no greater than 2.0% above the Eurodollar Rate on the Hedge Date. Notwithstanding the foregoing, any Financial Hedge purchased under Section 9.31(b) may be reduced from time to time after the Hedge Date, so long as on any date of reduction, the Financial Hedges maintained in accordance with this Section 9.31(b) shall assure that the net interest cost to Borrower is fixed, capped, or hedged on at least fifty percent (50%) of the Principal Debt existing on the Hedge Date, as such Principal Debt may have been reduced after the Hedge Date; for purposes hereof, any repayments of Principal Debt shall be deemed to be applied first to that portion of the Principal Debt that is not hedged under this Section 9.31(b), then to the Hedged Debt.

          (c)    Notwithstanding   the   foregoing,   after   the
     occurrence of the Qualifying Date, no Financial Hedges are required to be maintained under this Section 9.31.

SECTION 10 DEFAULT. The term "Default" means the occurrence of any one or more of the following events:

     10.1 Payment of Obligation. The failure or refusal of any Company to pay (a) all or any part of the Principal Debt when the same becomes due (whether by its terms, by acceleration, or as otherwise provided in the Loan Documents); or (b) any other part of the Obligation (including, without limitation, any deposit of cash collateral required pursuant to Section 2.7) on or before five calendar days after the date due.

     10.2 Covenants.  The failure or refusal of Borrower (and, if
applicable,  any  other  Company)  to  punctually  and   properly
perform, observe, and comply with:

          (a) Any covenant, agreement, or condition contained in Sections 9.1, 9.3(a) and (b), 9.4, 9.12, 9.13, 9.16, 9.17,
     9.20 through 9.25, and 9.30;

          (b) Any covenant, agreement, or conditions contained in Sections 9.3(c) through (j), 9.6 (other than the covenants to pay the Obligation as set forth therein, which shall be governed by Section 10.1), 9.14, and 9.29, and such failure continues for five days; and

          (c) Any other covenant, agreement, or condition contained in any Loan Document (other than the covenants to pay the Obligation or provide cash collateral set forth in
     Section 10.1 and the covenants in Section 10.2(a) and (b)), and such failure or refusal continues for 30 days after
     (i)   Administrative   Agent  gives   notice   thereof,   or
     (ii) Borrower otherwise becomes aware of such failure or refusal.

     10.3  Debtor  Relief.   Borrower or any Material  Subsidiary
(a) shall not be Solvent, (b) fails to pay its Debts generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, other than as a creditor or claimant, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Administrative Agent or any Lender granted in the Loan Documents (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days after its filing).

     10.4 Judgments and Attachments. Any Company fails, within 10 days after entry, to pay, bond, or otherwise discharge any judgment or order for the payment of money in excess of $10,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against any Company's assets having a value (individually or collectively) of $10,000,000 which is not stayed on appeal.

     10.5 Government Action. (a) A final non-appealable order is issued by any Governmental Authority, including, but not limited to, the United States Justice Department, seeking to cause any Company to divest a significant portion of its assets pursuant to any antitrust, restraint of trade, unfair competition, industry regulation, or similar Laws, or (b) any Governmental Authority shall condemn, seize, or otherwise appropriate, or take custody or control of all or any substantial portion of the assets of any Company.

     10.6 Misrepresentation. Any representation or warranty made by any Company contained in any Loan Document shall at any time prove to have been incorrect in any material respect when made.

     10.7 Change of Control. (i) Any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934 (as amended from time to time the "Exchange Act")), other than any Special Shareholders, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities Exchange Commission pursuant to the Exchange Act) of 50% or more of the outstanding shares of common stock of Borrower; (ii) commencing on the earlier of 60 days after the date upon which the Ceramics Spinoff is consummated or June 1, 2000, during any 12 consecutive calendar months thereafter, individuals who were directors of Borrower on the first day of such period shall cease to constitute a majority of Borrower's board of directors; (iii) the Special Shareholders cease to own at least 20% of the outstanding shares of common stock of Borrower; or (iv) except as otherwise permitted pursuant to this Agreement, Borrower ceases to own the percentage of the issued and outstanding equity interests issued by its Subsidiaries as determined on the Closing Date or, if thereafter acquired, on the date of the related Acquisition. As used herein, "Special Shareholders" shall mean any trust, the primary beneficiaries of which are descendants of Adolph Coors, Sr. or spouses of such descendants, or the trustees of any such trusts.

     10.8 Default Under Other Debt and Agreements. (a) The Borrower or any one or more Companies fail to pay when due (after lapse of any applicable grace periods) any Debt of such Company (other than the Obligation) in excess (individually or collectively) of $10,000,000 if prior to the Qualifying Date or $20,000,000 on and after the Qualifying Date; (b) the acceleration of any Debt of Borrower or any one or more Companies or the occurrence of any event or condition (which with notice or lapse of time) would enable the holder of such Debt or any Person acting on behalf of such holder to accelerate the maturing thereof, which Debt exceeds (individually or collectively) $10,000,000 if prior to the Qualifying Date or $20,000,000 on and after the Qualifying Date; or (c) any default exists under any Material Agreement, which default under such Material Agreement could reasonably be expected to be a Material Adverse Event.

     10.9 Employee Benefit Plans. (a) Any Company or ERISA Affiliate shall fail to pay when due an amount or amounts for which it is liable under Title IV of ERISA, which unpaid amounts exceed $5,000,000 in the aggregate; or (b) an ERISA Event shall occur or exist with respect to any Employee Plan or Multiemployer Plan, and as a result of such ERISA Event and all other ERISA Events then-existing, the aggregate liabilities incurred (or in the reasonable judgment of Required Lenders, likely to be incurred) of the Companies and the ERISA Affiliates to any
Employee Plan, Multiemployer Plan, or the PBGC (or any combination thereof) shall exceed $30,000,000.

     10.10 Validity and Enforceability of Loan Documents. Any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void (other than in accordance with the terms hereof or thereof) or the validity or enforceability thereof shall be contested by any Company party thereto or any Company shall deny in writing that it has any or any further liability or obligations under any Loan Document to which it is a party.

     10.11 Environmental Liability. If any event or condition shall occur or exist with respect to any Environmental Law, Environmental Permit, or Hazardous Substance, and as a result of such event or condition, any Company shall have incurred or in the opinion of Administrative Agent or Required Lenders be reasonably likely to incur an Environmental Liability in excess of $10,000,000 if prior to the Qualifying Date or $20,000,000 on and after the Qualifying Date during any consecutive twelve (12) month period.

     10.12      Pledged Stock; Collateral Documents.  If (i)  the
Administrative Agent ceases to hold as Collateral (for the benefit of Lenders) a perfected first priority Lien on all of the issued and outstanding shares of common stock of the Domestic Subsidiaries issued to any Loan Party and 65% of the issued and outstanding shares of common stock of the Material Foreign Subsidiaries issued to Borrower or any Domestic Subsidiary, and such failure is not cured within five days; or (ii) any Collateral Document after delivery thereof pursuant to Section 6 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien on and security interest in the Collateral purported to be covered thereby, except as permitted under the Loan Documents.

SECTION 11     RIGHTS AND REMEDIES.

     11.1 Remedies Upon Default.

          (a) Debtor Relief. If a Default exists under Sections 10.3(c) or 10.3(d), the commitment to extend credit hereunder shall automatically terminate and the entire unpaid balance of the Obligation shall automatically become due and payable without any action or notice of any kind whatsoever and Borrower shall be required to provide cash collateral in an amount equal to 105% of the LC Exposure then existing in accordance with Section 2.5(g).

          (b) Other Defaults. If any Default exists, Administrative Agent shall, upon the request of Required
     Lenders (subject to the terms of Section 12) or Required Lenders may (if Administrative Agent fails to act), do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under
     Section 11.1(a), declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable;
     (ii) terminate the commitments of Lenders to extend credit hereunder; (iii) reduce any claim to judgment; (iv) to the extent permitted by Law, exercise (or request each Lender to, and each Lender shall be entitled to, exercise) the Rights of offset or banker's Lien against the interest of each Company in and to every account and other property of each Company which are in the possession of Administrative Agent or any Lender to the extent of the full amount of the Obligation (to the extent permitted by Law, each Company being deemed directly obligated to each Lender in the full amount of the Obligation for such purposes); (v) if the maturity of the Obligation has not already been accelerated under Section 11.1(a), demand Borrower to provide cash collateral in an amount equal to 105% of the LC Exposure then existing in accordance with Section 2.5(g); and
     (vi) exercise any and all other legal or equitable Rights afforded by the Loan Documents, the Laws of the State of New York, or any other applicable jurisdiction as Administrative Agent or Required Lenders (as the case may be) shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or condition contained in any of the Loan Documents or in aid of the exercise of any Right granted to Administrative Agent or any Lender in any of the Loan Documents.

     11.2 Company Waivers. To the extent permitted by Law, the Companies hereby waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agree that their respective liability with respect to the Obligation (or any part thereof) shall not be affected by any renewal or extension in the time of payment of the Obligation (or any part thereof), by any indulgence, or by any release or change in any security for the payment of the Obligation (or any part thereof).

     11.3 Performance by Administrative Agent. If any material covenant, duty, or agreement of any Company is not performed in accordance with the terms of the Loan Documents, after the occurrence and during the continuance of a Default, Administrative Agent may, at its option (but subject to the approval of Required Lenders), perform or attempt to perform such covenant, duty, or agreement on behalf of such Company. In such event, any amount expended by Administrative Agent in such performance or attempted performance shall be payable by the Companies, jointly and severally, to Administrative Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Administrative Agent until paid. Notwithstanding the foregoing, it is expressly understood that Administrative Agent does not assume, and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Company.

     11.4 Delegation of Duties and Rights. Lenders may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective Representatives.

     11.5 Not in Control. Nothing in any Loan Document shall, or shall be deemed to (a) give any Agent or any Lender the Right to exercise control over the assets (including real property), affairs, or management of any Company prior to foreclosure thereon, (b) preclude or interfere with compliance by any Company with any Law (including, without limitation, any Environmental
Law), or (c) require any act or omission by any Company that may be harmful to Persons or property. Any "Material Adverse Event" or other materiality qualifier in any representation, warranty, covenant, or other provision of any Loan Document is included for the purposes of defining the agreement between the parties and shall not, and shall not be deemed to, mean that any Agent or any Lender acquiesces in any non-compliance by any Company with any Law or document, or that any Agent or any Lender does not expect the Companies to promptly, diligently, and continuously carry out all appropriate removal, remediation, and termination activities required or appropriate in accordance with all Environmental Laws. The Agents and the Lenders have no fiduciary relationship with or fiduciary duty to Borrower or any Company arising out of or in connection with the Loan Documents, and the relationship between the Agents and the Lenders, on the one hand, and Borrower and the Companies, on the other hand, in connection with the Loan Documents is solely that of debtor and creditor. The power of the Agents and Lenders under the Loan Documents is limited to the Rights provided in the Loan Documents, which Rights exist solely to assure payment and performance of the Obligation and may be exercised in a manner calculated by the Agents and Lenders in their respective good faith business judgment.

     11.6 Course of Dealing. The acceptance by Administrative Agent or Lenders at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Administrative Agent, Required Lenders, or Lenders of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Administrative Agent, Required Lenders, or Lenders in exercising any Right under the Loan Documents shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Documents or otherwise.

     11.7 Cumulative Rights. All Rights available to Administrative Agent and Lenders under the Loan Documents are cumulative of and in addition to all other Rights granted to Administrative Agent and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Administrative Agent or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

     11.8 Application of Proceeds. Any and all proceeds ever received by Administrative Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation in the order and manner set forth in Section 3.12.

     11.9 Certain Proceedings. Each Company will promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Administrative Agent or Lenders may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or Authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Documents. Because the Companies agree that Administrative Agent's and Lenders' remedies at Law for failure of the Companies to comply with the provisions of this Section would be inadequate and that such failure would not be adequately compensable in damages, the Companies agree that the covenants of this Section may be specifically enforced.

     11.10 Expenditures by Lenders. Borrower shall promptly pay within fifteen (15) Business Days after request therefor
(a) all reasonable costs, fees, and expenses paid or incurred by Administrative Agent and Arranger, incident to any Loan Document (including, but not limited to, the reasonable fees and expenses of counsel to Administrative Agent and Arranger in connection with the negotiation, preparation, delivery, execution, coordination, and administration of the Loan Documents and any related amendment, waiver, or consent) and (b) all reasonable costs and expenses of Lenders and Administrative Agent incurred by Administrative Agent or any Lender in connection with the enforcement of the obligations of any Company arising under the Loan Documents following a Default or Potential Default (including, without limitation, costs and expenses incurred in connection with any workout or bankruptcy) or the exercise of any Rights arising under the Loan Documents (including, but not limited to, reasonable attorneys' fees including allocated cost of internal counsel, court costs and other costs of collection), all of which shall be a part of the Obligation and shall bear interest at the Default Rate from the date due until the date repaid.

     11.11 Indemnification. Borrower and each Guarantor (by execution of a Guaranty) agree to indemnify and hold harmless each Agent, Arranger, and each Lender and each of their respective affiliates and their respective officers, directors, employees, agents, attorneys, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities (including, without limitation, any Environmental Liabilities), costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Borrowings (including any of the foregoing arising from the negligence of the Indemnified Party), except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.11 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the
Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Borrower and each Company agree not to assert any claim against any indemnified party on any theory of liability (including, without limitation, any Environmental Liability), for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Borrowings. Without prejudice to the survival of any other agreement of the Borrower and each Guarantor hereunder, the agreements and obligations of the Borrower and each Guarantor contained in this
Section 11.11 shall survive the payment in full of the Borrowings and all other amounts payable under this Agreement.

SECTION 12     AGREEMENT AMONG LENDERS.

     12.1 Administrative Agent.

          (a) Appointment of Administrative Agent. Each Lender hereby appoints Bank of America, N.A. (and Bank of America, N.A. hereby accepts such appointment) as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Documents; (ii) to arrange the means whereby the funds of Lenders are to be made available to Borrower under the Loan Documents; (iii) to take such action as may be requested by any Lender under the Loan Documents (when such Lender is entitled to make such request under the Loan Documents and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to Lenders under the Loan Documents; (v) to timely distribute, and Administrative Agent agrees to so distribute, to each Lender all material information, requests, documents, and items received from Borrower under the Loan Documents; (vi) to promptly distribute to each Lender its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents; (vii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from Lenders; and (viii) to execute, on behalf of Lenders, such releases or other documents or instruments as are permitted by the Loan
     Documents or as directed by Lenders from time to time; provided, however, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to the Loan Documents or applicable Law.

          (b) Resignation of Administrative Agent. Successor Administrative Agents. Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to Lenders and may be removed as Administrative Agent under the Loan Documents at any time with cause by Required Lenders. Should the initial or any successor Administrative Agent ever cease to be a party hereto or should the initial or any successor Administrative Agent ever resign or be removed as Administrative Agent, then Required Lenders shall elect the successor Administrative Agent from among the Lenders (other than the resigning Administrative Agent). If no successor
     Administrative Agent shall have been so appointed by Required Lenders, within 30 days after the retiring Administrative Agent's giving of notice of resignation or Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a United States commercial bank having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent under the Loan Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights and assumes all the duties and obligations of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations of Administrative Agent under the Loan Documents (provided, however, that when used in connection with LCs issued and outstanding prior to the appointment of the successor Administrative Agent, "Administrative Agent" shall continue to refer solely to the bank that issued the outstanding LC; provided further that any LCs issued or renewed after the appointment of any successor Administrative Agent shall be issued by such successor Administrative Agent), and each Lender shall execute such documents as any Lender may reasonably request to reflect such change in and under the Loan Documents. After any retiring Administrative Agent's resignation or removal as Administrative Agent under the Loan Documents, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

          (c) Administrative Agent as a Lender. Non-Fiduciary. Administrative Agent, in its capacity as a Lender, shall have the same Rights under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Administrative Agent; the term "Lender" shall, unless the context otherwise indicates, include Administrative Agent; and any resignation, or removal of the Administrative Agent hereunder shall not impair or otherwise affect any Rights, duties, or obligations which it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that Administrative Agent is not a fiduciary for Lenders or for Borrower but simply is acting in the capacity described herein to alleviate administrative burdens for both Borrower and Lenders, that Administrative Agent has no duties or responsibilities to Lenders or Borrower except those expressly set forth herein, and that Administrative Agent in its capacity as a Lender has all Rights of any other Lender.

          (d) Other Activities of Administrative Agent. Administrative Agent and its Affiliates may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower (collectively, the "other activities") not the subject of the Loan Documents. Without limiting the Rights of Lenders specifically set forth in the Loan Documents, Administrative Agent and its Affiliates shall not be responsible to account to Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower which are not contemplated or included in the Loan Documents, any present or future offset exercised by Administrative Agent and its Affiliates in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the
     possession  or  control  of  Administrative  Agent  or   its
     Affiliates which may be or become security for the obligations of Borrower arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any such other activities; provided that, if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the obligations of Borrower arising under the Loan Documents, then each Lender shall be entitled to share in such application ratably.

     12.2 Expenses. Upon demand by Administrative Agent, each Lender shall pay its Pro Rata Part of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees, and other costs of collection) incurred by Administrative Agent in connection with any of the Loan Documents if and to the extent Administrative Agent does not receive reimbursement therefor from other sources within 60 days after incurred; provided that, each Lender shall be entitled to receive its Pro Rata Part of any reimbursement for such expenses, or part thereof, which Administrative Agent subsequently receives from such other sources.

     12.3 Proportionate Absorption of Losses. Except as otherwise provided in the Loan Documents, nothing in the Loan
Documents shall be deemed to give any Lender any advantage over any other Lender insofar as the Obligation arising under the Loan Documents is concerned, or to relieve any Lender from absorbing its Pro Rata Part of any losses sustained with respect to the Obligation (except to the extent such losses result from unilateral actions or inactions of any Lender that are not made
in   accordance  with  the  terms  and  provisions  of  the  Loan
Documents).

     12.4 Delegation of Duties; Reliance. Administrative Agent may perform any of its duties or exercise any of its Rights under the Loan Documents by or through its Representatives. Administrative Agent and its Representatives shall (a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order, or other documents or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent, (b) be entitled to deem and treat each Lender as the owner and holder of the Obligation owed to such Lender for all purposes until, subject to Section 13.13, written notice of the assignment or transfer thereof shall have been given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of the Obligation owed to such Lender or portion thereof until such notice is given and received), (c) not be deemed to have notice of the occurrence of a Default unless a responsible officer of Administrative Agent, who handles matters associated with the Loan Documents and transactions thereunder, has received written notice from a Lender or Borrower and stating that such notice is a "Notice of Default," and (d) be entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Administrative Agent and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts.

     12.5 Limitation of Liability.

          (a) General. None of the Agents or any of their respective Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and reasonably believed by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment, except for fraud, gross negligence, or willful misconduct; and none of the Agents or any of their respective Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (provided that, nothing herein shall negate the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

          (b) Non-Discretionary Actions. Indemnification. Unless indemnified to its satisfaction against loss, cost, liability, and expense, neither Administrative Agent nor any other Agent shall be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If Administrative Agent requests instructions from Lenders or Required Lenders, as the case may be, with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Document, Administrative Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. Except where action of Required Lenders or all Lenders is required in the Loan Documents, Administrative Agent may act hereunder in its own discretion without requesting instructions. In no event, however, shall Administrative Agent or any of its respective Representatives be required to take any action which it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender shall have any right of action against Administrative Agent as a result of Administrative Agent's acting or refraining from acting hereunder in accordance with the instructions of Required Lenders (or all Lenders if required in the Loan Documents).

          (c) Independent Credit Decision. Neither Administrative Agent nor any other Agent shall be responsible in any manner to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Administrative Agent or any other Agent in respect of, (i) the creditworthiness of any Company and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority, or perfection of any Lien hereafter granted or purported to be granted under any Loan Document, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of any Company. Each Lender agrees to indemnify Administrative Agent and its respective Representatives and hold them harmless from and against (but limited to such Lender's Pro Rata Part of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by them in any way relating to or arising out of the Loan Documents or any action taken or omitted by them under the Loan Documents (including any of the foregoing arising from the negligence of Administrative Agent or its Representatives), to the extent Administrative Agent and its respective Representatives are not reimbursed for such amounts by any Company (provided that, Administrative Agent, and its respective Representatives shall not have the right to be indemnified hereunder for its or their own fraud, gross negligence, or willful misconduct).

     12.6 Default; Collateral. Upon the occurrence and continuance of a Default, Lenders agree to promptly confer in order that Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until Administrative Agent shall have received instructions from Required Lenders. All rights of action under this Agreement and under the Notes and all rights to the Collateral, if any, hereunder may be enforced by Administrative Agent and any suit or proceeding instituted by Administrative Agent in furtherance of such enforcement shall be brought in its name as Administrative Agent without the necessity of joining as plaintiffs or defendants any other Lender, and the recovery of any judgment shall be for the benefit of Lenders subject to the expenses of Administrative Agent. In actions with respect to any property of Borrower, Administrative Agent is acting for the ratable benefit of each Lender. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower to the Obligation shall be construed as being for the ratable benefit of each Lender.

     12.7 Limitation of Liability. To the extent permitted by Law, (a) neither Administrative Agent nor any other Agent (acting in their respective agent capacities) shall incur any liability to any other Lender, Agent, or Participant except for acts or omissions resulting from its own fraud, gross negligence or willful misconduct, and (b) neither Administrative Agent nor any other Agent, Lender, or Participant shall incur any liability to any other Person for any act or omission of any other Agent, Lender, or Participant.

     12.8 Relationship of Lenders. Nothing herein shall be construed as creating a partnership or joint venture among Agents and Lenders.

     12.9  Benefits of Agreement.  None of the provisions of this
Section 12 shall inure to the benefit of any Company or any other Person other than Lenders; consequently, no Company or any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of any Agent or any Lender to comply with such provisions.

     12.10 Obligations Several. The obligations of Lenders hereunder are several, and each Lender hereunder shall not be responsible for the obligations of the other Lenders hereunder, nor will the failure of one Lender to perform any of its obligations hereunder relieve the other Lenders from the performance of their respective obligations hereunder

     12.11 Financial Hedges. To the extent any Lender or Affiliate of a Lender issues a Financial Hedge in accordance with the requirements of the Loan Documents and accepts the benefits of the Liens in the Collateral arising pursuant to the Collateral Documents, such Lender (for itself and on behalf of its
Affiliate) agrees (i) to appoint Bank of America, N.A., as its nominee and agent, to act for and on behalf of such Lender or Affiliate thereof in connection with the Collateral Documents and
(ii) to be bound by the terms of this Section 12; whereupon all references to "Lender" in this Section 12 and in the Collateral Documents shall include, on any date of determination, any Lender or Affiliate of a Lender that is party to a then-effective Financial Hedge which complies with the requirements of the Loan Document. Additionally, if the Obligation owed to any Lender or Affiliate of a Lender consists solely of Debt arising under a Financial Hedge (such Lender or Affiliate being referred to in this Section 12.11 as an "Issuing Lender"), then such Issuing Lender (by accepting the benefits of any Collateral Documents) acknowledges and agrees that pursuant to the Loan Documents and without notice to or consent of such Issuing Lender: (i) Liens in the Collateral may be released in whole or in part; (ii) all Guaranties may be released; (iii) any Collateral Document may be amended, modified, supplemented, or restated; and (iv) all or any part of the Collateral may be permitted to secure other Debt.

     12.12 Agents. None of the Lenders identified in this Agreement as "Managing Agent" or "Co-Agent" shall have any rights, powers, obligations, liabilities, responsibilities, or duties under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "Managing Agent" or "Co-Agent" shall have or be deemed to have any fiduciary relationship with any Lender.

SECTION 13     MISCELLANEOUS.

     13.1  Headings.   The headings, captions,  and  arrangements
used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

     13.2 Nonbusiness Days. In any case where any payment or action is due under any Loan Document on a day which is not a Business Day, such payment or action may be delayed until the next-succeeding Business Day, but interest and fees shall continue to accrue in respect of any payment to which it is applicable until such payment is in fact made; provided that, if, in the case of any such payment in respect of a Eurodollar Rate Borrowing, the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

     13.3 Notices. Unless specifically otherwise provided, whenever any Loan Document requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given
(a) if by telex, when transmitted to the telex number, if any, for such party, and the appropriate answer back is received,
(b) if by telecopy, when transmitted to the telecopy number for such party with written confirmation of transmission (and all such communications sent by telecopy shall be confirmed promptly thereafter by personal delivery or mailing in accordance with the provisions of this section; provided, that any requirement in this parenthetical shall not affect the date on which such telecopy shall be deemed to have been delivered), (c) if by mail, on the third Business Day after it is enclosed in an envelope, properly addressed to such party, properly stamped, sealed, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered to such party. Until changed by notice pursuant hereto, the address (and telex and telecopy numbers, if any) for Administrative Agent and each
Lender is set forth on Schedule 2.1, and for Borrower and each Company is the address set forth by Borrower's signature on the signature page of this Agreement and for each Guarantor is the address set forth by such Guarantor's signature on the signature page of its Guaranty. A copy of each communication to Administrative Agent shall also be sent to Haynes and Boone, LLP, 901 Main Street, Dallas, Texas 75202, Fax: 214/651-5940, Attn:
Karen S. Nelson. A copy of each communication to Borrower, any Company, or any Guarantor shall also be sent to Holme Roberts & Owen LLP, 1700 Lincoln, Suite 4100, Denver Colorado 80203, Fax 303/866-0200, Attn: W. Dean Salter.

     13.4 Form and Number of Documents. Each agreement, document, instrument, or other writing to be furnished under any provision of this Agreement must be in form and substance and in such number of counterparts as may be reasonably satisfactory to Administrative Agent and its counsel.

     13.5 Exceptions to Covenants. No Company shall take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any Loan Document if such action or omission would result in the breach of any other covenant contained in any of the Loan Documents.

     13.6 Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents shall survive all closings under the Loan Documents and, except as otherwise indicated, shall not be affected by any investigation made by any party. All rights of, and provisions relating to, reimbursement and indemnification of Administrative Agent or any Lender shall survive termination of this Agreement and payment in full of the Obligation.

     13.7 Governing Law. The Loan Documents have been entered into pursuant to Section 5-1401 of the New York General Obligations Law and the substantive laws of the State of New York (except to the extent the laws of another jurisdiction govern the creation, perfection, validity, or enforcement of Liens under the Collateral Documents), and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement and interpretation of this Agreement and all of the other Loan Documents.

     13.8 Invalid Provisions. If any provision in any Loan Document is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Document shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Administrative Agent, Lenders, and each Company party to such Loan Document agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

     13.9 Entirety. The Rights and Obligations of the Companies, Guarantors, Lenders, and Agents Shall Be Determined Solely from Written Agreements, Documents, and Instruments, and Any Prior Oral Agreements Between Such Parties Are Superseded by and Merged into Such Writings. This Agreement (As Amended in Writing from Time to Time) and the Other Written Loan Documents Executed by Any Company, any Guarantor, Any Lender, and/or any Agent, (Together with All Commitment Letters and Fee Letters only as such Commitment Letters and Fee Letters Relate to the Payment of Fees after the Closing Date) Represent the Final Agreement Between the Companies, the Guarantors, Lenders, and Agents, and May Not Be Contradicted by Evidence of Prior, Contemporaneous, or Subsequent Oral Agreements by Such Parties. There Are No Unwritten Oral Agreements Between Such Parties. Except as set forth above, no other terms of the Commitment Letters survive execution of this Agreement.

     13.10      Jurisdiction;  Venue; Service  of  Process;  Jury
Trial. Each Party Hereto, in Each Case for Itself, its Successors and Assigns, Hereby (A) irrevocably Submits to the Nonexclusive Jurisdiction of the State (pursuant to
Section 5-1402 of the New York General Obligations Law) and Federal Courts Located in the Borough of Manhattan in the State of New York, and Agrees and Consents That Service of Process May Be Made upon it in Any Legal Proceeding Arising out of or in Connection with the Loan Documents and the Obligation by Service of Process as Provided by New York Law, (B) irrevocably Waives, to the Fullest Extent Permitted by Law, Any Objection Which it May Now or Hereafter Have to the Laying of Venue of Any Litigation Arising out of or in Connection with the Loan
Documents   and  the  Obligation  Brought  in  Any  Such   Court,
(C) irrevocably Waives Any Claims That Any Litigation Brought in Any Such Court Has Been Brought in an Inconvenient Forum,
(D) agrees to Designate and Maintain an Agent for Service of Process in New York in Connection with Any Such Litigation and to Deliver to Administrative Agent Evidence Thereof, If Requested,
(E) irrevocably Consents to the Service of Process out of Any of the Aforementioned Courts in Any Such Litigation by the Mailing of Copies Thereof by Certified Mail, Return Receipt Requested, Postage Prepaid, at its Address Set Forth Herein, (F) irrevocably Agrees That Any Legal Proceeding Against Any Party Hereto Arising out of or in Connection with the Loan Documents or the Obligation Shall Be Brought in One of the Aforementioned Courts, and
(G) irrevocably Waives, to the Fullest Extent Permitted by Law, its Respective Rights to a Jury Trial of Any Claim or Cause of Action Based upon or Arising out of Any Loan Document or the
Transactions Contemplated Thereby. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Companies, Guarantors, and each other party to this Agreement acknowledge that this waiver is a material inducement to the agreement of each party hereto to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and each will continue to rely on each of such waivers in related future dealings. The Companies, Guarantors, and each other party to this Agreement warrant and represent that they have reviewed these waivers with their legal counsel, and that they knowingly and voluntarily agree to each such waiver following consultation with legal counsel. THE WAIVERS IN THIS
SECTION 13.10 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN DOCUMENT. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

     13.11     Amendments, Consents, Conflicts, and Waivers.

          (a)    Except   as  otherwise  specifically   provided,
     (i) this Agreement may only be amended, modified, or waived by an instrument in writing executed jointly by Borrower and Required Lenders, and, in the case of any matter affecting Administrative Agent (except removal of Administrative Agent as provided in Section 12) by Administrative Agent, and may only be supplemented by documents delivered or to be delivered in accordance with the express terms hereof, and
     (ii) the other Loan Documents may only be the subject of an amendment, modification, or waiver if Borrower and Required Lenders, and, in the case of any matter affecting Administrative Agent (except as set forth above), Administrative Agent, have approved same.

          (b) Any amendment to or consent or waiver under this Agreement or any Loan Document which purports to accomplish any of the following must be by an instrument in writing executed by Borrower and executed (or approved, as the case may be) by each Lender affected thereby, and, in the case of any matter affecting Administrative Agent, by Administrative
     Agent: (i) postpones or delays any date fixed by the Loan Documents for any payment or mandatory prepayment of all or any part of the Obligation payable to such Lender or Administrative Agent; (ii) reduces the interest rate or decreases the amount of any payment of principal, interest, fees, or other sums payable to Administrative Agent or any such Lender hereunder (except such reductions as are contemplated by this Agreement); (iii) changes the definition of "Required Lenders"; (iv) changes the order of application of any payment or prepayment set forth in Sections 3.3 and 3.12 in any manner that materially affects such Lender or Administrative Agent; (v) except as otherwise permitted by any Loan Document, waives compliance with, amends, or releases any material Guaranty; (vi) releases any material Collateral for the Obligation or permits the creation, incurrence, assumption, or existence of any Lien on all or substantially all of the Collateral to secure any obligations, other than Liens securing the Obligation and the PBGC Lien; (vii) extends the Lien Triggering Date; or
     (viii) changes this clause (b) or any other matter specifically requiring the consent of all Lenders hereunder. Without the consent of such Lender, no Lender's "Committed Sum" or "Commitment Percentage" may be increased.

          (c) Any conflict or ambiguity between the terms and provisions herein and terms and provisions in any other Loan
     Document shall be controlled by the terms and provisions herein.

          (d) No course of dealing nor any failure or delay by Administrative Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Administrative Agent or any Lender hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by Administrative Agent and Required Lenders (or by all Lenders, if required hereunder) to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

     13.12 Multiple Counterparts. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Lender execute the same counterpart so long as identical counterparts are executed by Borrower, each Lender, and Administrative Agent. This Agreement shall become effective when counterparts hereof shall have been executed and delivered to Administrative Agent by each Lender, Administrative Agent, and Borrower, or, when Administrative Agent shall have received telecopied, telexed, or other evidence satisfactory to it that such party has executed and is delivering to Administrative Agent a counterpart hereof.

     13.13       Successors   and   Assigns;   Assignments    and
Participations.

          (a) This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) Borrower may not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its Rights, duties or obligations under any Loan Documents without the express written consent of all Lenders, and (ii) except as permitted under this Section, no Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation.

          (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its Rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Borrowings and its Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes)); provided, however, that:

               (i)   each such assignment shall be to an Eligible
          Assignee;

               (ii)  except  in  the  case of  an  assignment  to
          another  Lender,  an  Affiliate  of  a  Lender,  or  an
          Approved Fund of any Lender, or in the case of an assignment of all of a Lender's Rights and obligations under this Agreement and the other Loan Documents, any partial assignment under any Facility shall not be less than the following amounts for the Facility indicated unless Borrower and Administrative Agent consent thereto (at their sole discretion) in writing (which may be evidenced by their acceptance and execution of the related Assignment and Acceptance Agreement):


                 Facility         Minimum Assignment
               -------------    ---------------------------
               Revolver         $5,000,000  (inclusive   of
               Facility         any  concurrent assignments
                                under       the        Term
                                Loan  Facility, the 180-Day
                                Term   Facility,   or   the
                                One-Year  Term Facility  by
                                the  assigning  Lender   to
                                the same assignee)

               Term Loan        $5,000,000  (inclusive   of
               Facility         any  concurrent assignments
                                under      the     Revolver
                                Facility, the 180-Day  Term
                                Facility,  or the  One-Year
                                Term   Facility   by    the
                                assigning  Lender  to   the
                                same assignee)

               180-Day Term     $1,000,000
               Facility

               One-Year Term    $1,000,000
               Facility

          ; provided that, no partial assignment for any Facility
          (including any assignment among Lenders) may result  in
          any   Lender  holding  less  than  $1,000,000  in   any
          Facility.

               (iii) each such assignment by a Lender shall be of a proportionate part of all of the assigning Lender's Rights and obligations under this Agreement and the Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes), except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all of the assigning Lender's Rights and obligations in respect of one Facility; and

               (iv)  the parties to such assignment shall execute
          and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance Agreement substantially in the form of Exhibit F hereto, together with any Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) subject to such assignment and a processing fee of $3,500, including, without limitation, any assignment between Lenders; provided, however, that with respect to an assignment to any other Lender, an Affiliate of the assigning Lender, or an Approved Fund of such assigning Lender, the processing fee shall be $1,500.

     Upon execution, delivery, and acceptance of such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, Rights, and benefits of a Lender under the Loan Documents and the assigning Lender shall, to the extent of such assignment, relinquish its Rights and be released from its obligations under the Loan Documents. Upon the consummation of any assignment pursuant to this Section, but only upon the request of the assignor or assignee made through Administrative Agent, Borrower shall issue appropriate Notes to the assignor and the assignee, reflecting such Assignment and Acceptance. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with
     Section 4.6.

          (c) Administrative Agent shall maintain at its address referred to in Section 13.3 a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment, and principal amount of the Borrowings owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Loan Documents. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon the consummation of any assignment in accordance with this
     Section 13.13, Schedule 2.1 shall automatically be deemed amended (to the extent required) by Administrative Agent to reflect the name, address, and respective Committed Sums under the Facilities of the assignor and assignee.

          (d) Upon its receipt of an Assignment and Acceptance Agreement executed by the parties thereto, together with any Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and
     Acceptance has been completed and is in substantially the form of Exhibit F hereto, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

          (e) Subject to the provisions of this Section and in accordance with applicable Law, any Lender may, in the ordinary course of its business and in accordance with applicable Law, at any time sell to one or more Persons (each a "Participant") participating interests in its portion of the Obligation; provided, however, that neither Borrower nor any Affiliate of Borrower shall be a
     Participant. In the event of any such sale to a Participant, (i) such Lender shall remain a "Lender" under this Agreement and the Participant shall not constitute a "Lender" hereunder, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible for the performance thereof,
     (iv) such Lender shall remain the holder of its share of the Principal Debt for all purposes under this Agreement,
     (v) Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's Rights and obligations under the Loan Documents, and (vi) such Lender shall be solely responsible for any withholding taxes or any filing or reporting requirements relating to such participation and shall hold Borrower and Administrative Agent and their respective successors, permitted assigns, officers, directors, employees, agents, and representatives harmless against the same. Participants shall have no Rights under the Loan Documents, other than certain voting Rights as provided below. Subject to the following, each Lender shall be entitled to obtain (on behalf of its Participants) the benefits of Section 4 with respect to all participations in its part of the Obligation outstanding from time to time so long as Borrower shall not be obligated to pay any amount in excess of the amount that would be due to such Lender under Section 4 calculated as though no participations have been made. No Lender shall sell any participating interest under which the Participant shall have any Rights to approve any amendment, modification, or waiver of any Loan Document, except to the extent such amendment, modification, or waiver extends the due date for payment of any amount in respect of principal (other than mandatory prepayments), interest, or fees due under the Loan Documents, reduces the interest rate or the amount of principal or fees applicable to the Obligation (except such reductions as are contemplated by this Agreement), or releases any material Guaranty or all or any substantial portion of the Collateral for the Obligation under the Loan Documents (except such releases as are contemplated by this Agreement); provided that, in those cases where a Participant is entitled to the benefits of
     Section 4 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Documents respecting the matters previously described in this sentence, such Lender must include a voting mechanism in the relevant participation agreement or agreements, as the case may be, whereby a majority of such Lender's portion of the Obligation (whether held by such Lender or Participant) shall control the vote for all of such Lender's portion of the Obligation. Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation, unless the consent of the transferring Lender (which consent will not be unreasonably withheld) has been obtained.

          (f) Notwithstanding any other provision set forth in this Agreement, any Lender may, without notice to, or the consent of Borrower or Administrative Agent, at any time assign and pledge all or any portion of its Borrowings and its Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank or any Lender which is a fund may pledge all or any portion of its Borrowings and its Notes to its trustee in support of its obligations to its trustee. No such assignment shall release the assigning Lender from its obligations hereunder.

          (g) Any Lender may furnish any information concerning the Companies in the possession of such Lender from time to time to Eligible Assignees and Participants (including prospective Eligible Assignees and Participants).

     13.14 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. The obligations of each Company under the Loan Documents shall remain in full force and effect until termination of the Total Commitment, payment in full of the Principal Debt and of all interest, fees, and other amounts of the Obligation then due and owing, and expiration of all LCs, except that Sections 4, 11, and 13, and any other provisions under the Loan Documents expressly intended to survive by the terms hereof or by the terms of the applicable Loan Documents, shall survive such termination. If at any time any payment of the principal of or interest on any Note or any other amount payable by any Company under any Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of such Company or otherwise, the obligations of each Company under the Loan Documents with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

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